UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.)

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

Origin Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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PROXY STATEMENT AND NOTICE OF

___ ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

500 South Service Road East, Ruston, Louisiana 71270

March 12, 2021

DEAR ORIGIN BANCORP, INC. STOCKHOLDERS,

You are cordially invited to attend the Annual Meeting of Stockholders of Origin Bancorp, Inc., a Louisiana corporation (the “Company”) to be held virtually on April 28, 2021. The Annual Meeting will begin promptly at 12:00 p.m., Central Time.

On or about March 12, 2021, we mailed a Notice of Internet Availability of Proxy Materials to all stockholders of record at the close of business on March 9, 2021, containing instructions on how to access our Proxy Statement and how to vote your shares, as well as instructions on how to request a paper copy of our proxy materials. You are urged to vote by proxy via the Internet, telephone or by mail pursuant to the instructions in the Proxy Statement.

On February 24, 2021, F. Ronnie Myrick and George Snellings, IV informed the Board of Directors of the Company that they have decided not to stand for re-election as directors at our 2021 annual meeting of stockholders. Mr. Myrick and Mr. Snellings have been directors since 2008 and 2012, respectively. The Chairman and the entire Board earnestly thank each of Messrs. Myrick and Snellings for their long and dedicated service to the Company. Two new nominees, A. La’Verne Edney and Meryl Farr, have been nominated to fill the vacancies created by the retirements of Messrs. Myrick and Snellings. We are excited about the experience and skill sets these outstanding candidates will bring to our Board going forward.

We have adopted rules promulgated by the Securities and Exchange Commission (“SEC”) that allow companies to furnish proxy materials to their stockholders over the Internet. The Proxy Statement contains information about the official business of the Annual Meeting. Whether or not you expect to attend, please vote your shares now. Of course, if you decide to virtually attend the Annual Meeting, you will have the opportunity to revoke your proxy and vote your shares electronically at the Annual Meeting.

We appreciate your continued support of the Company.

iii

Notice of Annual Meeting of Stockholders	Date: April 28, 2021	Time: 12:00 p.m., Central Time	Format: Virtual Record Date: Close of business on March 9, 2021

VOTING ITEMS

1.	Elect ten incumbent directors and two new director nominees, for a total of 12 directors, to serve until the next annual meeting of stockholders and to serve until their successors are elected and qualified;

2.	Approve, on a non-binding advisory basis, the compensation of our named executive officers (“NEOs”) for 2020 (the “Say-on-Pay Proposal”);

3.	Approve the Origin Bancorp, Inc. 2021 Employee Stock Purchase Plan (“ESPP”);

4.	Ratify the appointment of BKD, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and

5.	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.

Due to the unprecedented public health impact of the coronavirus pandemic (“COVID-19”) and to mitigate risks to the health and safety of our communities, stockholders, employees and other stakeholders, we will hold our Annual Meeting of Stockholders in a virtual only format, which will be conducted via live webcast. Stockholders will have an equal opportunity to participate at the annual meeting online regardless of their geographic location.

In order to attend the virtual meeting, you must register in advance at register.proxypush.com/obnk prior to the meeting. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you access to the meeting on Wednesday, April 28, 2021, at 12:00 p.m., Central Time. You will have the ability to submit questions. Please be sure to follow the instructions found on your Proxy Card and/or Voting Authorization Form and subsequent instructions that will be delivered to you via email.

Our Board has fixed the close of business on March 9, 2021, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder at our principal office during ordinary business hours beginning two business days after the Notice of Internet Availability of Proxy Materials is mailed through the completion of the Annual Meeting, including any adjournment or postponement thereof. The mailing address for our principal office is 500 South Service Road East, Ruston, Louisiana 71270.

iv

Important Notice Regarding the Availability of Proxy Materials for the 2021 Annual Meeting of Stockholders to be held virtually on April 28, 2021. This proxy statement and our annual report to stockholders are available at www.obnkannualmeeting.com.

By Order of the Board of Directors

Drake Mills
Chairman of the Board, President and Chief Executive Officer

Ruston, Louisiana
March 12, 2021

v

TABLE OF CONTENTS

iv	NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

1	PROXY STATEMENT

2	ABOUT THE ANNUAL MEETING

10	PROPOSAL 1: ELECTION OF DIRECTORS

	10	Director Nominees
	12	Director Nominee Qualifications and Experience

18	CORPORATE GOVERNANCE

	18	Board Leadership Structure
	19	Director Independence
	20	Director Education and Self-Assessment
	20	Board Meetings and Committees
	31	Stockholder Nominees and Proposals for 2022 Annual Meeting
	32	Certain Relationships and Related Transactions
	34	Director Compensation

37	COMPENSATION DISCUSSION AND ANALYSIS

	37	Overview
	37	Financial and Strategic Highlights
	38	Executive Compensation Philosophy
	39	Role of the Compensation Committee
	39	Role of the Compensation Consultant
	39	Role of Management
	40	Role of Stockholders
	40	Risk Assessment
	40	Competitive Benchmarking and Compensation Peer Group
	41	2020 Named Executive Officers
	43	Discussion of Executive Compensation Components

	48	Other Compensation Policies and Information
	49	Clawbacks for Any Restatement; Executive Compensation Recovery Policy
	49	Trading Restrictions regarding Hedging or Pledging of Common Stock
	49	Report of Compensation Committee
	50	Executive Compensation Tables
	51	Outstanding Equity Awards at Fiscal Year-End
	53	Option Exercises and Stock Vested
	53	2012 Stock Incentive Plan
	53	Non-Qualified Stock Option Agreements
	54	Supplemental Executive Retirement Plan and Executive Supplemental Income Agreement
	56	Life Insurance Plans
	58	Employment Arrangements, Change-in-Control Agreements, and Potential Payments Upon Termination or Change-In-Control
	65	Chief Executive Officer Pay Ratio

66	PROPOSAL 2: ADVISORY VOTE ON THE SAY-ON-PAY PROPOSAL

68	PROPOSAL 3: APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN

74	PROPOSAL 4: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

75	OTHER INFORMATION

	75	Stock Ownership of Principal Stockholders, Directors and Management

77	ANNUAL REPORT ON FORM 10-K

78	HOUSEHOLDING OF PROXY MATERIALS

PROXY STATEMENT

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the Annual Meeting, please read this proxy statement, the voting instructions in the Notice of Internet Availability of Proxy Materials and vote. You may vote by proxy over the Internet, via telephone or, if you requested a paper proxy card in the mail, by completing, signing, dating and mailing the completed proxy card to us. You may also vote electronically at the annual meeting. The instructions in the Notice of Internet Availability of Proxy Materials or your proxy card describe how to use these convenient services. You may revoke your proxy in the manner described in this proxy statement at any time before it is exercised. See “Voting Information and Questions You May Have—May I Change My Vote After I Have Submitted a Proxy?” for more information on how to vote your shares or revoke your proxy.

PROXY STATEMENT FOR

2021 Annual Meeting of Stockholders

to be held virtually on April 28, 2021

Unless the context otherwise requires, references in this proxy statement to “we,” “us,” “our,” “our company,” “the Company” or “Origin” refer to Origin Bancorp, Inc., a Louisiana corporation, and its consolidated subsidiaries. All references to “Origin Bank” or “the Bank” refer to Origin Bank, our wholly owned bank subsidiary. In addition, unless the context otherwise requires, references to “stockholders” are to the holders of our common stock, par value $5.00 per share.

This proxy statement is being furnished in connection with the solicitation of proxies by our Board for use at the Annual Meeting of the Company to be held virtually on Wednesday, April 28, 2021, at 12:00 p.m., Central Time, and any adjournments or postponements thereof for the purposes set forth in this proxy statement and the related notice of the Annual Meeting. The mailing address of the Company’s principal executive office is 500 South Service Road East, Ruston, Louisiana 71270.

Important Notice Regarding the Availability of Proxy Materials for the 2021 Annual Meeting of Stockholders to be Held on April 28, 2021

Pursuant to rules promulgated by the SEC we have elected to provide access to our proxy materials, including this proxy statement and our annual report to stockholders for the fiscal year ended December 31, 2020, over the Internet. Accordingly, we are providing our stockholders with a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of our proxy materials. The Notice contains instructions on how to access our proxy materials and how to vote your shares, as well as instructions on how to request a paper or e-mail copy of our proxy materials. We believe this electronic distribution process expedites stockholders’ receipt of proxy materials and reduces the environmental impact and cost of printing and distributing our proxy materials. We mailed the Notice on or about March 12, 2021, to all stockholders of record entitled to vote at the Annual Meeting at the close of business on March 9, 2021. You should read our entire proxy statement carefully before voting.

2021 Proxy Statement	1

ABOUT THE ANNUAL MEETING

ABOUT THE ANNUAL MEETING

VOTING INFORMATION AND QUESTIONS YOU MAY HAVE

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully.

What is the Purpose of the Annual Meeting?

Matters to be Considered and Vote Recommendation

We are asking stockholders to vote on the following matters at the Annual Meeting:

Matters for Stockholder Consideration	Our Board’s Recommendation

Proposal 1: Election of Directors (page 10)

To elect ten incumbent directors and two new director nominees, for a total of 12 directors to serve until the next annual meeting of stockholders and to serve until their successors are elected and qualified. Our Board believes that the 12 director nominees possess the necessary qualifications to provide effective oversight of the Company’s business and quality counsel to our management.

FOR each Director Nominee

Proposal 2: Advisory Vote on the Say-on-Pay Proposal (page 66)

We are seeking a non-binding advisory vote from our stockholders to approve the compensation paid to our NEOs in 2020, as described in the Compensation Discussion and Analysis section and the executive compensation tables that follow, beginning on page 50 of this proxy statement. Our Board values our stockholders’ opinions and the Compensation Committee will take into account the outcome of the advisory vote when considering future executive compensation decisions.

FOR

Proposal 3: Approval of Employee Stock Purchase Plan (page 68)

We are seeking approval from our stockholders of the Employee Stock Purchase Plan (“ESPP”), a copy of which is attached as Appendix [A] to this proxy statement. A summary of the terms of the Employee Stock Purchase Plan is included beginning on page 56 of this proxy statement.

FOR

Proposal 4: Ratification of Independent Registered Public Accounting Firm (page 74)

The Audit Committee and the Board believe that the continued retention of BKD, LLP to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021, is in the best interests of the Company and its stockholders. As a matter of good corporate governance, our stockholders are being asked to ratify the selection of BKD, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

FOR

Stockholders will also transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

2	2021 Proxy Statement

ABOUT THE ANNUAL MEETING

When and Where Will the Annual Meeting Be Held?

The Annual Meeting is scheduled to take place virtually at 12:00 p.m., Central Time, on Wednesday, April 28, 2021.

How Can I Attend the Annual Meeting?

The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company (i.e., a stockholder of record) as of the close of business on the Record Date, March 9, 2021, or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held.

To register for the virtual meeting, please follow the instructions below:

•	Visit register.proxypush.com/obnk on your smartphone, tablet or computer. You will need the latest version of Chrome, Safari, Internet Explorer, Edge or Firefox to access the website. Please ensure your browser is compatible.

•	As a stockholder, you will then be required to enter your control number which is located in the upper right hand corner of the proxy card or notice.

After registering, you will receive a confirmation email. Approximately, one hour prior to the start of the meeting an email will be sent to the email address you provided during registration with a unique link to the virtual meeting.

You may vote or submit questions during the Annual Meeting by following the instructions available on the meeting website during the meeting. Additionally, you may call the number listed in your confirmation email for further assistance. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described below under, “How do I Vote?”.

Who Are the Nominees for Directors?

Please see Director Nominees section under Proposal 1: Election of Directors in this document for further information.

Who is Entitled to Vote?

Holders of record of our common stock as of the close of business on March 9, 2021 (the “Record Date”), may vote at the Annual Meeting. As of the Record Date, we had 23,488,884 shares of common stock outstanding. In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of common stock held on the Record Date. We do not have cumulative voting rights for the election of directors.

2021 Proxy Statement	3

ABOUT THE ANNUAL MEETING

What Constitutes a Quorum for the Annual Meeting?

The holders of at least a majority of the outstanding shares of common stock entitled to vote on the Record Date must be represented at the Annual Meeting, virtually or by proxy, in order to constitute a quorum for the transaction of business.

What is the Difference Between a Stockholder of Record and a “Street Name” Holder?

If your shares are registered directly in your name with EQ Shareowner Services, the Company’s stock transfer agent, you are considered the stockholder of record with respect to those shares. The Notice and, if requested, any printed copies of the proxy materials, including any proxy cards or voting instructions, are being sent directly to you by EQ Shareowner Services at the Company’s request.

If your shares are held in a brokerage account or by a bank, broker or other nominee, the nominee is considered the stockholder of record of those shares. You are considered the beneficial owner of these shares, and your shares are held in “street name.” The Notice and, if applicable, any printed copies of the proxy materials, including any proxy cards or voting instructions, are being forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee on how to vote your shares.

How do I Vote?

You may vote your shares of common stock either electronically at the Annual Meeting or by proxy. The process for voting your shares depends on how your shares are held, as described below.

Shares Registered in Your Name

In order to vote electronically at the Annual Meeting, stockholders of record must first register for the annual meeting as indicated above under “How Can I Attend the Annual Meeting?” and as shown in the instructions on how to register for the virtual meeting on your proxy card. Stockholders of record then can attend and participate in the Annual Meeting online, vote shares electronically and submit questions prior to and during the meeting on Wednesday, April 28, 2021, at 12:00 p.m., Central Time. If you are a stockholder of record and want to vote your shares by proxy, you have three ways to vote:

•	Via the Internet: You may vote your proxy over the Internet by visiting the website www.proxypush.com/obnk. Have the Notice or, if applicable, the proxy card that may have been provided to you in hand when you access the website and follow the instructions for Internet voting on that website.

•	Via Telephone: To vote over the telephone, dial toll-free 1-866-883-3382 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the Notice.

•	Via Mail: If you request a paper copy of the proxy materials by mail, you may vote by indicating on the proxy card(s) applicable to your common stock how you want to vote and signing, dating and mailing your proxy card(s) in the enclosed pre-addressed postage-paid envelope as soon as possible to ensure that it will be received in advance of the Annual Meeting.

4	2021 Proxy Statement

ABOUT THE ANNUAL MEETING

Please refer to the specific instructions set forth in your Notice or proxy card for additional information on how to vote. Voting your shares by proxy will enable your shares of common stock to be represented and voted at the Annual Meeting if you do not attend the Annual Meeting and vote your shares electronically using the online portal.

You will also be able to vote electronically during the Annual Meeting. If voting via mail, the Company must receive your proxy via mail no later than April 27, 2021, to be counted at the Annual Meeting. If voting shares of common stock held in our Employee Retirement Plan, you must vote via Internet or telephone by no later than 11:59 p.m., Central Time, on April 25, 2021. If voting shares of common stock held in our Employee Retirement Plan via mail, the Company must receive your proxy via mail no later than April 25, 2021, to be counted at the Annual Meeting.

Shares Registered in the Name of a Broker or Bank

If your shares of common stock are held in “street name,” your ability to vote depends on your bank, broker or other nominee’s voting process. Your bank, broker or other nominee should provide you with voting instructions and materials to vote your shares. By following those voting instructions, you may direct your nominee on how to vote your shares. Without instructions from you, a bank, broker or nominee will be permitted to exercise its own voting discretion with respect to the ratification of the appointment of BKD, LLP (Proposal 4), but will not be permitted to exercise voting discretion with respect to any of the other proposals.

To vote the shares that you hold in “street name” electronically at the Annual Meeting, since your bank, broker or other nominee is the stockholder of record, you must first obtain a legal proxy from your broker, bank or other nominee (i) confirming that you were the beneficial owner of those shares as of the close of business on the Record Date, (ii) stating the number of shares of which you were the beneficial owner that were held for your benefit on the Record Date by that broker, bank or other nominee and (iii) appointing you as the stockholder of record’s proxy to vote the shares covered by that proxy at the Annual Meeting. The proxy must be submitted to EQSSProxyTabulation@equinit.com, via email, either in advance of the meeting or during the meeting. If you fail to email a nominee-issued proxy to EQSSProxyTabulation@equinit.com, you will not be able to vote your nominee-held shares electronically at the Annual Meeting.

What is a Broker Non-Vote?

A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because such nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner.

Your broker has discretionary authority to vote your shares with respect to the ratification of the appointment of BKD, LLP as our independent registered public accounting firm (Proposal 4). In the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to any other proposal.

2021 Proxy Statement	5

ABOUT THE ANNUAL MEETING

May I Change My Vote After I Have Submitted a Proxy?

Yes. Regardless of the method used to cast a vote, if you are a stockholder of record, you may change your vote or revoke your proxy by:

•	Casting a new vote over the Internet by visiting the website www.proxypush.com/obnk and following the instructions online or in your Notice or the proxy card that may have been provided to you before the Internet voting deadline;

•	Casting a new vote by telephone by calling 1-866-883-3382 using a touch-tone phone and following the recorded instructions before the telephone voting deadline;

•	Completing, signing and returning a new proxy card with a later date than your original proxy card, if applicable, no later than the deadline, and any earlier proxy will be revoked automatically; or

•	Attending the Annual Meeting online and voting electronically, which would revoke any earlier proxy. However, attending the Annual Meeting online will not automatically revoke your proxy unless you vote again electronically at the Annual Meeting using the online portal.

You will also be able to vote electronically during the Annual Meeting. If voting via mail, the Company must receive your proxy via mail no later than April 27, 2021, to be counted at the Annual Meeting. If voting shares of common stock held in our Employee Retirement Plan, you must vote via Internet or telephone by no later than 11:59 p.m., Central Time, on April 25, 2021. If voting shares of common stock held in our Employee Retirement Plan via mail, the Company must receive your proxy via mail no later than April 25, 2021, to be counted at the Annual Meeting.

If your shares are held in “street name” and you desire to change any voting instructions you have previously given to the stockholder of record of the shares of which you are the beneficial owner, you should contact the broker, bank or other nominee holding your shares in “street name” in order to direct a change in the manner your shares will be voted.

How Will My Shares Be Voted if I Return a Signed and Dated Proxy Card, but Do Not Specify How My Shares Will Be Voted?

If you are a stockholder of record who returns a completed proxy card that does not specify how you want to vote your shares on one or more proposals, the proxies will vote your shares for each proposal as to which you provide no voting instructions, and such shares will be voted in the following manner:

Proposal 1	FOR the election of all of the nominees for director;
Proposal 2	FOR, on an advisory basis, the Say-on-Pay Proposal;
Proposal 3	FOR approval of the ESPP;
Proposal 4	FOR the ratification of the appointment of BKD, LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2020;

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ABOUT THE ANNUAL MEETING

If you are a “street name” holder and do not provide voting instructions on one or more proposals, your bank, broker or other nominee will be unable to vote those shares on any of the proposals except to vote on the ratification of the appointment of BKD, LLP (Proposal 4).

What Are My Choices When Voting?

With respect to all proposals you may vote “For” or “Against” or you may “Abstain” from voting.

What Percentage of the Vote is Required to Approve Each Proposal?

The affirmative vote of a majority of the votes cast by the holders of shares entitled to vote at the Annual Meeting is required for (i) the election of the director nominees (Proposal 1), (ii) the approval, on a non-binding basis, of our Say-on-Pay Proposal (Proposal 2), (iii) the approval of the ESPP (Proposal 3), and (iv) the ratification of BKD, LLP’s appointment as the Company’s independent registered public accounting firm (Proposal 4). A majority of the votes cast shall mean that the number of shares that voted “For” the election of a director or a proposal, as applicable, exceeds the number of shares voted “Against” that director or proposal, as applicable, and abstentions and broker non-votes shall not be counted as votes cast either “For” or “Against” the election of any director or any proposal.

How Are Broker Non-Votes and Abstentions Treated?

Broker non-votes and abstentions are counted for purposes of determining the presence or absence of a quorum. A broker non-vote or an abstention with respect to (i) the election of the director nominees (Proposal 1), (ii) the approval, on a non-binding basis, of our Say-on-Pay Proposal (Proposal 2), (iii) the approval of the ESPP (Proposal 3), and (iv) the ratification of BKD, LLP’s appointment as the Company’s independent registered public accounting firm (Proposal 4), will not be counted as a vote cast either “For” or “Against” such proposals.

Are There Any Other Matters to Be Acted Upon at the Annual Meeting?

Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Notice, and management has no information that others will do so. The proxy also confers on the proxies the discretionary authority to vote with respect to any matter properly presented at the Annual Meeting. If other matters requiring a vote of our stockholders properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

Where Can I Find Voting Results?

We will publish the voting results in a current report on Form 8-K, which will be filed with the SEC within four business days following the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

2021 Proxy Statement	7

ABOUT THE ANNUAL MEETING

What Are the Solicitation Expenses and Who Pays the Cost of this Proxy Solicitation?

Our Board is asking for your proxy, and we will pay all of the costs of soliciting proxies from our stockholders. In addition to the solicitation of proxies via mail, our officers, directors and employees may solicit proxies personally or through other means of communication, such as electronic mail, without being paid additional compensation for such services. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding the proxy materials to beneficial owners of the Company’s common stock.

How Can I Communicate with the Board?

Our Board welcomes suggestions and comments from stockholders and has adopted a formal process by which stockholders may communicate with our Board or any of its directors. Stockholders who wish to communicate with our Board may do so by sending written communications addressed to Origin Bancorp, Inc., 500 South Service Road East, Ruston, Louisiana 71270, Attn: Corporate Secretary, or via e-mail at corpsecretary@origin.bank. Stockholder communications will be sent directly to the specific director or directors of the Company indicated in the communication or to all members of our Board if not specified. All communications (other than commercial communications soliciting the sale of goods or services to, or employment with, the Company or directors of the Company) will be directed to the appropriate committee, the Chairman of the Board, the Lead Independent Director, or to any individual director specified in the communication, as applicable. In addition, all stockholders are encouraged to attend the Annual Meeting where senior management and representatives from our independent registered public accounting firm, as well as members of our Board, will be available to answer questions.

Why did I Receive a One-Page Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of Printed Proxy Materials?

In accordance with rules promulgated by the SEC, instead of mailing a printed copy of our proxy materials to all of our stockholders, we have elected to provide access to such materials to our stockholders over the Internet. Accordingly, on or about March 12, 2021, we mailed a Notice of Internet Availability of Proxy Materials to all stockholders of record on the Record Date entitled to vote at the Annual Meeting. Stockholders will have the ability to access our proxy materials on the website referred to in the Notice. The Notice also contains instructions on how to vote your shares, as well as instructions on how to request a paper or e-mail copy of our proxy materials. We encourage you to take advantage of the availability of the proxy materials over the Internet to help reduce the environmental impact and cost of printing and distributing our proxy materials.

How Can I Get Electronic Access to the Proxy Materials?

The Notice provides you with instructions regarding how to:

•	View our proxy materials for the Annual Meeting over the Internet;

•	Vote your shares after you have viewed our proxy materials (including any control/identification numbers that you need to access your form of proxy);

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ABOUT THE ANNUAL MEETING

•	Obtain directions to attend the Annual Meeting and vote electronically online;

•	Request a printed copy or e-mail copy with links to the proxy materials, including the date by which the request should be made to facilitate timely delivery; and

•	Instruct us to send our future proxy materials to you by mail or electronically by e-mail.

Will I Receive any Other Proxy Materials by Mail (Besides the Notice)?

If you request paper copies of our proxy materials by following the instructions in the Notice, we will send you our proxy materials, including a proxy card, in the mail.

What Should I Do if I Receive More Than One Set of Voting Materials?

You may receive more than one set of voting materials, including multiple copies of the Notice or other proxy materials, including multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive separate voting instructions for each brokerage account in which you hold shares. Similarly, if you are a stockholder of record and hold shares in a brokerage account, you may receive a proxy card for shares held in your name and voting instructions for shares held in “street name.” To ensure that all of your shares are voted, we encourage you to respond to each set of voting materials that you receive.

2021 Proxy Statement	9

PROPOSAL 1. ELECTION OF DIRECTORS

PROPOSAL 1: ELECTION OF DIRECTORS

Proposal Snapshot

What am I voting on?

Stockholders are being asked to elect 12 director nominees for a term as outlined below. This section includes information about the Board and each director nominee.

Voting recommendation:

FOR the election of each director nominee. We believe the combination of the various qualifications, skills and experiences of the director nominees will contribute to an effective and well-functioning Board. The director nominees possess the necessary qualifications to provide effective oversight of our business and quality advice and counsel to our management.

Director Nominees

Based on the recommendation of the Nominating and Corporate Governance Committee, our Board, which currently consists of 12 directors, has nominated each of the 12 director nominees to serve a one-year term.

We seek directors with strong reputations and experience in areas relevant to the strategy, growth and operations of our businesses. Each of the nominees for director has experience that meets this objective. In their current and prior positions, each of the directors has gained experience in core management skills, such as strategic and financial planning, corporate governance, risk management, and leadership development. We also believe that each of the nominees has other key attributes that are important to an effective Board, including: integrity and high ethical standards; sound judgment; analytical skills; the ability to engage management and each other in a constructive and collaborative fashion; diversity of background, experience, and thought; and the commitment to devote significant time and energy to service on our Board and committees.

F. Ronnie Myrick and George Snellings, IV have decided not to stand for re-election as directors at our 2021 annual meeting of stockholders. Myrick and Snellings have been directors since 2008 and 2012, respectively. The Chairman and the entire Board earnestly thank each of Messrs. Myrick and Snellings for their long and dedicated service to the Company. Two new nominees, A. La’Verne Edney and Meryl Farr, have been nominated to fill the vacancies created by the retirements of Messrs. Myrick and Snellings. Mses. Edney and Farr were recommended to the Nominating and Corporate Governance Committee as director nominees by the Company’s Chief Executive Officer, Drake Mills.

The following table presents certain information with respect to the Board’s nominees for director. All of the directors are elected on an annual basis. Additionally, all director nominees of the Company are also directors of the Bank, or, in the case of new director nominees, will be directors of the Bank, the Company’s principal subsidiary, if elected to the Company’s board.

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Director Nominees	Age(1)	Director Since	Primary Occupation	Committee Memberships(2)
James D’Agostino, Jr. * (LD)	74	2013	Managing Director of Encore Interests LLC; Chairman of the Board of Houston Trust Company	A, F (Chair), N, R
James Davison, Jr.	54	1999	Director for Genesis Energy, L.P.	F, R (Chair)
A. La’Verne Edney *	54	New Director	Litigation Partner at Butler Snow	N, R(3)
		Nominee	LLP
Meryl Farr *	32	New Director	President and Owner of	A, F(3)
		Nominee	Kennedy Rice Mill, LLC (“KRM”);
			Managing Co-Owner and CEO of
			Neighbors, LLC
Richard Gallot, Jr. *	54	2019	President of Grambling State	C, N
			University;
			Director for Cleco Corporation
Stacey Goff *	55	2020	Executive Vice President	C, N
			& General Counsel for
			Lumen Technologies, Inc.
Michael Jones *	65	1991	Sole Practitioner Licensed	A, C, N (Chair)
			Certified Public Accountant &
			Certified Fraud Examiner
Gary Luffey *	66	2017	Partner at the Green Clinic	C, R
Farrell Malone * (FE)	68	2013	Licensed Certified Public	A (Chair), F, N, R
			Accountant & retired partner of
			KPMG, LLP
Drake Mills	60	2012	Chairman, President and Chief
			Executive Officer for Origin
			Bancorp
Elizabeth Solender *	69	2016	President of Solender/Hall, Inc.;	C (Chair), N
			Expert on nonprofit commercial
			real estate issues
Steven Taylor *	67	2016	President of Car Town of	C, F
			Monroe, Inc.;
			President and Operating
			Manager of West Monroe Land
			Development Co., Inc.;
			Partner in Ride Time Auto
			Credit, LLC;
			Partner in Twin City
			Investments, LLC;
(1)	Ages as of March 5, 2021
(2)	A = Audit; C = Compensation; N = Nominating/Corporate Governance; R = Risk; F = Finance.
(3)	Proposed committee memberships
* =	Independent Director; LD = Lead Independent Director; FE = Audit Committee Financial Expert.

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PROPOSAL 1. ELECTION OF DIRECTORS

None of the director nominees were selected pursuant to any arrangement or understanding with any person. There are no family relationships among directors or executive officers of the Company. Each of the director nominees currently serving on the Board was elected by our stockholders at a previous annual meeting of stockholders.

Each nominee has agreed to serve if elected, and we have no reason to believe that any of the director nominees will be unable or unwilling to serve if elected. However, if any nominee should become unable or unwilling to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors.

Director Nominee Qualifications and Experience

Included in each director nominee’s biography below is an assessment of the specific qualifications, attributes, skills and experience of the nominee based on the qualifications described above.

New Director Nominee Qualifications and Experience
A. La’Verne Edney Independent Litigation Partner at Butler Snow, LLP

Ms. Edney has been a litigation partner at the law firm Butler Snow LLP since 2018, where she practices within the Pharmaceutical, Medical Device and Healthcare Litigation Group. Ms. Edney is a Fellow of both the American College of Trial Lawyers and the International Academy of Trial Lawyers. She is also a Fellow of the American Board of Trial Advocates and has served on the faculty of that organization’s Masters in Trial program, where she has taught in Iowa, South Carolina, Kentucky, and Reno, Nevada. She has also been on the faculty of trial academies for the American Bar Association and American Board of Trial Advocates. She has been named by Chambers as one of the Best Lawyers in America in the area of Mass Torts/Class Actions in each year since 2016 and was chosen as Lawyer of the Year by Mississippi College School of Law in April 2018. Ms. Edney serves on numerous boards and committees including the Board of Trustees of Mississippi College; Mississippi Bar Foundation board; the Magnolia Speech School board; and the Greater Jackson Chamber board. Additionally, she served as the President of the Mississippi Bar Foundation from 2019-2020.

Ms. Edney holds a B.S. from Alcorn State University and a J.D. from Mississippi College School of Law. Ms. Edney’s litigation experience and immersion in the medical industry should prove to be invaluable for our Board.

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PROPOSAL 1. ELECTION OF DIRECTORS

Meryl Farr Independent President and Owner of KRM Managing Co-Owner and CEO of Neighbors, LLC

Ms. Farr is the President and Owner of Kennedy Rice Mill, LLC (“KRM”) in Mer Rouge, Louisiana, and the Co-Owner and CEO of Neighbors, LLC in West Monroe, Louisiana. KRM is a state-of-the art facility and is one of the few new rice mills built in the United States in the last quarter-century. Envisioning the need to bring sustainably grown and organic products into the retail rice market, Ms. Farr successfully engineered and implemented the packaging of organic and sustainably grown products for KRM’s KenChaux & 4Sisters brands.

Neighbors, LLC (“Neighbors”) is a leading manufacturer/producer of specialized cookie dough for fundraising, private label, and co-manufacturing partners. Nominated by the City of West Monroe’s Mayor, Neighbors was recently presented with Louisiana Economic Development’s “Lantern Award”, recognizing manufacturers in Northeast Louisiana. Neighbors makes significant contributions to the Ouachita Parish economy through capital improvements, expansion, job creation, and community involvement, recently receiving the “Thomas H. Scott” Large Business of the Year Award.

Ms. Farr serves on The Monroe Chamber of Commerce and, since 2019, has served on the USA Rice Board of Directors and the USA Rice Executive Committee. Ms. Farr attended the University of Georgia where she completed a degree in International Affairs with a minor in Spanish. Ms. Farr has been an Advisory Board Member for Origin Bank since 2012. Ms. Farr’s innovative and entrepreneurial business approach, ownership, and leadership, as well as her community involvement is expected to be a positive addition to our Board.

Current Director Nominee Qualifications and Experience

James D’Agostino, Jr.

Independent

Managing Director of Encore Interests LLC

Chairman of the board of directors of Houston Trust Company

Director Since 2013

Board Committees:

•   Audit Committee

•   Finance Committee (Chair)

•   Nominating and Corporate Governance

•   Risk Committee

Mr. D’Agostino, Jr. has served as a director of our Company and Origin Bank since 2013. He is the Lead Independent Director of the Company and Origin Bank. He has over 50 years of experience in numerous capacities in the banking and financial services industries. Mr. D’Agostino, Jr. founded Encore Bancshares, Inc. in 2000 and served as its Chairman of the Board and CEO from 2000 until the organization was sold in 2012. Currently, Mr. D’Agostino, Jr. is the Managing Director of Encore Interests LLC, which is focused on banking, investments and investment management. In 2013, Mr. D’Agostino, Jr. became chairman of the board of Houston Trust Company, a privately-owned trust company headquartered in Houston, Texas with approximately $7.2 billion of assets under management. Mr. D’Agostino, Jr. served on the board of directors of Basic Energy Services, Inc. between 2004 and 2016. Mr. D’Agostino, Jr. holds a B.S. in Economics from Villanova University and a J.D. from Seton Hall University School of Law, and has completed the Advanced Management Program at Harvard Business School. Mr. D’Agostino, Jr.’s extensive banking experience and his knowledge of the law and the financial services industry enables him to make valuable contributions to our Board.

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PROPOSAL 1. ELECTION OF DIRECTORS

James Davison, Jr. Director for Genesis Energy, L.P. (NYSE: GEL) Director Since 1999 Board Committees: • Finance Committee • Risk Committee (Chair)

Mr. Davison, Jr., has served as a director of the Company since 1999. Since 2007, he has served as a director for Genesis Energy, L.P. (NYSE: GEL), and currently serves on its Governance, Compensation and Business Development Committee. From 1996 until 2007, he served in executive leadership positions of several related entities acquired by, or oversaw substantial assets of which were acquired by, Genesis Energy, L.P. Mr. Davison, Jr.’s management experience in the energy and transportation industries and his work as a director of a publicly traded enterprise enables him to make valuable contributions to our Board.

Richard Gallot, Jr.

Independent

President of Grambling State University

Director for Cleco Corporation

Director Since 2019

Board Committees:

•   Compensation Committee

•   Nominating and Corporate
    Governance

Mr. Gallot, Jr. has served as a director of the Company since May 2019. Since 2016, Mr. Gallot, Jr. has served as President of Grambling State University where he has led the University in its initiative to increase enrollment and alumni engagement. He is also an attorney in Ruston, Louisiana, where he has practiced law since 1990. Prior to his role as President of Grambling State University, Mr. Gallot, Jr. served a term as a member of the Louisiana State Senate between 2012 and 2016. Prior to serving in the Louisiana State Senate, he served three terms in the Louisiana House of Representatives between 2000 and 2012. Since 2016, Mr. Gallot, Jr. has also served on the board of directors of Cleco Corporation, an electric utility company headquartered in Pineville, Louisiana. He holds a B.A. in History from Grambling State University and a J.D. from Southern University Law School. Mr. Gallot, Jr.’s experience in professional and political leadership positions and his legal acumen enables him to be a valuable contributor to our Board.

Stacey Goff

Independent

Executive Vice President & General
Counsel for Lumen Technologies, Inc.
(NYSE: LUMN)

Director Since 2020

Board Committees:

•   Compensation Committee

•   Nominating and Corporate
    Governance

Mr. Goff has served as a director of the Company and of Origin Bank since January 2020. Mr. Goff currently serves as Executive Vice President & General Counsel for Lumen Technologies, Inc. (NYSE: LUMN) (“Lumen”) where he is responsible for Lumen’s legal, corporate strategy, business development, mergers and acquisitions, internal and external communications and public policy functions. He has played a key role in negotiating and closing numerous acquisitions and dispositions that Lumen has completed during the past 20 years.
Mr. Goff also directs the negotiation of Lumen’s complex agreements and large dispute resolutions with third parties and leads Lumen’s legal affairs. Mr. Goff’s experience in public company corporate governance and compensation, in addition to his legal expertise enables him to provide great value to our Board.

Michael Jones

Independent

Certified Public Accountant

Certified Fraud Examiner

Director Since 1991

Board Committees:

•   Audit Committee

•   Compensation Committee

•   Nominating and Corporate
    Governance (Chair)

Mr. Jones has served as a director of the Company since 1991 and Origin Bank since 1990. He is a sole practitioner licensed Certified Public Accountant with an office in Ruston, Louisiana and is a Certified Fraud Examiner. He is a member of the American Institute of Certified Public Accountants, the Society of Louisiana Certified Public Accountants and the Association of Certified Fraud Examiners. Mr. Jones’ ties within the local community, business experience and accounting knowledge qualify him to serve on our Board.

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PROPOSAL 1. ELECTION OF DIRECTORS

Gary Luffey Independent Partner at the Green Clinic Director Since 2017 Board Committees: • Compensation Committee • Risk Committee

Dr. Luffey has served as a director of the Company since 2017 and of Origin Bank since 2002. An eye surgeon for over 35 years, Dr. Luffey is a partner at the Green Clinic and is a member of the Green Clinic’s Financial Committee. Dr. Luffey has been a member of the Ruston-Lincoln Industrial Development Committee and served in a leadership role with the Ruston-Lincoln Chamber of Commerce. Additionally, he is a member of the National Association of Corporate Directors. Over the past 40 years, Dr. Luffey has been involved in the ownership and management of nursing homes, hospitals and medical supply companies. He was also a consultant with Alcon Laboratories, a subsidiary of Novartis, from 1996 to 2016. These experiences afford Dr. Luffey a unique vantage point with respect to our clients that are in healthcare, an increasingly important and growing segment in our markets. Dr. Luffey’s extensive experience with the healthcare industry and his community ties in our Louisiana markets are valuable to our Company and our Board.

Farrell Malone

Independent

Certified Public Accountant

Audit Committee Financial Expert

Director Since 2013

Board Committees:

•   Audit Committee (Chair)

•   Finance Committee

•   Nominating and Corporate
    Governance Committee

•   Risk Committee

Mr. Malone has served as a director of the Company since 2013 and Origin Bank since 2016. Mr. Malone is a licensed Certified Public Accountant and retired partner of KPMG LLP, where he served on its board of directors from 2005 to 2010, including as lead director from 2008 to 2010. Mr. Malone is an “Audit Committee Financial Expert,” as defined under applicable SEC rules. He currently serves as the Chair of our Audit Committee. Mr. Malone brings to our Board extensive accounting, management, strategic planning, risk assessment and financial skills, which are important to the oversight of our financial reporting, enterprise and operational risk management operations.

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PROPOSAL 1. ELECTION OF DIRECTORS

Drake Mills Chairman, President and Chief Executive Officer for Origin Bancorp Director Since 2012

Mr. Mills is our Chairman, President and Chief Executive Officer (“CEO”). Mr. Mills has over 36 years of banking experience and started out as a check file clerk with Origin Bank. Having worked his way up through the organization, Mr. Mills has served in various capacities, including in-house system night operator, branch manager, consumer loan officer, commercial lender and Chief Financial Officer. He became President and Chief Operations Officer in 1996 and was named CEO of Origin Bank in 2003. He has served our Company as President since 1998 and CEO since 2008, and as Chairman of our Board since 2012. Under his leadership as President and CEO, Origin Bank has experienced significant asset growth, primarily through organic growth. Mr. Mills served on the Community Depository Institutions Advisory Council to the Federal Reserve Bank of Dallas from 2011 to 2014. He represented the Federal Reserve Bank of Dallas on the Community Depository Institutions Advisory Council to the Federal Reserve System in Washington, D.C., and was appointed as the Council’s President for a one year term in 2013. He is also a past Chairman of the Louisiana Bankers Association. Mr. Mills graduated from Louisiana Tech University with a B.S. degree in Finance. He also graduated from the Graduate School of Banking of the South in Baton Rouge, Louisiana, and the Graduate School of Banking of the South’s Professional Master of Banking Program in Austin, Texas. Mr. Mills oversees our executive management team as well as the development and execution of our strategic plan. His vision and leadership are instrumental in our growth and success.

Elizabeth Solender

Independent

President of Solender/Hall, Inc.

Expert on nonprofit commercial real
estate issues

Director Since 2016

Board Committees:

•   Compensation Committee (Chair)

•   Nominating and Corporate
    Governance Committee

Ms. Solender has served as a director of the Company since 2016, and of Origin Bank since 2008. She is the President of Solender/ Hall, Inc., a commercial real estate and consulting company that specializes in assisting businesses and nonprofit organizations buy, sell, lease, manage and finance commercial real estate in the Dallas/ Fort Worth area. She is considered a national expert on nonprofit commercial real estate issues. Prior to her career in commercial real estate, she was the human resources manager for the Exploration Division of Sun Company. The Dallas Business Journal has named her one of the top 25 Women in Business in the Dallas/Fort Worth area. Ms. Solender is a past national president of Commercial Real Estate Women Network and past chair of the National Association of Corporate Directors (“NACD”) North Texas Chapter. She has earned the NACD Governance Fellow status, which requires continuing education in corporate governance. Ms. Solender’s real estate acumen, human resources knowledge and nonprofit experience make her a valuable addition to our Board.

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PROPOSAL 1. ELECTION OF DIRECTORS

Steven Taylor

Independent

President of Car Town of Monroe, Inc.

President and Operating Manager of West Monroe Land Development Co., Inc.,

Partner in Ride Time Auto Credit, LLC,

Partner in Twin City Investments, LLC,

Director Since 2016

Board Committees:

•   Compensation Committee

•   Finance Committee

Mr. Taylor has served as a director of the Company since 2016, and Origin Bank since 2007. Mr. Taylor has been President of Car Town of Monroe, Inc. (“Car Town”) since 1987 and oversees its day-to-day operations. Car Town is one of the largest Independent Automotive Dealers in Louisiana and has been previously recognized as the State Quality Dealer of the Year and one of the top 10 in the nation by the National Independent Auto Dealers Association. Mr. Taylor has other business interests and has served as the President and Operating Manager of West Monroe Land Development Co., Inc., a corporation focused on real estate development, since 1983, as a Partner in Ride Time Auto Credit, LLC, an automobile finance company, since 2006, and as a Partner in Twin City Investments, LLC, a real estate investment company, since 2004. Mr. Taylor is also actively involved with the Boys & Girls Club of Northeast Louisiana. He is the past president of the Bayou DeSiard Country Club, serves on the St. Francis Hospital Foundation, and is a board member of the Monroe Downtown Economic Development District. His business experience in various companies and unique viewpoints obtained in his successful enterprises make him a valued member of our Board.

Stockholder Approval

The affirmative vote of a majority of the votes cast by the stockholders entitled to vote at the Annual Meeting is required for the election of the 12 director nominees, provided that if the number of director nominees exceeds the number of directors to be elected at such a meeting, the directors will be elected by a plurality of the votes cast by the holders of shares entitled to vote at such a meeting at which a quorum is present. The 12 director nominees will be elected if the number of shares that vote “For” the election of a director exceeds the number of shares voted “Against” that director, and abstentions and broker non-votes shall not be counted as votes cast either “For” or “Against” the election of any director. Stockholders shall not have cumulative voting in the election of directors.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES LISTED ABOVE FOR ELECTION TO THE BOARD.

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CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

Board Leadership Structure

The Company has a policy that does not mandate the separation of the roles of CEO or President and the Chairman of the Board. Our Board believes it is in the best interest of the Company to instead make a determination regarding the separate roles of CEO, President and Chairman of the Board on a regular basis based on the position and direction of the Company and the membership composition of the Board. Our Board has determined that having our President and CEO, Mr. Mills, serve as Chairman of the Board is in the best interests of our stockholders at this time. This structure makes best use of the CEO’s extensive knowledge of our organization and the banking industry. Our Board views this arrangement as also providing an efficient nexus between our management and the Board, enabling the Board to obtain information pertaining to operational matters expeditiously and enabling our Chairman to bring areas of concern before the Board in a timely manner.

Unless the Company has an independent non-executive Chairman of the Board, the Company’s governance structure provides for a strong Lead Independent Director role. The Lead Independent Director must be independent under the Nasdaq rules and elected by the independent Board members. Our Board has elected James D’Agostino, Jr. to serve as the Lead Independent Director.

Our Board believes that it is able to have a thorough exchange of views, or address any issues independent of the Chairman. Among other things, the Lead Independent Director is required to:

•	Preside at Board meetings when the Chairman of the Board is not present;

•	Establish the agenda for, and preside at, executive sessions of the non-management and independent directors;

•	Receive topic suggestions from other directors to be discussed at upcoming executive sessions and facilitate discussion on key issues outside of meetings;

•	Act as a liaison and facilitate communication between the Chairman of the Board and the independent directors (provided that each director shall also be afforded direct and complete access to the Chairman of the Board at any time as such director deems necessary or appropriate);

•	Facilitate teamwork and communication among the independent directors;

•	Approve information sent to the Board;

•	Approve meeting agendas for the Board, in consultation with the Chairman of the Board;

•	Coordinate the activities of non-management and independent directors, including the authority to call meetings of non-management and independent directors;

•	If requested by any stockholder, ensure that he or she is available for consultation and direct communication;

•	Communicate, as appropriate, with the Company’s regulators;

•	Regularly communicate with the Chairman of the Board on a variety of issues including business strategy and succession planning;

•	Maintain close contact with the Chairs of each standing committee of the Board, and serve as an ex-officio member of each committee where he or she is not a member;

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•	Assist the committee Chairs in the establishment of committee agendas and schedules;

•	Provide input, as needed, into the assessment of the Board committees effectiveness, structure, organization and charters, and the evaluation of the need for changes; and

•	Coordinate the annual evaluation of the Board and committees self-evaluation and the evaluation of the Chairman of the Board and the CEO with the Nominating and Corporate Governance Committee.

Director Independence

Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”). Under Nasdaq listing standards, independent directors must comprise a majority of a listed company’s board of directors. The rules of Nasdaq, as well as those of the SEC, also impose several other requirements with respect to the independence of our directors. In addition, Nasdaq listing standards require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees must be independent.

Our Board has undertaken a review of the independence of each director and director nominee in accordance with the SEC rules and Nasdaq listing standards. Based on this review, our Board has determined that ten of our anticipated 12 directors, or Messrs. D’Agostino, Jr., Gallot, Jr., Goff, Jones, Luffey, Malone, and Taylor and Mses. Edney, Farr and Solender, are independent as that term is defined under the SEC rules and Nasdaq listing standards. In making this determination, our Board considered the relationships that each non-employee director has with us and all other facts and circumstances that the Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and the transactions described under the heading “Certain Relationships and Related Transactions” and below in “—Board Meetings and Committees— Compensation Committee—Compensation Committee Interlocks and Insider Participation.”

Governance Documents

We have a Code of Ethics in place that applies to all of our directors, officers and employees. The Code of Ethics sets forth specific standards of conduct and ethics that we expect all of our directors, officers and employees to follow, including our principal executive officer, principal financial officer and principal accounting officer. Any amendments to the Code of Ethics, or any waivers of requirements thereof, will be disclosed on our website within four days of such amendment or waiver.

We have also adopted Governance Principles that set forth the framework within which our Board, assisted by its committees, directs the affairs of our organization. The Governance Principles address, among other things, the composition and functions of our Board and its committees, director independence, compensation of directors and succession planning. The Corporate Governance Principles, our Code of Ethics, and information about other governance matters of interest to investors, are available through our website at www.origin.bank by clicking on Investor Relations—Governance—Governance Overview.

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CORPORATE GOVERNANCE

Director Education and Self-Assessment

Our Board believes that director education is important to enable it to most effectively perform its role of oversight of the management and affairs of the Company. Accordingly, it is our policy that new non-employee directors receive an orientation from appropriate executives regarding the Company’s business and affairs at the time that the director joins our Board. In addition, within three months of election or appointment to our Board, each new non-employee director is invited to spend a day at corporate headquarters for a personal briefing by executive management on the Company’s strategic plans, its financial statements, and its key policies and practices.

Directors are also provided with continuing education on subjects that would assist them in discharging their duties, including: regular programs on the Company’s financial planning and analysis, compliance and corporate governance developments; business-specific learning opportunities through site visits and board meetings; and briefing sessions on topics that present special risks and opportunities to the Company. Additionally, the Company has a director education program to assist board members in further developing their skills and knowledge to better perform their duties, including presentations made via our board portal. Each director is asked to view the presentation and given an opportunity during Board meetings to ask questions. For example, in 2020, presentations on the economic implications of the COVID-19 pandemic, the Current Expected Credit Loss (“CECL”) model, cybersecurity, Regulation FD training and updates, blockchain technology and artificial intelligence were reviewed and discussed. Additionally, courses covering topics such as institutional fraud, compensation best practices, incentive plans, diversity and inclusion, economic and commercial real estate trends and corporate governance were completed by individual directors. Training was conducted by qualified employees regarding the Bank Secrecy Act, anti-money laundering laws, Office of Foreign Assets Control compliance, fair lending practices, CECL and COVID-19 issues and risks, among other topics. In addition to presentations, our Board subscribes to bankdirector.com and Mr. D’Agostino and Ms. Solender have access to the National Association of Corporate Directors (“NACD”). One of our directors, Ms. Solender, has earned NACD Governance Fellow status, which requires continuing education in corporate governance.

Board Meetings and Committees

Our Board met 10 times during the 2020 fiscal year (including regularly scheduled and special meetings).

During the 2020 fiscal year, all of the directors, except one, participated in 75% or more of the total number of meetings of the Board and the committees to which he or she was assigned (held during the period for which the relevant individual was a director).

	We expect all our directors will attend the upcoming Annual Meeting.	All but one of our directors attended the 2020 annual meeting of stockholders.	It is our policy to invite all directors and nominees for director to attend the Annual Meeting.

The business of our Board is conducted through its meetings, as well as through meetings of its committees. Our Board has five standing committees: an Audit Committee, a Compensation

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Committee, a Finance Committee, a Nominating and Corporate Governance Committee, and a Risk Committee, each of which has the composition and responsibilities described below. There were 28 meetings of Board committees during 2020, and each director participated in 75% or more of the total of the number of committee meetings on which he or she was a member and full meetings of the Board, except for Mr. Myrick who attended 68% of the total number of meetings of the Board and committees to which he was assigned. Members serve on our committees until their resignation or until otherwise determined by our Board. The standing committees report on their deliberations and actions at each full Board meeting. Each of the committees has the authority to engage outside experts, advisors and counsel to the extent it considers appropriate to assist the committee in its work. In the future, our Board may establish such additional committees as it deems appropriate, in accordance with applicable laws and regulations and the Company’s Charter and Bylaws.

Risk Management and Oversight

Our Board is responsible for oversight of management and the business and affairs of the Company, including those relating to management of risk. Our Board determines the appropriate risk for us generally, assesses the specific risks faced by us, and reviews the steps taken by management to manage those risks. While the entire Board maintains the ultimate oversight responsibility for the risk management process, the Risk Committee was formed by our Board to assist in its oversight and the Board’s other committees assist in oversight of risk in specific areas. In particular, the Audit Committee assists the Board in monitoring the effectiveness of the Company’s identification and management of risk, including financial and other business risks. The Compensation Committee is responsible for overseeing the management of risks relating to our executive and employee compensation plans and arrangements, and periodically reviews these arrangements to evaluate whether incentive or other forms of compensation encourage unnecessary or excessive risk-taking by the Company. The Nominating and Corporate Governance Committee monitors the risks associated with the independence of our Board. The Finance Committee is responsible for, among other things, overseeing the administration and effectiveness of market and similar risks. Management regularly reports on applicable risks to the relevant committee or the full Board, as appropriate, with additional review or reporting on risks conducted as needed.

Audit Committee

The current members of our Audit Committee are Messrs. Malone (Chair), D’Agostino, Jr., Jones and Snellings, IV. Our Board has evaluated the independence of the members of the Audit Committee and has determined that (i) each of the members is independent under the applicable rules of Nasdaq, (ii)   each of the members satisfies the additional independence standards under the SEC rules for Audit Committee service and (iii) each of the members has the ability to read and understand fundamental financial statements. The Board also reviewed whether any members of the Audit Committee meet the criteria to be considered a financial expert as defined by the SEC rules. Based on its review, the Board determined that Mr. Malone qualifies as an “Audit Committee Financial Expert,” as defined under the applicable rules of the SEC, by reason of his prior job experience. The Audit Committee held eight meetings during the fiscal year ended December 31, 2020.

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CORPORATE GOVERNANCE

Our Audit Committee oversees our accounting and financial reporting process and the audit of our financial statements, and assists our Board in monitoring our financial systems and our legal and regulatory compliance. Our Audit Committee is responsible for, among other things:

•	Selecting, engaging and overseeing the Company’s independent registered public accounting firm, including preapproving all services and the fees and terms of engagement;

•	Overseeing the integrity of our financial statements, including the annual audit, the annual audited financial statements and financial information included in our periodic reports that will be filed with the SEC;

•	Overseeing our financial reporting internal controls;

•	Overseeing our internal audit functions;

•	Overseeing our compliance with applicable laws and regulations;

•	Overseeing our risk management function related to financial reporting;

•	Overseeing our process for receipt, retention and treatment of complaints;

•	Overseeing our Ethics & Compliance Reporting (Whistleblower) Policy; and

•	Investigating matters pertaining to the adherence to the Code of Ethics or other standards of business conduct, as such are related to accounting, auditing, financial reporting or internal control functions.

Our Board has adopted a written charter for the Audit Committee, which is available on our website at

www.origin.bank under “Investor Relations—Governance—Governance Overview.”

Independent Registered Public Accounting Firm

The Audit Committee has appointed BKD, LLP as the independent registered public accounting firm to audit the consolidated financial statements of the Company for the 2021 fiscal year. BKD, LLP served as the Company’s independent registered public accounting firm for the 2020 fiscal year and reported on the Company’s consolidated financial statements for that year.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee has adopted a policy and established related procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. The Audit Committee has determined that the rendering of services other than audit services by BKD, LLP is compatible with maintaining the principal registered public accounting firm’s independence.

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Typically, each year, our independent registered public accounting firm and management submits to the Audit Committee for approval a list of services expected to be provided during that fiscal year within each of the categories of services described in the fee table below, as well as related estimated fees, which are generally based on time and materials. As appropriate, the Audit Committee then pre-approves the services and the related estimated fees. The Audit Committee requires our independent registered public accounting firm and management to report actual fees versus the estimated fees periodically throughout the year by category of service. During the year, circumstances may arise when it becomes necessary to engage our independent registered public accounting firm for additional services not contemplated in the initial annual proposal. In those instances, the Audit Committee pre-approves the additional services and related fees before engaging our independent registered public accounting firm to provide the additional services.

Fees Paid to Independent Registered Public Accounting Firm

The following is a description of the fees earned by BKD, LLP for services rendered to the Company for the years ended December 31, 2020 and 2019, for purposes of considering whether such fees are compatible with maintaining the independence of BKD, LLP, and concluded that such fees did not impair the independence of BKD, LLP. The Audit Committee has pre-approved all of the services provided by BKD, LLP and all of the fees described below.

	Years Ended December 31,
(Dollars in thousands)	2020	2019
Audit Fees(1)	$ 576	$ 552
Audit-Related Fees(2)	90	138
Tax Fees	—	—
All Other Fees	—	—
	$ 666	$ 690

(1)	Audit Fees reflect the aggregate fees billed for services related to the review of our quarterly reports filed on Form 10-Q, the audit of our consolidated financial statements in accordance with PCAOB standards, audit of internal controls to meet the reporting requirements of Section 112 of the Federal Deposit Insurance Corporation Act and other SEC filings.

(2)	Audit-Related Fees include aggregate fees billed for professional services rendered related to the audits of retirement and employee benefit plans and review and consent procedures for our preliminary prospectus supplement filed on Form 424B5.

During the fiscal year ended December 31, 2020, none of the total hours expended on the Company’s financial audit by BKD, LLP were provided by persons other than BKD, LLP’s full-time permanent employees.

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Report by Audit Committee

The Audit Committee has reviewed and discussed with management of the Company and BKD, LLP, the Company’s independent registered public accounting firm, the audited financial statements for the fiscal year ended December 31, 2020, management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and BKD, LLP’s evaluation of the effectiveness of the Company’s internal controls over financial reporting. The Audit Committee has discussed with BKD, LLP the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from BKD, LLP required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with BKD, LLP such accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to our Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

THE AUDIT COMMITTEE

Farrell Malone (Chair)
James D’Agostino, Jr.
Michael Jones
George Snellings, IV

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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Compensation Committee

The current members of our Compensation Committee are Ms. Solender (Chair) and Messrs. Gallot, Jr., Goff, Jones, Luffey, and Taylor.

The Compensation Committee is responsible for overseeing the management of risk related to our executive and non-executive compensation plans. Our Board has determined that each of the members of our Compensation Committee is independent within the meaning of the independent director requirements of Nasdaq and the SEC. Our Board has also determined that the composition of our Compensation Committee meets the requirements for independence under, and the functioning of our Compensation Committee complies with, the applicable requirements of Nasdaq and SEC rules and regulations. The members of the Compensation Committee also qualify as “non-employee directors” according to the SEC rules. The Compensation Committee held five meetings during the fiscal year ended December 31, 2020.

The Compensation Committee oversees the executive compensation policies and plans of the Company. Our Compensation Committee is responsible for, among other things:

•	Annually reviewing and approving the compensation of our CEO, including determination of salary, bonus, benefits, incentive opportunities and other compensation, approving goals and objectives relevant to the compensation of the CEO and evaluating the CEO’s performance in light of such goals and objectives;

•	Together with the CEO, annually reviewing and approving the evaluation process and compensation structure for all other executive officers, including determination of salary, bonus, incentive opportunities and other compensation based on an evaluation of each executive officers performance against relevant goals and objectives;

•	Overseeing and evaluating our organizational compensation structure, policies and programs, and assessing whether these establish appropriate incentives and leadership development opportunities for management and other employees;

•	Retaining, or obtaining the advice of, such compensation consultants, legal counsel or other advisors as the Compensation Committee deems necessary or appropriate for it to carry out its duties;

•	Reviewing and approving employment agreements, severance or termination arrangements, change-in-control agreements, retirement agreements and similar matters;

•	Reviewing, approving and administering our equity compensation plans and recommending changes to such plans as needed; and

•	Regularly monitoring and evaluating, with the assistance of the Chief Risk Officer, the risk management elements of the Company’s incentive compensation arrangements and appropriately balancing risk and financial results in a manner that does not encourage excessive risk taking and is consistent with safety and soundness.

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Compensation Committee Interlocks and Insider Participation

No members serving on the Compensation Committee during 2020 were officers or employees of the Company or any of its subsidiaries.

Certain Commercial Relationships

Air Transportation

Ruston Aviation, Inc. is engaged by us from time to time to provide private air transportation to our management team. The sole owner of Ruston Aviation, Inc., James Davison, Sr., is the father of our director James Davison, Jr.

Origin Bank and Ruston Aviation, LLC jointly purchased an airplane from a third party, with each party having an equal 50% ownership stake. Forty-nine percent of Ruston Aviation, LLC is owned by James Davison, Sr., the father of our director James Davison, Jr., 49% is owned by Steven Davison, the brother of our director James Davison, Jr., and 2% is owned by Ruston Aviation, Inc. The aggregate purchase price of the aircraft was $5,162,040. Half of the purchase price was paid by the Bank and half was paid by Ruston Aviation, LLC. Ruston Aviation, LLC and the Bank have allocated operating costs in accordance with their respective use of the aircraft. We made payments of approximately $21,000 to Ruston Aviation, Inc. for the fiscal year ended December 31, 2020, including the Bank’s portion of shared operating costs in connection with its joint ownership of the aircraft.

Hospitality and Country Club Membership

The Squire Creek Country Club in Choudrant, Louisiana is owned by Squire Creek Country Club and Development LLC, which itself is jointly owned in equal 50% stakes by James Davison, Sr. and Steven Davison, father and brother, respectively, of our director James Davison, Jr. From time to time, we use the country club for corporate functions, employee and vendor lodging and similar activities. During the fiscal year ended December 31, 2020, we paid approximately $95,000 to Squire Creek Country Club and Development LLC for these services and we do not believe we pay more than standard rates.

Banking Location Leases

We are party to a lease with respect to our Northside Banking Center location with James Davison, Sr., the father of our director James Davison, Jr., with an initial term ending on December 31, 2037, and a renewal option to extend the lease for an additional 60 months. Under the lease, in addition to a monthly base rent of $7,083, we are also responsible for utilities, real property taxes, maintenance and repairs. We made payments of approximately $85,000 for the fiscal year ended December 31, 2020, in connection with this lease. We are also party to a lease with respect to our Forsythe Banking Center location with Jedco Properties, LLC. Jedco Properties, LLC is wholly owned by James Davison, Sr., the father of our director James Davison, Jr. The current term of the lease expires on February 28, 2029, with an option to renew for an additional 10 years. The lease provides for a monthly base rent of $11,333 and is subject to certain adjustments. We are also responsible for utilities, certain real property taxes, maintenance (except with respect to common areas), repairs and alterations. We made payments of approximately $136,000 for the fiscal year ended December 31, 2020, in connection with this lease.

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Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets at least quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the other members of the Compensation Committee. The Compensation Committee meets regularly in executive session. Our Chief People and Diversity Officer regularly attends meetings of the Compensation Committee and, from time to time, various other members of management or other employees, as well as outside advisors or consultants, may be invited by the Compensation Committee to make presentations, to provide background information or to otherwise participate in meetings. The Origin Bancorp, Inc. CEO, the Origin Bank CEO & President, and the Chief People and Diversity Officer also interface with the Compensation Committee in connection with executive compensation. The Compensation Committee periodically meets with the CEO to assess progress toward meeting objectives set by the Board for both annual and long-term compensation. The CEO may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding CEO’s compensation.

The Compensation Committee may form and delegate authority to subcommittees to the extent it deems necessary or appropriate. Under its charter, the Compensation Committee has the authority to select, retain and approve the fees and other retention terms of counsel, accountants or other experts or advisors, including compensation consultants, at the expense of the Company, that the Compensation Committee considers appropriate in the performance of its duties. The Compensation Committee also has direct responsibility for the oversight of the work of any consultants or advisors it engages. Under its charter, the Compensation Committee may select or receive advice from a consultant only after taking into consideration certain factors set forth in the Nasdaq rules relating to the consultant’s independence. Although the Compensation Committee is required to consider such factors, it is free to select or receive advice from a consultant that is not independent.

Our Board has adopted a written charter for the Compensation Committee, which is available on our website at www.origin.bank under “Investor Relations—Governance—Governance Overview.”

Nominating and Corporate Governance Committee

The current members of our Nominating and Corporate Governance Committee are Messrs. Jones (Chair), D’Agostino, Jr., Gallot, Jr., Goff and Malone and Ms. Solender. Our Board has determined that each of the members of our Nominating and Corporate Governance Committee is independent within the meaning of the independent director requirements of Nasdaq. The Nominating and Corporate Governance Committee held seven meetings during the fiscal year ended December 31, 2020.

The Nominating and Corporate Governance Committee nominates persons for election as directors and reviews corporate governance matters. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, stockholders or other persons. These candidates are evaluated at Nominating and Corporate Governance Committee meetings and may be considered at any point during the year. Although, to date there have been no stockholder nominations and the Company does not have a formal policy of considering director candidates recommended by stockholders, the Nominating and Corporate Governance Committee will consider properly submitted stockholder nominations for candidates for the Board. Among other things, the Nominating and Corporate Governance Committee members are responsible for:

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•	Evaluating and making recommendations to our Board regarding our Board’s number and composition, committee structure and assignments, and director responsibilities;

•	Assisting our Board in identifying prospective director nominees and recommending nominees for each annual meeting of stockholders;

•	Reviewing the background, qualifications and independence of individuals being considered as director candidates, including persons proposed by stockholders or others;

•	Recommending to our Board a slate of director nominees;

•	Reviewing and overseeing the management succession program;

•	Evaluating and recommending governance principles applicable to our Board composition and operation;

•	Developing and reviewing the Company’s related party transactions policy and reviewing or approving related party transactions; and

•	Reviewing and investigating matters pertaining to the adherence to the Code of Ethics or other standards of business conduct by any director or executive officer of the Company, except as such are related to accounting, auditing, financial reporting or internal control functions, which is the responsibility of the Audit Committee.

Our Board has adopted a written charter for our Nominating and Corporate Governance Committee, which is available on our website at www.origin.bank under “Investor Relations—Governance—Governance Overview.”

Finance Committee

The current members of our Finance Committee, a joint committee of the boards of directors of the Company and Origin Bank, are Messrs. D’Agostino, Jr. (Chair), Davison, Jr., Malone, Myrick and Taylor. The Finance Committee met four times in 2020. The Finance Committee has responsibility for, among other things:

•	Reviewing, approving and recommending for implementation our market risk functional framework, liquidity risk and oversight policy;

•	Overseeing the administration and effectiveness of, and compliance with, our market risk functional framework and oversight policy and other significant investment and related policies;

•	Reviewing and overseeing the operation of our Capital Management Policy as well as our capital adequacy assessments, forecasting and stress testing processes and activities; and

•	Reviewing capital levels and making recommendations to our Board regarding our dividend policy, repurchases of securities, financing activities and significant capital expenditures.

Our Board has adopted a written charter for our Finance Committee, which is available on our website at www.origin.bank under “Investor Relations—Governance—Governance Overview.”

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Risk Committee

The current members of the Risk Committee are Messrs. Davison, Jr., (Chair), D’Agostino, Jr., Luffey, Malone, Myrick and Snellings, IV. Ms. Solender served as a member of the Risk Committee until January 2020. The Risk Committee held four meetings during the fiscal year ended December 31, 2020.

The Risk Committee was appointed by our Board to assist our Board in its oversight of (i) the Company’s enterprise risk management framework, (ii) the Company’s risk appetite statement, including risk limits and tolerances, and (iii) the performance of the Company’s Executive Risk Officer, Cary Davis. Mr. Davis retired effective December 31, 2020. The Chief Credit and Banking Officer and the Chief Risk Officer now share the duties formerly carried out by the Executive Risk Officer. Our Board believes an effective enterprise risk management system is necessary to ensure the successful, safe and sound management of the Bank. Among other things, our Risk Committee has responsibility for:

•	Overseeing the Company’s enterprise risk management framework and risk appetite statement;

•	Periodically reviewing and evaluating the major risk exposures of the Company and its business units against established risk measurement methodologies and tolerances;

•	Overseeing the Company’s risk identification framework;

•	Receiving reports from the Chief Risk Officer, Chief Credit and Banking Officer and Chief Financial Officer at least quarterly;

•	Reviewing and recommending for our Board’s approval the Company’s risk appetite statement and the Company’s other significant risk management and risk assessment guidelines and policies;

•	Overseeing the Company’s process and significant policies for determining risk tolerance and reviewing management’s measurement and comparison of overall risk tolerance to established limits;

•	Regularly reporting to our Board on the adequacy and quality of the Company’s methods for identifying, measuring, monitoring, controlling and reporting risks;

•	Reviewing the Company’s insurance program and the policies in place to address insurable risks;

•	Oversee management’s compliance with all regulatory obligations arising under laws, rules and regulations;

•	Reviewing and approving the Company’s internal annual compliance training schedule;

•	Reviewing and approving the appointment and, as appropriate, replacement of the Chief Risk Officer; and

•	Coordinating with management, including the Chief Risk Officer and the Audit Committee, to help ensure that the committees have received the information necessary to permit them to fulfill their duties and responsibilities with respect to oversight of risk management and risk assessment guidelines and policies.

Our Board has adopted a written charter for our Risk Committee, which is available on our website at www.origin.bank under “Investor Relations—Governance—Governance Overview.”

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Human Capital Management

As of December 31, 2020, we employed 749 full-time employees. We appreciate the unique contributions of each individual employee and we are fully committed to providing a culture of respect, equity, diversity, and inclusion.

Safe Work Environment

We are committed to employee and customer health and safety. This focus has been magnified with the impact of COVID-19 and employee and customer health and safety has become the first of our top four strategic initiatives. During the pandemic, we instituted CDC recommended pandemic safety protocols to prevent the spread of the virus among our employees and customers. We required employees to wear masks when working around others and we closed our lobbies and assisted our customers by further developing our online banking and teleconferencing capabilities. When customer needs required an onsite meeting, we required appointments, masks and followed other appropriate safety protocols. We expanded our work from home (“WFH”) capabilities in order to allow our employees to better serve our customers while putting safety first. For those positions that required retail employees to be in banking centers, we instituted staggered staffing in order to ensure we would have sufficient employees to staff locations in the event an employee tested positive or was exposed to a person who tested positive and was required to quarantine. For those employees who were coming in to bank locations, we utilized work spaces of WFH employees for appropriate social distancing. These safety measures have been effective as all Origin locations have remained open throughout the pandemic. We implemented pandemic paid time off (“PTO”) policies over and above our normal PTO to provide our employees additional paid time off to deal with personal and family issues brought about by the pandemic. We have maintained ongoing communication with our employees regarding changes in CDC safety recommendations. We continue to remind employees of our employee assistance program and the need to acknowledge the stress that many are experiencing due to the pandemic and the importance of caring for their emotional and physical well-being.

Compensation and Benefits

We provide competitive compensation and benefits in order to attract and retain top talent. In addition to base pay and stock awards, we have several incentive programs that are designed to link performance to pay and drive results towards the achievement of overall corporate goals. In addition, we have a Dream Manager program that assists our employees in meeting their own personal and professional goals. We launched a nationally-recognized financial wellness program in the first quarter of 2021 that is designed to assist our employees in becoming debt-free, empowering them to become better financially prepared for their future. In one specific initiative designed to help out the communities we serve, our Project Enrich program provides employees with twenty hours of paid time off to volunteer in their communities.

Employee Feedback

Employee feedback is highly valued at Origin and our employees provide anonymous input via quarterly surveys facilitated by Glint, a LinkedIn company. Our employees consistently rank Origin in the top 5% of Glint’s global customer base with regard to employee engagement.

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Talent Development

Talent development at Origin begins with our comprehensive recruitment program and continues throughout the employee life cycle. We utilize assessment tools and provide multiple resources and venues, such as our Career Development Center, for employees to determine what career path is the best fit for them in order to help them grow and enhance their promotional opportunities. We also provide advanced leadership development via our Leadership Academy classes which provide structured training, collaboration with other aspiring leaders throughout the organization, and mentoring relationships. We find benefit in developing our future leaders from within and succession plans are in place for senior level positions as well as many other key leadership positions.

Diversity & Inclusion

At Origin, one of our core values is having a genuine respect for yourself and others. This value makes the support of diversity, equity and inclusion a natural fit for our culture and essential to the way we conduct business, foster individual and team enrichment, and participate in our communities. We believe it is only with a diverse, equitable, and inclusive workplace that the organization can truly perform at its best, carry out its vision, and make a difference in the communities we serve. We believe all employees should be given opportunities to perform to their full potential, knowing their performance will be measured and rewarded fairly.

It is because of our focused initiatives that Origin has been named one of America’s “Best Banks to Work For” for eight consecutive years by the American Bankers Association (“ABA”). This ranking is based on feedback given directly to the ABA from our employees. Regionally, Origin has won the “Best Bank of the Delta” for fourteen consecutive years in northeast Louisiana. We have built our success on valued relationships beginning with our employees, who then build long-term, customer-focused relationships throughout our footprint.

Stockholder Nominees and Proposals for 2022 Annual Meeting

If a stockholder desires to submit a stockholder proposal pursuant to Rule 14a-8 under the Exchange Act for inclusion in the proxy statement for the 2022 annual meeting of stockholders, such proposal and supporting statements, if any, must be received by us at our principal executive offices, located at 500 South Service Road East, Ruston, Louisiana 71270, no later than November 17, 2021. However, if the date of the 2022 annual meeting of stockholders is changed by more than 30 days from April 28, 2022, then the deadline will be a reasonable time before we begin to send proxy materials. Any such proposal must comply with the requirements of Rule 14a-8.

Stockholder proposals to be presented at the 2022 annual meeting of stockholders, other than stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act,, for inclusion in the proxy statement (including a director nomination) for the 2022 annual meeting of stockholders must, in addition to other requirements, be in proper form and received in writing at the Company’s principal executive offices no earlier than December 29, 2021, and no later than January 28, 2022. If the 2022 annual meeting is not called for a date that is within 30 days of April 28, 2022, notice must be delivered not later than the close of business on the tenth day following the date on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. Please consult our Bylaws before sending in a notice as we may disregard proposals or nominations not made in accordance with the requirements in our Bylaws.

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Director Nominees

Our Bylaws provide that nominations of persons for election to the Board may be made by or at the direction of our Board or by any stockholder entitled to vote for the election of directors at the Annual Meeting who complies with certain procedures in our Bylaws as described above. The Nominating and Corporate Governance Committee is responsible for identifying and recommending candidates to our Board as vacancies occur.

The Nominating and Corporate Governance Committee is responsible for monitoring the mix of skills and experience of the directors in order to assess whether our Board has the necessary tools to perform its oversight function effectively. Director candidates are evaluated using certain established criteria, including familiarity with the financial services industry, their personal financial stability, their willingness to serve on our Board and our Corporate Governance Principles. In addition, our Corporate Governance Principles indicate directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the stockholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. Although we do not have a separate diversity policy, the Nominating and Corporate Governance Committee considers the diversity of our directors and nominees in terms of knowledge, experience, skills, expertise and other characteristics that may contribute to our Board. In addition, the Company’s strategic plan includes a focus on attracting Board members who represent a broad mix of skills, backgrounds and perspectives that will more closely reflect the diversity of our customer base, stockholders and communities we serve.

The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director and regularly assesses the appropriate size of our Board, and whether any vacancies on our Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Committee considers various potential candidates for director.

Candidates may come to the attention of the Committee through current Board members, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year. The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders in the same manner as it considers candidates recommended by others, provided that such candidates are nominated in accordance with the applicable provisions of our Bylaws. Because of this, there is no specific policy regarding stockholder nominations of potential directors. At present, our Board does not engage any third parties to identify and evaluate potential director candidates.

Certain Relationships and Related Transactions

Transactions by Origin Bank or us with related parties are subject to a formal written policy, as well as regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by Origin Bank with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by Origin Bank to its executive officers, directors and principal stockholders). We and our wholly owned subsidiary, Origin Bank, have adopted policies designed to ensure compliance with these regulatory requirements and restrictions. In addition, our Code of Ethics provides guidance for addressing actual or potential conflicts of

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interests, including those that may arise from transactions and relationships between the Company and its executive officers or directors.

We have also adopted a written Related Party Transaction Policy. Related party transactions are transactions, arrangements or relationships in which we are or will be a participant, the amount involved exceeds $120,000 and a related party has or will have a direct or indirect material interest. Related parties include our directors (including nominees for election as directors), our executive officers, beneficial owners of more than 5% of our capital stock and the immediate family members of any of the foregoing persons.

Transactions subject to the policy are referred to the Nominating and Corporate Governance Committee for evaluation and approval. In determining whether to approve a related party transaction, the Nominating and Corporate Governance Committee will consider, among other factors:

•	Whether the transaction was undertaken in the ordinary course of the Company’s and the Related Party’s business;

•	Whether the transaction was initiated by the Company or the Related Party;

•	The purpose of the transaction and its potential risks and benefits to the Company;

•	In the event the Related Party is a director, an Immediate Family Member of a director or an entity in which a director is a partner, stockholder or executive officer, the impact on the director’s independence and, if the director serves on the Compensation Committee, such director’s status as a “non-employee director” under the SEC rules;

•	The availability of other sources for comparable products or services;

•	The approximate dollar value of the transaction and the amount and nature of the Related Party’s interest in the transaction; and

•	The terms of the transaction and whether the proposed transaction is proposed to be entered into on terms no less favorable than the terms available to unrelated third parties or to employees generally.

Our Related Party Transactions Policy is available on our website at www.origin.bank under “Investor Relations—Governance—Governance Overview.”

General

In addition to the relationships, transactions and the director and executive officer compensation arrangements discussed under “Director Compensation,” “Executive Compensation” and “Compensation Committee Interlocks and Insider Participation,” the following is a description of transactions since January 1, 2020, including currently proposed transactions, to which we have been or will be a party in which the amount involved exceeded or will exceed $120,000, and in which any of our directors (including nominees), executive officers or beneficial holders of more than 5% of our capital stock, or their immediate family members or entities affiliated with them, had or will have a direct or indirect material interest. We believe the terms and conditions set forth in such agreements are reasonable and customary for similar transactions.

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Ordinary Banking Relationships

Certain of our officers, directors and principal stockholders, as well as their immediate family members and affiliates, are customers of, or have or have had transactions with, Origin Bank, us or our affiliates in the ordinary course of business. These transactions include deposits, loans, mortgages and other financial services transactions. Related party transactions are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to us, and do not involve more than normal risks of collectability or present other features disproportionately unfavorable to us.

As of December 31, 2020, we had approximately $1.4 million of loans outstanding to our directors and officers, their immediate family members and their affiliates, as well as those of Origin Bank, and we had approximately $2.7 million in unfunded loan commitments to these persons. As of December 31, 2020, no related party loans were categorized as nonaccrual, past due, restructured or potential problem loans. We expect to continue to enter into transactions in the ordinary course of business on similar terms with our officers, directors and principal stockholders, as well as their immediate family members and affiliates.

Director Compensation

The Compensation Committee is responsible for reviewing and making recommendations to our Board with respect to the compensation of directors. Employees of the Company and its subsidiaries are not compensated for service as a director of the Company or its subsidiaries and are excluded from the tables below.

Director compensation is reviewed periodically by the Compensation Committee of our Board and adjustments are considered, as needed. Periodically, the Committee engages an independent consultant to review director compensation amounts and structure using the same group of peer banks that was used by the Compensation Committee to review the compensation of senior management. In 2019, the Compensation Committee engaged McLagan as its independent compensation consultant for this purpose. The Compensation Committee approved an increase of $5,000 to the annual director retainer in 2020 which brought the total retainer to $29,000 per year.

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The following table summarizes the committee and other fees/benefits paid to non-employee directors during the year ended December 31, 2020:

	Committee Member Fees $	Committee Chair Annual Fee $	Other Annual Fees/Benefits $
Committee fees:
Audit	6,000	12,000	—
Compensation	4,000	8,000	—
Finance	2,000	4,000	—
Nominating and Corporate Governance	2,000	4,000	—
Risk	2,000	4,000	—
Other Fees:
Retainer per director	—	—	29,000
Lead independent director	—	—	16,000
Equity-based awards per director(1)	—	—	36,000

(1)	Equity awards are granted to non-employee directors as part of Origin’s 2012 Stock Incentive Plan in May of each year following the annual stockholders meeting and the election of directors. These grants vest on April 1st of the following year.

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The following table summarizes the total compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2020:

Name	Fees Earned or Paid in Cash $	Stock Awards(1) $	Total $
James S D’Agostino Jr.	61,823	36,001	97,824
James E Davison Jr.	39,406	36,001	75,407
Richard J Gallot Jr.	35,823	36,001	71,824
Stacey Goff(2)	35,417	48,008	83,425
Michael Jones	45,823	36,001	81,824
Gary E Luffey	37,406	36,001	73,407
Farrell J Malone	53,823	36,001	89,824
F. Ronnie Myrick(3)	33,000	—	33,000
George M Snellings IV	43,406	36,001	79,407
Elizabeth Solender	43,989	36,001	79,990
Steven Taylor	37,406	36,001	73,407

(1)	The amounts shown in this column reflect restricted stock awards granted to the directors during 2020 and are disclosed as the aggregate grant date fair value of the awards, computed in accordance with ASC Topic 718, based on the closing market price of our common stock on the grant date. For additional information on our calculation of stock-based compensation, please refer to the notes to our audited financial statements for the fiscal year ended December 31, 2020, included in our Annual Report on Form 10-K.

(2)	The stock award amount shown for Mr. Goff, includes a pro-rated stock award of 12,007 that he received for serving on the Board from January 1 to April 30, 2020, plus the full RSA award he received in May, 2020 for the current term year.

(3)	Due to an administrative error, Mr. Myrick did not receive the stock award in 2020 which was his first year on the board as a non-employee director. This error was corrected in Q1 2021.

Directors have been and will continue to be reimbursed for travel, food, lodging and other expenses directly related to their activities as directors. Directors are also entitled to the protection provided by the indemnification provisions in our Charter and Bylaws, as well as the articles of incorporation and bylaws of Origin Bank, as applicable.

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COMPENSATION DISCUSSION AND ANALYSIS

Overview

The following discussion provides an overview and analysis of our Compensation Committee’s philosophy and objectives in designing Origin’s compensation programs, the alignment between our business results and executive compensation through our compensation program, and the compensation determinations and the rationale for those decisions relating to our Named Executive Officers (“NEOs”).

This discussion should be read together with the compensation tables for our NEOs, which can be found following this discussion. Unless otherwise indicated, any references to a particular year in this discussion means the fiscal year ended December 31 of such year.

Financial and Strategic Highlights

•	Pre-tax, pre-provision (“PTPP”) earnings were the highest in our history at $104.3 million for the year ended December 31, 2020, compared to $76.1 million for the year ended December 31, 2019. Additionally, our PTPP return on average assets (“PTPP ROAA”) for the year ended December 31, 2020, was 1.62%, compared to 1.49% for the year ended December 31, 2019.

•	Total loans held for investment were $5.72 billion, an increase of $1.58 billion, or 38.2%, from December 31, 2019.

•	Total deposits were $5.75 billion at December 31, 2020, and increased by $1.52 billion, or 36.0%, from December 31, 2019.

•	Grew net interest income $17.8 million, or 10.3%, and noninterest income $18.2 million, or 39.1%, year over year.

•	Reduced our annual efficiency ratio to 59.31% during the year ended December 31, 2020, from 65.43% during the year ended December 31, 2019.

•	Issued $8.9 million in common stock dividends to stockholders during the year ended December 31, 2020.

•	Origin Bank completed an offering of $70 million in aggregate principal amount of subordinated notes due 2030 in February 2020; the Company completed an offering of $80 million in aggregate principal amount of subordinated notes due 2030 in October 2020.

•	Success in partnering with companies like MX, nCino, Precision Lender and others to improve the customer and employee experience.

•	For the eighth consecutive year, Origin Bank was named one of the best banks to work for in the U.S. by American Banker and Best Companies Group, which identifies U.S. banks for outstanding employee satisfaction.

Non-GAAP Financial Measures

Our accounting and reporting policies conform to GAAP and the prevailing practices in the banking industry. However, we provide other financial measures, such as pre-tax, pre-provision earnings and PTPP ROAA, in this proxy statement that are considered “non-GAAP financial measures.” Generally, a non-GAAP financial measure is a numerical measure of a company’s financial performance, financial

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position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP.

We consider PTPP and PTPP ROAA, as presented in this proxy statement as an important measure of financial performance as it provides supplemental information that we use to evaluate our business, to assess underlying operational performance and to allow a comparison to prior periods mitigating the impact of increases in the allowance for credit losses, and related income tax effects, associated with the implementation of CECL and continuing impact of the COVID-19 pandemic.

We believe non-GAAP measures and ratios, when taken together with the corresponding GAAP measures and ratios, provide meaningful supplemental information regarding our performance and capital strength. We use, and believe that investors benefit from referring to, non-GAAP measures in assessing our operating results and related trends. However, non-GAAP measures should be considered in addition to, and not as a substitute for or preferable to, amounts prepared in accordance with GAAP. In the following table, we have provided a reconciliation of pre-tax pre-provision earnings to the most comparable GAAP financial measure.

	December 31,
(Dollars in thousands, except per share amounts)	2020	2019
Calculation of PTPP Earnings:
Net Income	$36,357	$53,882
Plus: provision for credit losses	59,900	9,568
Plus: income tax expense	7,996	12,666
PTPP Earnings	$104,253	$76,116
Divided by total average assets	$6,442,528	$5,092,971
PTPP ROAA	1.62%	1.49%

Executive Compensation Philosophy

The quality and loyalty of our employees, including our executive team, is critical to executing our community banking philosophy, which emphasizes personalized service combined with the full resources of a larger banking organization. To meet the primary goal of our executive compensation philosophy of attracting, retaining and incenting highly qualified and loyal executives and employees within the context of our corporate culture, our compensation programs are designed with the following principles in mind:

•	We are committed to providing effective compensation and benefit programs that are competitive within our industry and with other relevant organizations with which we compete for talent.

•	Our programs are designed to encourage and reward behaviors that contribute to the achievement of organizational goals.

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•	Our programs ensure executive’s total compensation opportunities are aligned with the achievement of our strategic goals and delivering stockholder value.

•	Pay programs and practices reinforce our commitment to providing a work culture that promotes respect, integrity, teamwork, initiative, and individual growth opportunities.

Consistent with our overall philosophy, we have designed our executive compensation programs to align pay and performance, be competitive in the employment market, and effectively attract, retain and motivate highly qualified executive talent. Our philosophy is to tie a significant percentage of an executive’s compensation to the achievement of Company financial and performance goals. Accordingly, we strive to set base salaries at competitive levels, with an opportunity for each executive to be rewarded through an annual cash incentive bonus.

Decisions made by the Compensation Committee and our Board relative to compensation take all current applicable rules, regulations and guidance into consideration and are made with the goal of being compliant with all such requirements.

Role of the Compensation Committee

The Compensation Committee has overall responsibility for evaluating and approving our executive officer compensation, benefits, severance, equity-based or other compensation plans, policies and programs. The Committee sets the Chief Executive Officer’s compensation, and in conjunction with the CEO, reviews the evaluation process and compensation structure for all other Executive Officers.

Role of the Compensation Consultant

McLagan, a part of Aon plc (“McLagan”) an independent compensation consulting firm has been engaged by, and has reported directly to, the Compensation Committee periodically since 2012 while working on various compensation initiatives. After evaluating information presented in accordance with SEC independence rules and Nasdaq listing standards, the Compensation Committee concluded that McLagan was independent.

During 2020, McLagan assisted the Compensation Committee with the review of, and offered recommendations on, our 2020 Proxy Compensation Discussion and Analysis, recommended potential changes to our Executive Incentive Plan metrics, and reviewed (i) the addition of annual long term equity awards to our executive compensation structure, (ii) the Executive Stock Ownership guidelines to be issued in 2021, (iii) the impact of COVID-19 to 2020 incentive plans and made recommendations for a potential 2021 Compensation Peer Group, as well as, providing current trends in executive compensation. The results of these analyses were used as one of the factors to establish executive compensation for 2020. McLagan did not provide any non-compensation related services or products to the Compensation Committee nor did it provide any services to the Board.

Effective February 1, 2021, the Compensation Committee has retained Meridian Compensation Partners, LLC as our compensation consultant.

Role of Management

Our CEO performs an annual performance review of executive officers of the Company and provides a recommendation to the Compensation Committee regarding base salary and incentive bonus payouts related to the performance of each executive under his or her Executive Incentive Plan. The Compensation

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Committee has discretion to approve or modify the incentive bonus payouts to be more or less than what is provided under each Executive Incentive Plan. The CEO is present for the Compensation Committee’s deliberations and decisions with respect to the other executive officer’s individual compensation.

The Compensation Committee meets separately on an annual basis with our CEO to discuss his compensation and performance based on the CEO’s annual incentive plan objectives. The Compensation Committee meets in executive session to approve the final incentive payout recommendation for the CEO and presents their recommendation to our Board for final approval. The results of these analyses were used as one of the factors to establish executive compensation for 2020. McLagan did not provide any non-compensation related services or products to the Compensation Committee nor did it provide any services to the Board.

Role of Stockholders

We welcome feedback from our stockholders. Our compensation policies and practices will continue to evolve as we receive additional input from our stockholders, review correspondence submitted by stockholders to our Board and the Compensation Committee, review market practice, review reports issued by proxy advisory firms and the results of our advisory votes on the Say-on-Pay Proposal (Proposal 2).

Risk Assessment

The Compensation Committee is responsible for overseeing the management of risk related to our executive and non-executive compensation plans. Annually, the Executive Risk Officer prepares a risk assessment which include an analysis of the design and operation of the Company’s incentive compensation programs, identifying and evaluating situations or compensation elements that may raise material risks, and an evaluation of other controls and processes designed to identify and manage risk. The Risk Committee helps coordinate the Executive Risk Officer’s annual compensation risk assessment and risk management duties with the CEO and the Compensation Committee. During the Compensation Committee’s December, 2020 meeting, the Executive Risk Officer presented the risk assessment he prepared and concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on our business or operations. The Compensation Committee includes this risk assessment in their evaluation and review of the policies and practices of compensating our employees, including executives and non-executive employees, as such policies and practices relate to risk management practices and risk-taking, and also concluded that the compensation plans and practices are not likely to have any material adverse effect on the Company. The compensation plans and practices are subject to review and modification by the Compensation Committee on an annual basis and the Compensation Committee retains discretion with regard to any executive bonus award decisions.

Competitive Benchmarking and Compensation Peer Group

The Compensation Peer Group is periodically updated by the Compensation Committee and consists of companies that the Compensation Committee believes are comparable in size, performance and business model to the Company and companies with which we may compete. In late 2019, McLagan conducted an analysis of the Compensation Peer Group to determine appropriate companies for inclusion, with an emphasis on asset size, location, business model and performance as the measures of comparability.

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Based upon its analysis, the Compensation Committee approved the following 2019 Compensation Peer Group, which did not change in 2020, and was used to evaluate executive compensation for the 2020 calendar year:

Allegiance Bancshares Inc.	First Bancshares Inc.	Seacoast Banking Corp. of Florida
Atlantic Capital Bancshares Inc.	First Financial Bankshares	ServisFirst Bancshares Inc.
BancFirst Corp.	Franklin Financial Network Inc.	SmartFinancial Inc.
Capital City Bank Group Inc.	Great Southern Bancorp Inc.	Southside Bancshares Inc.
CBTX Inc.	Guaranty Bancshares Inc.	Stock Yards Bancorp Inc.
Enterprise Financial Services	HomeTrust Bancshares Inc.	Triumph Bancorp Inc.
FB Financial Corp.	Republic Bancorp Inc.	Veritex Holdings, Inc.
First Bancorp

2020 NAMED EXECUTIVE OFFICERS

The following section describes the compensation that we pay our NEOs. “Officer” is defined in the SEC rules to include those who perform a policy-making function, and “named executive officers” are defined by Item 402 of Regulation S-K to be the principal executive officer, the principal financial officer, and the other three most highly compensated executive officers, each of whose total compensation for the last fiscal year exceeded $100,000. The business address for all of these individuals is 500 South Service Road East, Ruston, Louisiana 71270. We have identified our NEOs in the table below:

Name	Age	Title
Drake Mills	60	Chairman, President, and Chief Executive Officer
Stephen Brolly	58	Senior Executive Officer and Chief Financial Officer
M. Lance Hall	47	President and Chief Executive Officer of Origin Bank
Cary Davis	70	Senior Executive Officer and Executive Risk Officer
Preston Moore	60	Senior Executive Officer and Chief Credit and Banking Officer

The following is a brief discussion of the business and banking background and experience of our executive officers if not already included above. For information regarding Mr. Mills, see “Director Nominee Qualifications and Experience.” All of our executive officers are appointed by our Board and serve at the discretion of our Board.

STEPHEN BROLLY

Mr. Brolly is our Chief Financial Officer. Mr. Brolly has approximately 22 years of banking experience and, before joining us in January 2018, most recently served as Chief Financial Officer of Fidelity Southern Corporation and its wholly owned subsidiary, Fidelity Bank, for approximately 10 years from 2006 to 2017. At Fidelity Southern, Mr. Brolly was responsible for equity and debt raising activities, strategic planning, budgeting and forecasting, and managing various financial, operational and strategic activities relating to acquisitions. Prior to his tenure at Fidelity Southern, he served as Senior Vice President and Controller

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COMPENSATION DISCUSSION AND ANALYSIS

of Sun Bancorp, Inc. and its wholly owned subsidiary, Sun National Bank, for seven years, during which time he managed financial reporting and accounting operations, including Sarbanes-Oxley and internal control compliance frameworks. Mr. Brolly began his professional career in public accounting and spent 13 years at Deloitte & Touche.

M. LANCE HALL

Mr. Hall was promoted to President and CEO of Origin Bank in January 2020 after previously being promoted to President of Origin Bank in July 2018. As President and CEO of the Bank, Mr. Hall oversees the Bank’s regional presidents, lending, information technology, retail banking, operations, marketing, strategic planning, brand teams and mortgage operations. Prior to his promotion to Origin Bank President, Mr. Hall served as Louisiana State President from March 2013 until July 2018. While serving as Louisiana State President, Mr. Hall also became Chief Strategy Officer in March 2016, and became Chief Operating Officer of the Bank in February 2017. Mr. Hall has served our organization for over 21 years through various roles of increasing responsibility. Prior to joining Origin Bank, Mr. Hall spent four years at Regions Bank as a Credit Analyst and Commercial Relationship Manager.

CARY DAVIS

Mr. Davis retired from Origin effective December 31, 2020. Mr. Davis became our Executive Risk Officer in October 2019 in order to prepare for his succession and to continue to drive the strategic direction of Origin as it relates to credit and enterprise risk management. Prior to this change, Mr. Davis served as our Chief Risk Officer since 1998 and was responsible for overseeing our centralized loan underwriting team, credit administration, internal audit and enterprise risk management. Mr. Davis has over 47 years of experience in the banking industry, more than 22 of which have been with the Bank. Before joining the Bank, he served in numerous executive officer capacities, including Executive Vice President and Chief Credit Officer for Central Bank, a subsidiary of First Commerce Corporation, which was the second largest bank holding company in Louisiana at the time of its acquisition in 1998 by Banc One Corporation. Mr. Davis also spent four years with the Office of the Comptroller of the Currency as a bank examiner.

PRESTON MOORE

Mr. Moore assumed the role of Chief Credit and Banking Officer in October 2019, and prior to this role, he served as our Houston Regional President. He has been with the bank since November 2012. Mr. Moore has performed various roles in the banking industry for more than 37 years, and he has a vast wealth of financial knowledge. Mr. Moore serves as a board member for the Harris County Improvement District No. 12. Mr. Moore formerly served as the President and Director for Encore Bancshares, Inc. Before he took on his role at Encore Bancshares, Mr. Moore served as the Executive Vice President and Manager of the Investment Division at Amegy Bank of Texas. Mr. Moore earned his bachelor’s degree in political science at Washington and Lee University and later went on to earn his MBA in finance at the University of Texas.

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Discussion of Executive Compensation Components

Our goal is to provide executives with a total compensation package that is competitive with the market, aligns pay and performance, encourages executives to remain with the organization and helps to drive the Company to desired levels of performance. The following table outlines the major elements of 2020 total compensation for our NEOs:

Compensation Element	Purpose	Link to Performance	Fixed/ Performance- Based	Short/ Long-Term
Base Salary	Helps attract and retain executives through market-competitive base pay	Based on individual performance and market practices	Fixed	Short-Term
Short Term Incentive Program	Encourages achievement of financial performance metrics that create near-term stockholder value	Based on achievement of predefined corporate, departmental, and individual performance objectives	Performance- Based	Short-Term
Supplemental Executive Retirement Plan	Provides income security into retirement and a competitive total compensation package	Competitive practice; Benefits are tied to the length of service	Fixed	Long-Term
Benefits and Perquisites	Provides health and welfare benefits on the same basis as to our general employee population; and some limited perquisites	Competitive practice	Fixed	Short-Term

Base Salary

Base salary for the CEO is established by the Compensation Committee based on the CEO’s performance, experience, effective execution of strategic objectives, and level of responsibilities. Based on recommendations from the CEO, the Compensation Committee approves base salaries for the other NEOs. Base salaries for other executive officers are recommended by the CEO based on each executive’s performance, experience, execution of strategic objectives and level of responsibilities. No changes were made to NEOs’ base salaries in 2020.

Name	2020 Base Salary $	2019 Base Salary $	Percentage Change %
Drake Mills	835,800	835,800	—
Stephen Brolly	450,000	450,000	—
M. Lance Hall	500,000	500,000	—
Cary Davis	329,394	329,394	—
Preston Moore(1)	450,000	N/A	N/A

(1)	Mr. Moore was not a NEO during 2019.

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Short-Term Incentive Program

The Short-Term Incentive program (“STIP”) or Annual Cash Incentive Bonus plan for 2020, under which certain executives have an Executive Incentive Plan is designed (i) to motivate executives to attain superior annual performance in key areas we believe create long-term value to Origin and its stockholders and (ii) to provide incentive compensation opportunities competitive with Origin’s peers.

Annual Incentive Goals are reviewed and approved each year by the Compensation Committee with input from management. Part of our NEOs’ cash incentive bonuses are tied to Company performance metrics to reflect the Company’s focus on profitability, credit quality, and growth. For 2020, after discussion with senior management, the Compensation Committee agreed it would be more appropriate to use the Company’s budgeted PTPP ROAA earnings as the incentive trigger. This decision was made due to the uncertainty related to COVID-19 and its impact on our provision for expected credit losses during 2020. Using PTPP earnings stabilizes the incentive target, and mitigates the impact of the adoption of Current Expected Credit Losses (“CECL”) and the volatility caused by the COVID-19 pandemic, which was primarily outside of the ability of our executives to completely predict or control. Additionally, using PTPP earnings allows the Company to recognize the extraordinary efforts of our executives to rise to and work through the challenges provided by these unprecedented times.

Executive STIP payouts are calculated based on multiple incentive components as defined in each individual’s 2020 Executive Incentive Plan. Each executive has a bonus pool that is based on a percentage of base salary multiplied times the key target measure of the incentive plan. Messrs. Mills, Brolly, and Hall’s STIP bonus pool is funded based on the Company’s performance to plan with respect to meeting our budgeted PTPP ROAA target. The actual payout percentage is calculated on a sliding scale based on attaining a minimum of 80% of plan target and funding the pool at maximum should the bank attain 120% of target. For Messrs. Davis and Moore, our credit and risk executives, the STIP pool is funded based on the bank’s attainment of targeted credit and risk management goals. All executive incentive plans include components of the incentive payouts that are based on certain ratios related to risk management and the executive’s individual annual goals and a discretionary component that provides payment opportunity for achievements in additional to the executive’s annual goals.

The risk and credit executive incentives are not tied to Company profitability to encourage overall safety and soundness without incurring unnecessary risks that may jeopardize the financial integrity of the Company. Departmental performance and specific credit metrics are used to determine the level of incentives that will be utilized for awards in the risk and credit executive incentive plans.

The goals were selected in light of our strategic plan, key initiatives, and the need to balance risks in executive compensation arrangements. The 2020 goals represent metrics addressing key areas of the Company’s performance including profitability, credit and asset quality, and growth in assets and the customer base. The goals were established based on the expectation that 2020 performance results would be impacted by the declining interest rate environment.

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The table below shows the components and goal percentages used to determine the short-term incentive program bonus payout to our NEOs for 2020:

Name	PTPP ROAA(1) %	Results Achieved %	Executive Annual Goals(2) %	Results Achieved %	Risk Mgmt & Credit Quality(3) %	Results Achieved %	Discretion(4) %	Discretion % Awarded	Departmental Results	Results Achieved %
Drake Mills	30	100	30	100	25	100	15	150	N/A	N/A
Stephen Brolly	25	100	35	75	25	100	15	34	N/A	N/A
M. Lance Hall	30	100	30	100	25	100	15	150	N/A	N/A
Cary Davis(5)	N/A	N/A	30	100	30	100	15	58	25	100
Preston Moore(6)	N/A	N/A	30	100	30	100	15	150	25	100

(1)	Payout is determined by Company performance to 2020 budgeted goal of 1.48% PTPP ROAA. The Company exceeded the target by achieving 1.62% PTPP ROAA, and executive incentives were calculated at 124%. The Company must achieve a minimum of 80% of target to achieve a 50% of target potential and a maximum of 150% of target will be paid should the Company achieve 120% of target. Actual payout is calculated on a sliding scale based on the Company’s achievement.

(2)	NEOs set between five to ten strategic weighted goals annually at the beginning of the year. Achievements are measured in February of the following year on the weighted percentage of goals attained.

(3)	Credit quality is a Bank-wide incentive focus. Achievement in this component is based on maintaining appropriate ratios of non-performing assets to total loans and other real estate owned < 1.5%, maintaining a ratio of net charge-offs to total average loans held for investment of < 0.30%, and remaining in good Community Reinvestment Act standing.

(4)	Discretion is provided to address significant accomplishments that were not included in the executives’ annual goals. Justifications for adjustments were submitted to the Compensation Committee for approval. The incentive plan structure allows up to 150% payable on the discretionary component.

(5)	Mr. Davis’ department performance for the risk management and compliance quality component is based on achieving the 2020 objectives that were established for each area such as developing the allowance for credit loss methodology in compliance with the Current Expected Credit Losses accounting standard; enhancing loan portfolio concentration monitoring; managing of operational risks, including the management of the Bank’s insurance program; ongoing review, monitoring, and management of various credit metrics including past dues, non-accruals, and criticized assets; and ongoing management of regulatory requirements.

(6)	Mr. Moore’s departmental responsibilities include the credit underwriting and approval process, management of credit metrics focusing on past dues as well as financial and collateral exceptions, as well as loan pricing and treasury management.

The Compensation Committee reviewed Company performance to target, each individual NEO’s 2020 goals that were set in the beginning of the year, and the percentage of each individual’s goals that were accomplished, and the payout calculations prior to approving 2020 incentive payouts. There were unprecedented challenges in 2020 with the effects of COVID-19 which required real-time crisis management from our executives. We implemented additional administrative and safety measures, quickly shifting approximately 17% of our employees to work from home and restricted location access while continuing to provide effective customer service. The Company implemented additional loan and credit processes to clients to access the Paycheck Protection Program (“PPP”), originating over 3,100 PPP loans totaling over $560.0 million. Low mortgage interest rates required the management team to quickly scale effective processes and operations. These challenges, along with other significant NEO accomplishments in 2020 were considered in determining bonus awards that effectively linked Executive Annual Goals and Discretionary considerations which are summarized below.

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Name	Position	2020 Accomplishments
Drake Mills	Chairman, President, and Chief Executive Officer

•    Completed two successful Sub-Debt offerings, improving liquidity

•    Rebuilt M&A model and established metrics

•    Implemented structural changes to our mortgage division

•    Enhanced Company focus on efficiency and expense management

•    Restructured executive management roles and structure

•    Expanded investor and analyst relationships

•    Enhanced internal culture and a developed employee engagement focus

•    Committed to Bank and Board diversity and inclusion initiatives

Stephen Brolly	Senior Executive Officer and Chief Financial Officer

•    Successfully implemented the ongoing modeling and reporting of the Current Expected Credit Losses accounting standard

•    Oversaw the implementation of a new budgeting software improving the efficiency of the expense management process

•    Completed two successful Sub-Debt offerings, improving liquidity

•    Implemented procedures and guidance for enhanced investment strategy and maintained desired liquidity ratios

M. Lance Hall	President and Chief Executive Officer of Origin Bank

•    Led the Company’s strategic and tactical initiatives with a focus on (1) employee and client health and safety (2) delivery for our customers and communities (3) balance sheet protection and (4) stronger expense management.

•    Created an updated retail staffing model which maintained high service levels throughout the pandemic while avoiding furloughs and layoffs

•    Expanded our work from home staff and enhanced the employee and customer technical experience

•    Utilized employee feedback surveys to drive culture and employee engagement

•    Participated in multiple investor relations conferences, meetings, and our quarterly earnings calls

Cary Davis	Senior Executive Officer and Executive Risk Officer

•    Provided guidance and support to the Chief Risk Officer and the Chief Credit and Banking Officer to ensure a smooth management succession transition

•    Maintained strong interaction between Credit Risk and the markets in support of quality loan growth while maintaining credit quality

•    Ensured the risk assessment processes and risk mitigation controls that are in place are consistent with the bank’s risk appetite

•    Maintained stated asset quality

•    Maintained a strong compliance system

•    Completed the annual incentive compensation review and ensured the Company maintains an effective enterprise risk management program

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Name	Position	2020 Accomplishments
Preston Moore	Senior Executive Officer and Chief Credit and Banking Officer

•    Implemented risk mitigating procedures in the wake of the COVID-19 pandemic and economic uncertainty

•    Monitored asset quality trends and the bank’s loan portfolio

•    Managed overdrafts, borrowing base activity, past due loans, and COVID-19 loan modifications

•    Assisted with the Paycheck Protection Program loans

•    Monitored the industry sectors that could be adversely impacted by the COVID-19 pandemic

•    Monitored the impact of the economic downturn and the pandemic to assess risk ratings and risk rating migration

•    Adhered to Origin Bank’s credit guidelines and underwriting standards, emphasizing the bank’s focus on relationship banking, client selection, and secondary and tertiary sources of repayment with respect to collateral and strong guarantors

The 2020 STIP cash incentive opportunities as a percentage of salary for each of the NEOs and 2020 results are shown below. Amounts paid out as short-term incentive program bonuses are subject to our Clawback Policy if certain triggering events occur.

	Short-term Incentive Program Opportunity Levels as a % of Base Salary
Name/Position	Threshold	Target	Maximum	Actual Earned(1)
Drake Mills, CEO	25%	50%	75%	66.5%
Stephen Brolly, CFO	17.5%	35%	52.5%	35.2%
M. Lance Hall, President	20%	40%	60%	53.2%
Cary Davis, ERO	17.5%	35%	52.5%	32.8%
Preston Moore, CC & BO	17.5%	35%	52.5%	37.8%

(1)	The Compensation Committee and the Board approved and finalized executive and CEO incentive numbers at their respective February 2021 meetings.

Long-term Incentive Plan

Equity grants have been made to executives from time to time as the result of meeting key performance objectives such as the successful initial public offering launch in 2018. Equity compensation rewards executives for performance results relative to Company objectives while aligning the interests of our executives with those of our stockholders. Additionally, it provides executives the opportunity to increase their ownership in the Company while at the same time creating a retention vehicle through the use of a multi-year vesting period.

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Supplemental Retirement and Income Benefits

The Company has entered into an individual Supplemental Executive Retirement Plan (“SERP”) with several of our NEOs. Eligibility to participate in a SERP is limited to senior officers and determined by the Board. Currently our CEO, CFO, and President of Origin Bank participate in a SERP. The SERPs are unfunded and designed to be a nonqualified deferred compensation retirement plan in compliance with Section 409A of the Internal Revenue Code (“IRS Code”). In October 2019, the Company also entered into an Executive Supplemental Income Agreement (“ESIA”) with Mr. Hall.

The Company believes SERPs and the ESIA provide an effective long-term retention measure in keeping with an overall competitive compensation strategy aimed at retaining high performing executives. The plans are defined benefit style programs in which the participant is promised a benefit according to a set formula and such benefit is paid to the participant (or his or her beneficiary) in equal annual installments over a specified period of time as outlined in each individual’s agreement. Vesting requirements are also outlined in each individual agreement and are tied to the number of years of service of the executive which encourages our executives to remain with the Company for an extended period or until retirement. Additional tables provided on page 54 provide more details regarding these plans.

Benefits and Perquisites

Executive officers are eligible to participate in all employee benefit plans that are available to eligible employees generally, including health, life, and disability insurance and the Origin Bancorp, Inc. Employee Retirement Plan, which currently provides an employer match of 50 cents on each dollar of employee contributions up to 6% of eligible compensation subject to ERISA limits. Additionally, if approved, executives can participate in the ESPP, a summary of which is included under “Proposal 3-Approval of the Origin Bancorp, Inc. 2021 Employee Stock Purchase Plan.” We also provide our NEOs with certain perquisites, including the use of Company cars, the payment of life insurance premiums, reimbursement for country club dues and certain other expenses which we believe make us competitive in the employment market and encourage retention.

Change-in-Control and Severance Benefits

Our NEOs are generally entitled to certain limited change-in-control and severance protections. We believe that appropriate change-in-control and severance protections accomplish two objectives. First, they create an environment where key executives are able to take actions in the best interest of the Company without incurring undue personal risk. Second, they foster management stability during periods of potential uncertainty. The change-in-control and severance benefits payable to our NEOs are discussed under the heading “Employment Arrangements, Change-in-Control agreements, and Potential Payments Upon Termination or Change-In-Control” below.

Other Compensation Policies and Information

In addition to adhering to the processes described in the preceding sections, the Compensation Committee maintains a strong corporate governance culture with respect to executive compensation. Over the years it has adopted policies, including those described below, to further align executive compensation with performance and what the Company believes is the best interest of our stockholders.

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Clawbacks for Any Restatement; Executive Compensation Recovery Policy

The Compensation Committee and Board approved a Clawback Policy that covers incentive-based compensation for our NEOs. Under this policy, incentive based compensation may be subject to clawback if both (i) the Company is required to prepare an accounting restatement and (ii) our Board determines that a fraudulent or intentional act or omission of a current or former executive officer contributed to the circumstances requiring the restatement.

Trading Restrictions regarding Hedging or Pledging of Common Stock

Hedging Transactions. Our Insider Trading Policy requires Covered Persons, including our directors and officers, to pre-clear any proposed hedging or monetization transactions with our Compliance Officer at least two weeks before the proposed execution of a transaction. Such executive or director may not engage in a transaction without first obtaining pre-clearance of the transaction from the Compliance Officer. The Compliance Officer is under no obligation to approve a transaction submitted for pre-clearance and may determine not to permit the transaction.

Margin Accounts. Persons covered by our Insider Trading Policy are not permitted to hold our securities in a margin account.

Pledged Securities. Our Insider Trading Policy requires Covered Persons, including our directors and officers, to pre-clear any proposed pledging of our securities as collateral for a loan (not including margin debt) to receive approval from our Compliance Officer at least ten business days prior to the proposed execution of documents evidencing the proposed pledge. The person must clearly demonstrate the financial capacity to repay the loan without resorting to the pledged securities to meet repayment obligations when seeking approval from the Compliance Officer. The Compliance Officer is under no obligation to approve the pledging of our securities.

Report of Compensation Committee

The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis. Based upon this review and our discussions, the Origin Bancorp, Inc. Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and be incorporated by reference in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

THE COMPENSATION COMMITTEE

Elizabeth Solender (Chair)
Richard Gallot, Jr.
Stacey Goff
Michael Jones
Gary Luffey
Steven Taylor

The foregoing report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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EXECUTIVE COMPENSATION TABLE

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding the compensation paid to each of our NEOs for the fiscal years ended December 31, 2020, 2019 and 2018. Except as set forth in the notes to the table, all cash compensation for each of our NEOs was paid by the Bank.

			Short-term		Long-term
			Incentive Plan		Incentives
							Change in
Name and			Bonus		Stock	Option	Deferred	All Other
Principal		Salary	Compensation	Discretionary	Awards	Awards	Compensation	Compensation	Total
Position	Year	($)	($)(1)	Bonus ($)(2)	($)(3)	($)	Value ($)(4)	($)(5)	($)
Drake Mills Chairman of the Board/CEO & President of Origin Bancorp, Inc.	2020	835,800	555,490	—	—	—	437,336	53,318	1,881,944
	2019	835,800	425,000	—	—	—	339,295	47,492	1,647,587
	2018	835,800	347,693	82,472	1,002,969	—	323,402	75,212	2,667,548
Stephen Brolly Chief Financial Officer	2020	450,000	158,500	—	—	—	121,662	77,970	808,132
	2019	450,000	126,000	—	—	—	116,097	77,720	769,817
	2018	436,442	161,708	88,300	247,936	—	54,560	58,064	1,047,010
M. Lance Hall President and CEO of Origin Bank	2020	500,000	266,000	—	—	—	85,114	27,151	878,265
	2019	500,000	250,000	—	—	—	56,278	20,679	826,957
	2018	450,000	179,631	45,400	350,003	—	49,023	15,749	1,089,806
Cary Davis(6) Executive Risk Officer	2020	329,394	108,000	—	—	—	202,300	85,756	725,450
	2019	329,605	110,000	—	—	—	120,547	19,155	579,307
Preston Moore(7) Chief Credit & Banking Officer	2020	450,000	170,000	10,000	—	—	—	36,710	666,710

(1)	The amounts shown in this column represent payouts with respect to incentives earned for performance in the year shown and were determined based on the achievement of certain Company performance goals, specific individual goals, objectives and Company risk management goals. For more information about our annual incentive awards, see “Short-Term Incentive Program.” 2020 incentives were finalized at the Compensation Committee meeting in February 2021.

(2)	The amounts shown in this column reflect discretionary bonuses paid to recognize the executives for their significant contributions, majority of which were awarded in connection with our 2018 successful initial public offering. For Mr. Brolly, the amount in 2018 also includes a sign-on bonus in connection with his hiring. Mr. Moore’s 2020 bonus was for outstanding efforts related to PPP.

(3)	The amounts shown in this column reflect restricted stock awards granted to the NEOs and are disclosed as the aggregate grant date fair value of the awards, computed (i) with respect to awards granted after our initial public offering in May 2018, in accordance with ASC Topic 718, based on the closing market price of our common stock on the grant date and (ii) with respect to Mr. Brolly’s award of 3,500 shares of restricted stock in February 2018 as part of his hiring package, in accordance with our calculation of a rolling average based on the prices at which our common stock was privately sold during the three months prior to the grant date. Majority of the grants were made based upon tenure and contributions to and involvement in our initial public offering. For additional information on our calculation of stock-based compensation, please refer to the notes to our audited financial statements for the fiscal year ended December 31, 2020, included in our Annual Report on Form 10-K.

(4)	Includes the change in the present value of the projected benefits under the Supplemental Executive Retirement Plans and Employee Supplemental Income Agreement, which is a non-cash amount that can vary from year to year based upon the underlying assumptions. Assumptions such as discount rate, retirement age and mortality age are reviewed annually by the Company and are intended to be individually appropriate.

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(5)	The amounts shown in this column for 2020 are composed of the amount of perquisites and other compensation described in the table below.

(6)	Mr. Davis was not a NEO during 2018. Mr. Davis’ 2019 salary was impacted by payment of non-performance related benefits during the year. His base salary was not adjusted in 2020 nor 2019. Mr. Davis retired from his employment with Origin Bank on December 31, 2020.

(7)	Mr. Moore was not a NEO during 2019 or 2018.

Amounts of perquisites and other compensation paid to our NEOs in 2020 are set forth below:

Description	Mills ($)	Brolly ($)	Hall ($)	Davis ($)	Moore ($)
Personal use of company car	8,652	14,012	12,267	9,662	—
Auto allowance	—	—	—	—	9,000
Employer retirement plan contributions	8,550	8,550	8,550	8,550	8,550
Bank-owned life insurance premiums(1)	30,267	1,559	485	2,670	—
Country club membership dues	5,849	5,849	5,849	—	19,160
Housing expense reimbursement(2)	—	48,000	—	—	—
Transfer ownership of company car(3)	—	—	—	19,780	—
Post employment payment(4)	—	—	—	45,094	—
Total	53,318	77,970	27,151	85,756	36,710

(1)	Details of our insurance plans are described below under the subheading “Life Insurance Plans.”

(2)	Mr. Brolly was reimbursed for moving expenses, realtor fees and rental housing in connection with his relocation to Louisiana.

(3)	Ownership of the Company car passed to Mr. Davis as part of his retirement package.

(4)	Represents the amount of accrued paid time off received by Mr. Davis upon his retirement.

Our NEOs are eligible to participate in the same benefit plans designed for all of our full-time employees, including health, disability and basic group life insurance coverage. We also provide our employees, including our NEOs, with the opportunity to participate in a 401(k) plan to assist participants in planning for retirement. Additionally, if approved, executives will have the opportunity to participate in the ESPP, a summary of which is included under “Proposal 3-Approval of the Origin Bancorp, Inc. Employee Stock Purchase Plan.” We also provide certain perquisites and other benefits to our NEOs. During 2020, we provided Messrs. Mills, Brolly, Hall and Davis with Company cars for commuting and other personal transportation and Mr. Moore was paid an auto allowance. We also paid the premiums on life insurance policies taken out on Messrs. Mills, Brolly, Hall, and Davis. Additionally, we provided Messrs. Mills, Brolly, Hall and Moore with reimbursement for country club membership dues.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding outstanding equity awards held by each of our NEOs as of December 31, 2020. All of the restricted stock awards shown in the table below were granted under the 2012 Plan. All of the stock option awards were issued under stand-alone stock option award agreements prior to our adoption of the 2012 Plan and were granted with a per share exercise price equal to the fair market value of our common stock on the grant date. There were no equity incentive plan unearned options for any of the NEOs.

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		Option Awards					Stock Awards
				Equity
				Incentive				Market
		Number of	Number of	Plan Awards:			Number	Value of
		Securities	Securities	Number of			of Shares	Shares
		Underlying	Underlying	Securities			of Stocks	of Stock
		Unexercised	Unexercised	Underlying			That	That
		Options	Options	Unexercised	Option	Option	Have Not	Have Not
		Exercisable(1)	Unexercisable	Unearned	Exercise	Expiration	Vested	Vested (2)
Name	Grant Date	(#)	(#)	Options (#)	Price ($)	Date	(#)	($)
Drake Mills Chairman of the Board/CEO & President of Origin Bancorp, Inc.	1/1/2005	120,000	—	—	8.25	12/31/2024	—	—
	10/1/2011	50,000	—	—	17.50	12/31/2030	—	—
	11/13/2018(3)	—	—	—	—	—	16,465	457,233
Stephen Brolly Chief Financial Officer	2/20/2018(4)	—	—	—	—	—	1,167	32,408
	11/13/2018(3)	—	—	—	—	—	2,586	71,813
M. Lance Hall President and CEO of Origin Bank	11/13/2018(3)	—	—	—	—	—	5,746	159,566
Cary Davis Executive Risk Officer	11/13/2018(5)	—	—	—	—	—	—	—
Preston Moore(6) Chief Credit & Banking Officer
	N/A	—	—	—	—	—	—	—

(1)	All options were fully exercisable as of December 31, 2020.
(2)	Market value is determined by multiplying the closing market price of our common stock on December 31, 2020, by the number of shares or units that have not vested.
(3)	Time-based restricted stock awards that vest annually in 20% increments with the final tranche vesting on November 13, 2023.
(4)	Time-based restricted stock awards that vest annually in 33.3% increments with the final tranche having vested on February 20, 2021.
(5)	Mr. Davis’ shares fully vested in conjunction with his retirement on December 31, 2020.
(6)	Mr. Moore did not have any outstanding equity awards at December 31, 2020.

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Option Exercises and Stock Vested

The following table summarizes the stock awards that vested during 2020 for the NEOs. Additionally, there were no stock options awarded or exercised during the fiscal year ended December 31, 2020, for any of the NEOs. The amounts reflected below show the number of shares acquired at the time of exercise or vesting, as applicable. The amounts reported as value realized on vesting are shown on a before-tax basis:

	Stock Awards
	Number of Shares
Name	Acquired on Vesting (#)	Value Realized on Vesting ($)
Drake Mills	5,488	140,328
Stephen Brolly	2,029	63,295
M. Lance Hall	1,915	48,967
Cary Davis	5,048	133,015
Preston Moore	1,667	30,956

2012 Stock Incentive Plan

In 2012, our Board adopted the 2012 Stock Incentive Plan, effective as of January 1, 2012. The 2012 Plan was subsequently approved by our stockholders at our 2012 annual meeting and is primarily administered by the Compensation Committee.

The equity grants that may be awarded under the 2012 Plan consist of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock awards, restricted stock units, dividend equivalent rights, performance unit awards or any combination thereof. Any of our employees, officers or directors may be eligible for an award, although incentive stock options may be granted only to participants who meet the definition of “employee” within the meaning of Section 422 of the IRS Code.

A maximum of 1,400,000 shares of our common stock may be issued in connection with awards granted under the 2012 Plan, any or all of which may be issuable as incentive stock options. As of December 31, 2020, 921,248 shares of our common stock were available for issuance under the 2012 Plan, and there were 103,359 restricted stock grants and no unvested stock options that remained subject to forfeiture.

Non-Qualified Stock Option Agreements

Because we did not have a formal stock option or other long-term equity plan until the adoption of the 2012 Plan, non-qualified options were issued to various executives prior to 2012, including some of our NEOs, under individual employment or other agreements or arrangements with us. As of December 31, 2020, there were outstanding non-qualified options to purchase an aggregate of 224,000 shares of our common stock issued under stand-alone stock option agreements.

Defined Contribution Benefit Plan

The Company maintains a Retirement Plan, which is a defined contribution benefit plan. The Retirement Plan covers substantially all employees, including our NEOs, who have been employed 25 days and meet certain other requirements and employment classification criteria. Under the provisions of the

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Retirement Plan, the Company may make discretionary matching contributions on a percentage. The Company currently provides an employer match of 50 cents on each dollar of employee contributions up to 6% of eligible compensation subject to ERISA limits. Any percentage(s) determined by the Company shall apply to all eligible persons for the entire plan year. Eligible compensation includes salaries, wages, overtime and bonuses, and excludes expense reimbursements, severance payments, any amounts related to split dollar life insurance agreements, and fringe benefits. In addition, the Company may make additional discretionary contributions out of current or accumulated net profit. Matching contributions are invested as directed by the participant. The total of the Company’s contributions may not exceed limitations set forth in the Retirement Plan document or the maximum deductible under the IRS Code.

Supplemental Executive Retirement Plan and Executive Supplemental Income Agreement

The Executive Salary Continuation Plan (“SERP”) are limited to eligible executive employees as determined by our Board. In 2019, the Company entered an ESIA agreement with Mr. Hall that provides, in addition to other benefits, an in-service benefit to Mr. Hall beginning at age 60 payable for 6 years. The intent of the Company is to assist NEOs with meeting retirement needs while providing an overall total compensation and benefits package that aligns pay with performance and is competitive in the market. The terms “Cause,” “Good Reason,” “Change-in-Control,” “Separation from Service” and “Accrued Liability Retirement Balance” are defined in the respective employment agreements with each NEO. Mr. Moore does not have a SERP or an ESIA.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value(1) of Accumulated Benefit as of 12/31/20 ($)	Payments During Last Fiscal Year ($)
Drake Mills(2)	SERP	19	2,526,113	—
Stephen Brolly(3)	SERP	2	292,319	—
M. Lance Hall(4)	SERP	18	371,555	—
M. Lance Hall(5)	ESIA	—	18,822	—
Cary Davis(6)	SERP	19	1,176,131	—

(1)	Please see Note 14 - Employee Retirement Plan, Other Benefit Plans in the Notes to Consolidated Financial Statements in the 2020 Annual Report for more information.
(2)	Annual installments of $264,040 in the first year after retirement, with an annual 1.5% cost of living adjustment (“COLA”) increase, paid until death.
(3)	Fifteen year annual benefit based on 25% of base salary at the age of 65. For purposes of the present value calculation, the salary as of December 31, 2020, was used.
(4)	Annual installments of $118,939 in the first year after retirement, with an annual 1.5% COLA increase, paid until death.
(5)	Six year installments based on 10% of salary at distribution age (60). For purposes of the present value calculation, the salary as of December 31, 2020, was used.
(6)	Original benefit under the terms of the SERP was $59,177 per year. This benefit has increased by 8% per year for each full year worked past normal retirement age of 65. Mr. Davis retired as of December 31, 2020. The initial installment of $86,950 will be paid on July 1, 2021. Thereafter annual installments with an annual 1.5% COLA increase will be paid on January 1 until death.

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Mr. Mills’ SERP, the Amended and Restated Executive Salary Continuation Plan, effective May 1, 2008, provides for certain benefits in connection with his retirement or a Change-in-Control. Upon attainment of his retirement date, which is the earlier of the date when he attains the age of 65 or his separation from service, Mr. Mills will receive an annual benefit of $264,040 that will increase by 1.5% each year, paid in equal installments until Mr. Mills’ death. Subject to the terms of the plan, if Mr. Mills dies, his designated beneficiary will receive the Accrued Liability Retirement Balance in a lump sum. If Mr. Mills’ employment terminates voluntarily or without Cause prior to the age of 65, Mr. Mills will receive, over three annual installments, an amount equal to the balance, on the date of his termination, of the Accrued Liability Retirement Balance. In the event Mr. Mills becomes disabled prior to retirement, he will receive all of his Accrued Liability Retirement Balance in a lump sum thirty days following his disability. Upon a Change-in-Control, Mr. Mills will receive such benefit as if he had been continuously employed and retired at the age of 65 and payments will commence on the first day of the month following the date Mr. Mills turns 65. If Mr. Mills is terminated for Cause at any time, notwithstanding any other provision in the plan to the contrary, he will forfeit all benefits under the plan and the plan will terminate.

Mr. Brolly’s SERP, the Supplemental Executive Retirement Agreement effective July 1, 2018, provides for certain salary continuation benefits. If Mr. Brolly experiences a Separation from Service after the age of 65, he will be entitled to an annual payment for 15 years equal to 25% of his base salary when he was 65 (the “Retirement Benefit”). If Mr. Brolly dies before reaching 65, he will not receive any benefit, but if he dies after attaining the age of 65, any remaining payments for the Retirement Benefit will be paid to his beneficiary. If Mr. Brolly voluntarily terminates his employment, is involuntarily terminated without Cause or for Good Reason or becomes disabled, he will receive the vested benefit of the Accrued Liability Retirement Balance as of the effective date of termination or disability in one lump sum payable within thirty days. If a Change-in-Control followed within two years by Mr. Brolly’s Separation from Service, Mr. Brolly will be entitled to a lump sum payment within 30 days of termination equal to the present value of the Retirement Benefit. Mr. Brolly’s interest in such payments will vest 10% for each year of service from August 17, 2018. In certain limited circumstances, Mr. Brolly may be permitted to draw on his benefit early.

Mr. Hall’s Section §409A Amended & Restated Executive Salary Continuation Agreement, effective January 1, 2004, will pay, upon Mr. Hall’s retirement on or after he attains the of age 65 (“Hall Retirement Date”), an annual benefit of $118,939 that will increase by 1.5% each year, paid in equal installments until Mr. Hall’s death. If Mr. Hall dies while actively employed by the Bank or prior to the Hall Retirement Date, his designated beneficiary will receive the Accrued Liability Retirement Balance in a lump sum. If Mr. Hall is terminated without Cause or resigns prior to the age of 65, Mr. Hall will receive, as severance compensation over 15 annual installments, an amount equal to the accrued balance with interest, on the date of his termination, of Mr. Hall’s liability reserve account. Upon a Change-in-Control, if Mr. Hall is terminated, except for Cause, he will receive the annual benefit as if he had retired at the age of 65.

Mr. Hall has an ESIA, effective October 29, 2019, which provides for, beginning at the age of 60 an annual amount equal to ten percent of Mr. Hall’s annualized base for the calendar year in which Mr. Hall attains the age of 60. The annual payments will begin within thirty days following Mr. Hall attaining the age of 60 and continue annually for six years. If Mr. Hall dies before 60, he will not receive any benefit, but if he dies after attaining the age of 60, any remaining payments will be paid to his beneficiary. If Mr. Hall is terminated involuntarily without Cause or experiences a Separation from Service for Good Reason or becomes disabled, he will receive 100% of the Accrued Liability Retirement Balance as of the effective date of the termination or disability.

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If Mr. Hall experiences a voluntary Separation from Service, he will receive the vested benefit of the Accrued Liability Retirement Balance as of the effective date of termination. Mr. Hall’s interest, prior to turning 60, shall vest based on each fully completed year of service after the effective date of the ESIA during which he is employed full-time with the sixth year of vesting being the first year in which Mr. Hall’s interest will become partially vested. If Mr. Hall experiences an involuntary Separation from Service within 24 months following a Change-in-Control, other than for Cause, he will be paid the present value of the benefit provided under the plan in one lump payment within thirty days following his termination. In certain limited circumstances, Mr. Hall may be permitted to draw on his benefit early.

Mr. Davis retired effective December 31, 2020. Mr. Davis’ §409A Amended & Restated Executive Salary Continuation Agreement, dated December 15, 2008, and as further amended on December 14, 2016, provided an annual benefit of $86,950 to be paid to Mr. Davis on the first of the month following his retirement. The initial payment will be delayed until July 1, 2021 due to Mr. Davis’ NEO status. Beginning in 2022, the annual benefit payment will be paid on the first of the year and the amount will increase by a 1.5% COLA each year, until Mr. Davis’ death with a fifteen year distribution period certain.

Life Insurance Plans

The Company has purchased bank owned life insurance (“BOLI”) on the life of certain NEOs and has entered into split dollar life insurance agreements that provide a life insurance benefit to the NEO’s designated beneficiary as described in the paragraphs below. Mr. Moore does not have a split dollar life insurance agreement.

Name	Agreement Effective Date		Death Benefit Payable to Beneficiary at December 31, 2020 ($)
Drake Mills	2/7/2001		227,274
Drake Mills	5/1/2008		1,441,192
Drake Mills	2/27/2020	(1)	1,500,000	(1)
Stephen Brolly	7/13/2018		1,379,712
M. Lance Hall	7/23/2002		403,605
M. Lance Hall	10/29/2019		278,714
Cary Davis	2/7/2001		515,815

(1)	On February 27, 2020, the Bank entered into an Amended and Restated Endorsement Split Dollar Life Insurance Agreement that replaced the Endorsement Method Split Dollar Life Insurance Agreement, dated October 29, 2019. The February 27, 2020 restatement was executed to correct the death benefit to a $1,500,000 payment as approved by the Board in 2019.

Mr. Mills has (i) an Amended and Restated Life Insurance Endorsement Method Split Dollar Plan Agreement, effective February 7, 2001, with the Bank (the “2001 Agreement”), and (ii) an Amended and Restated Life Insurance Endorsement Method Split Dollar Plan Agreement, effective May 1, 2008, with the Bank. Under both agreements, Origin Bank has agreed to pay the premiums under life insurance policies issued with respect to Mr. Mills, and his designated beneficiaries will be entitled to 65% of the net-at-risk insurance portion of the proceeds upon his death. Under the 2001 Agreement, upon a Change of Control, if Mr. Mills is subsequently terminated without Cause, his designated beneficiaries

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will be entitled to the benefits under the 2001 Agreement as if he had died while employed by the Bank. On February 27, 2020, the Bank entered into an Amended and Restated Endorsement Split Dollar Life Insurance Agreement with Mr. Mills (the “2020 Agreement”) that amended and restated the Endorsement Method Split Dollar Life Insurance Agreement, dated October 29, 2019. The 2020 Agreement provides, upon Mr. Mills’ death, Mr. Mills’ beneficiary will be entitled to insurance proceeds of $1,500,000 unless (i) Mr. Mills is terminated for Cause or (ii) Mr. Mills is subject to a final removal or prohibition order issued by an appropriate federal banking agency of the Federal Deposit Insurance Act. The Bank owns the policy and will be the beneficiary of any remaining death proceeds after Mr. Mills’ interest is determined. No benefit will be paid under the 2020 Agreement if (i) Mr. Mills commits suicide or (ii) if the insurance company denies coverage in certain instances.

Mr. Brolly has an Endorsement Split Dollar Life Insurance Agreement, effective July 13, 2018, with the Bank. Under the agreement, upon Mr. Brolly’s death, his designated beneficiary will be entitled to the lesser of (i) the present value of Mr. Brolly’s Supplemental Executive Retirement Agreement had he worked until the age of 65 or (ii) one hundred percent of the total death proceeds of the individual insurance policy or policies adopted by the Bank for purposes of insuring Mr. Brolly’s life minus the greater of (x) the cash surrender value or (y) the aggregate premiums paid by the Bank. If Mr. Brolly is voluntarily or involuntarily terminated including termination for Cause, he will no longer be entitled to the benefits under the agreement. Mr. Brolly will also no longer be entitled to the benefits under the agreement if he were subject to a final removal or prohibition order issued by a federal banking agency or his beneficiaries are denied coverage under the terms of the life insurance policies.

Mr. Hall has a Life Insurance Endorsement Method Split Dollar Plan Agreement, effective July 23, 2002, as amended, with the Bank. Under the agreement, the Bank has agreed to pay the premiums under a life insurance policy issued with respect to Mr. Hall and Mr. Hall’s designated beneficiaries will be entitled to a certain portion of the insurance proceeds upon his death. In the event of Mr. Hall’s death or disability during employment with the Bank, his designated beneficiaries will be entitled to 80% of net-at-risk insurance portion of proceeds. Upon a Change-in-Control, if Mr. Hall is subsequently terminated without Cause, his designated beneficiaries will be entitled to the benefits under the agreement as if he had died while employed by the Bank.

On October 29, 2019, the Company entered into a second Endorsement Split Dollar Life Insurance Agreement with Mr. Hall that provides additional key man coverage for the Company and a life insurance benefit to Mr. Hall’s designated beneficiary. Under this agreement, in the event of the death of Mr. Hall while being employed by the Bank, his designated beneficiaries will be entitled to receive the lesser of (i) the present value of the benefits Mr. Hall would have received under his Executive Supplemental Income Agreement or (ii) one hundred percent (100%) of the total death proceeds of the individual insurance policy or policies adopted by the Bank for purposes of insuring Mr. Hall’s life minus the greater of (x) the cash surrender value or (y) the aggregate premiums paid by the Bank. Mr. Hall’s beneficiaries will not be entitled to any payments under the Endorsement Split Dollar Life Insurance Agreement if his employment is voluntarily or involuntarily terminated or if he were subject to a final removal or prohibition order issued by a federal banking agency or his beneficiaries are denied coverage under the terms of the life insurance policies.

Mr. Davis has a Life Insurance Endorsement Method Split Dollar Plan Agreement, effective February 7, 2001, as amended, with the Bank. Under the agreement, Origin Bank has agreed to pay the premiums under life insurance policies issued with respect to Mr. Davis, and his designated beneficiaries will be entitled to 80% of the net-at-risk portion of the insurance proceeds upon his death.

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Employment Arrangements, Change-in-Control Agreements, and Potential Payments Upon Termination or Change-In-Control

Below are summaries of certain arrangements between the NEOs and the Company or Origin Bank. These summaries do not include all of the provisions of the employment or Change-in-Control agreements with each NEO, and this section is qualified in its entirety by reference to the full employment or Change-in-Control agreements which can be accessed through links in the exhibit index to the Company’s Form 10-K for the fiscal year ended December 31, 2020. The terms “Cause,” “Good Reason,” “Change-in-Control,” and “Change-in-Control Protection Period” are defined in the respective employment agreements with each NEO.

DRAKE MILLS

On February 27, 2020, the Company entered into a restated employment agreement with Drake Mills. The agreement provides for three-year terms that renew automatically for successive three-year terms unless either party provides at least 180 days’ notice of non-renewal.

Under his employment agreement, Mr. Mills is entitled to a base salary of $835,800, which the Board can adjust, and an annual bonus the criteria of which is determined by the Board.

In addition to a base salary and bonus, Mr. Mills is eligible to participate in the Company’s employee benefit plans in a comparable manner as other executives, to use a Company car and to receive reimbursement or payment of professional development dues, professional organization membership costs, country-club dues, and business-related travel expenses.

Mr. Mills’ employment agreement includes indefinite obligations of confidentiality and non-disparagement, and a prohibition, subject to certain geographic limitations, on soliciting Company customers or employees for two years after termination of his employment.

Under the restated employment agreement, upon termination of employment for any reason other than Cause, Mr. Mills will be paid a prorated bonus based on his actual performance for the year.

If Mr. Mills’ employment is terminated by the Company without Cause or by Mr. Mills for Good Reason, and such termination does not occur within a Change-in-Control Protection Period, then, subject to Mr. Mills entry into a valid release of claims in favor of the Company, Mr. Mills will be entitled to receive two times the sum of (i) his then-current base salary, (ii) the average short-term incentive plan bonus paid during the last three years immediately preceding termination, and (iii) the average discretionary bonus paid during the last three years immediately preceding termination to be paid in equal monthly installments over the twenty-four months following termination. The Company will also pay the cost of Mr. Mills’ premiums for continued participation in the Company medical hospitalization insurance program under COBRA for up to twenty-four months following termination, or, if doing so would cause the plans to provide discriminatory benefits, the Company will make monthly cash payments to Mr. Mills in an amount equal to the premium payments.

If Mr. Mills’ employment is terminated by the Company without Cause or by Mr. Mills for Good Reason, and such termination occurs within the Change-in-Control Protection Period, then, subject to a valid release of claims in favor of the Company, Mr. Mills will be entitled to the sum of (i) three times his then-current base salary, (ii) three times the average short-term incentive plan bonus paid to him in the three calendar years immediately preceding the Change-in-Control, and (iii) three times the average

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discretionary bonus paid to him in the three calendar years immediately preceding the Change-in-Control, with such total amount reduced pro-rata for each full month that has elapsed between the Change-in-Control and the termination. The amount will be paid in a lump sum within sixty days of termination subject to certain exceptions. The Company will also pay the cost of COBRA premium-payments for a maximum of eighteen months.

STEPHEN BROLLY

 Mr. Brolly does not have a formal employment agreement with the Company however, he entered into a Change-in-Control Agreement with the Bank on April 2, 2018. The Change-in-Control Agreement has an initial term of three years and automatically renews for successive one-year terms unless notice is given 90 days prior to the end of a term. If Mr. Brolly is terminated in the two years after a Change-in-Control or the earlier of (i) the date negotiations commence leading to the consummation of a Change-in-Control and (ii) six months prior to the effective date of a Change-in-Control other than for Cause or for Good Reason, then Mr. Brolly will be entitled to severance benefits. Those severance benefits will consist of (a) a lump sum cash payment of two times Mr. Brolly’s then-current base salary, (b) a lump sum cash payment of two times the average short-term incentive plan bonus paid to him within the three calendar years (or such fewer years as he has been employed by us) immediately preceding his termination, (c) two times the average discretionary bonus paid to him within the three calendar years (or such fewer years as he has been employed by us) immediately preceding his termination, and

(d) any equity-type award under any plan or arrangement will become fully vested and exercisable. The Change-in-Control benefits will be paid no later than the thirtieth day following the later of (i) the termination of service and (ii) effective date of a Change-in-Control. Under the terms of the Change-in-Control Agreement, Mr. Brolly may not, for a period of one year following a Change-in-Control, solicit any of our customers in the year prior to termination in certain parishes and counties in which we are doing business and he may not recruit or hire any person who was an employee in the six month period prior to termination.

Mr. Brolly will also be entitled to the benefits described above in “Supplemental Executive Retirement Plan and Executive Supplemental Income Agreement” under his Supplemental Executive Salary Retirement Agreement, including benefits upon termination in connection with a Change-in-Control.

M. LANCE HALL

On February 27, 2020, the Company entered into a restated employment agreement with M. Lance Hall for three-year terms that renew automatically for successive three-year terms unless either party provides at least 180 days’ notice of non-renewal.

Under the employment agreement, Mr. Hall is entitled to a base salary of $500,000, which the Board can adjust, and an annual bonus the criteria of which is determined by the Board.

Mr. Hall is also eligible to participate in the Company’s employee benefit plans in a comparable manner as other executives, to use a Company car and to receive reimbursement or payment of professional development dues, professional organization membership costs, country-club dues, and business-related travel expenses.

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EXECUTIVE COMPENSATION TABLE

Under the terms of the restated employment agreement, Mr. Hall is subject to indefinite obligations of confidentiality and non-disparagement, and is prohibited, subject to certain geographic limitations, from soliciting Company customers or employees for two years after termination of employment.

Upon termination of employment for any reason other than Cause, Mr. Hall will be paid a prorated bonus based on his actual performance for the year.

If Mr. Hall’s employment is terminated by the Company without Cause or by Mr. Hall for Good Reason, and such termination does not occur within a Change-in-Control Protection Period, then, subject to Mr. Hall’s entry into a valid release of claims in favor of the Company, Mr. Hall will be entitled to receive two times the sum of (i) his then-current base salary, (ii) the average short-term incentive plan bonus he received in the three calendar years immediately preceding termination, to be paid in equal monthly installments over the twenty-four months following termination, and (iii) the average discretionary bonus he received in the three calendar years immediately preceding termination, to be paid in equal monthly installments over the twenty-four months following termination. The Company will also pay the cost of Mr. Hall’s premiums for continued participation in the Company medical hospitalization insurance program under COBRA for up to twenty-four months following termination, or, if doing so would cause the plans to provide discriminatory benefits, the Company will make monthly cash payments to Mr. Hall in an amount equal to the premium payments.

If Mr. Hall’s employment is terminated by the Company without Cause or by Mr. Hall for Good Reason, and such termination occurs within the Change-in-Control Protection Period, then, subject to a valid release of claims in favor of the Company, Mr. Hall will be entitled to the sum of (i) three times his then-current base salary, (ii) three times the average short-term incentive plan bonus paid to him in the three calendar years immediately preceding the Change-in-Control, with such total amount reduced pro-rata for each full month that has elapsed between the Change-in-Control and the termination, and (iii) three times the average discretionary bonus paid to him in the three calendar years immediately preceding the Change-in-Control, with such total amount reduced pro-rata for each full month that has elapsed between the Change-in-Control and the termination. The amount will be paid in a lump sum within sixty days of termination subject to certain limited exceptions. The Company will also pay the cost of COBRA premium-payments for a maximum of eighteen months.

CARY DAVIS

Mr. Davis retired effective December 31, 2020, and his employment agreement ended upon his retirement.

PRESTON MOORE

Mr. Moore entered into a Change In Control agreement with the Company effective March 28, 2018. Following an initial term that ends on March 27, 2021, this agreement shall automatically renew for successive one year terms unless notice is given 90 days prior to the end of a term. If Mr. Moore is terminated in the two years after a Change-in-Control or the earlier of (i) the date negotiations commence leading to the consummation of a Change-in-Control and (ii) six months prior to the effective date of a Change-in-Control other than for Cause or for Good Reason, then Mr. Moore will be entitled to severance benefits. Those severance benefits will consist of a (a) lump sum cash payment of two times Mr. Moore’s then-current base salary, (b) a lump sum cash payment of two times the average

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short-term incentive plan bonus paid to him within the three calendar years immediately preceding his termination, (c) two times the average discretionary bonus paid to him within the three calendar years immediately preceding his termination, and (d) any equity-type award under any plan or arrangement will become fully vested and exercisable. The Change-in-Control benefits will be paid no later than the thirtieth day following the later of (i) the termination of service and (ii) effective date of a Change-in-Control. Under the terms of the Change-in-Control Agreement, Mr. Moore may not, for a period of nine months following a Change-in-Control, solicit any of our customers in the year prior to termination in certain parishes and counties in which we are doing business and he may not recruit or hire any person who was an employee in the six month period prior to termination.

Potential Payments Upon Termination or Change In Control

The table below shows the estimated amounts that could have been paid to each NEO in 2020 under his respective agreement (or agreements) and any applicable benefit plans in the event each NEO was terminated in certain instances. The following information is based on the executive’s base salary compensation at December 31, 2020, and 2020 bonuses to be paid in early 2021, and assumes the triggering event occurred on December 31, 2020. Capitalized terms used in this section have the meanings ascribed to them in the respective executive’s agreements.

Drake Mills	Termination by Company for Cause ($)	Termination Other Than Termination for Cause ($)		Death ($)		Disability ($)		Change-In- Control ($)		Retirement ($)
Employment Agreement	—	2,612,037	(1)	555,490	(2)	555,490	(2)	3,918,055	(3)	555,490	(2)
Benefits Payable under SERP	—	2,526,113	(4)	2,526,113	(4)	2,526,113	(4)	6,105,573	(5)	6,105,573	(5)
Accrued PTO(6)	115,758	115,758		115,758		115,758		115,758		115,758
Split Dollar Life Insurance eff. 02/07/2001(7)	—	—		227,274		—		—		—
Split Dollar Life Insurance eff. 05/01/2008(8)	—	—		1,441,192		—		—		—
Split Dollar Life Insurance eff. 10/29/2019(9)	—	—		1,500,000		—		—		—
Company Paid Life Insurance(10)	—	—		400,000		—		—		—
RSA Accelerated Vesting(11)	—	—		457,233		457,233		457,233		457,233
Continuing Medical Coverage(12)	—	16,949		—		—		12,712		—
Totals	115,758	5,270,857		7,223,060		3,654,594		10,609,331		7,234,054

(1)	Upon termination of employment without Cause or for Good Reason outside of the Change-in-Control Protection Period, Mr. Mills will be paid two times the sum of (i) his then current base salary, (ii) the average short-term incentive plan bonus compensation paid during the last three years preceding his date of termination and (iii) the average discretionary bonus paid during the last three years preceding his date of termination. The value reported excludes premium payments to which he would also be entitled that are included under “Continuing Medical Coverage.”
(2)	Upon termination of employment for any reason other than Cause, Mr. Mills will be paid a prorated short-term incentive plan bonus based on his actual performance for the year. For the purpose of this calculation, the value reported is the full year short-term incentive plan bonus amount paid to Mr. Mills for December 31, 2020.
(3)	Upon termination of employment without Cause or for Good Reason within the Change-in-Control Protection Period, Mr. Mills will be paid the sum of (i) three times his then current base salary, (ii) three times the average short-term incentive plan bonus paid during the last three years preceding his date of termination and (iii) three times average discretionary bonus paid during the last three years preceding his date of termination. The value reported excludes eighteen months of premium payments to which he would also be entitled.

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(4)	Amounts are equal to the Accrued Liability Retirement Balance as of December 31, 2020. Under Mr. Mills’ SERP, upon termination without Cause or voluntary termination, he would receive the balance of his Accrued Liability Retirement Balance paid out in three annual installments of $842,038. Upon Mr. Mills’ death, his beneficiaries would receive a lump sum payment equal to the Accrued Liability Retirement Balance within 60 days of death. Upon disability, he would receive a lump sum payment of the Accrued Liability Retirement Balance within 30 days following disability.

(5)	Upon a Separation from Service after the age of 65 or a Change-in-Control, Mr. Mills will receive $264,040 in annual installments beginning on the first day of the month following Mr. Mills’ Separation from Service following the age of 65 until death. This amount is calculated using projected death at age 85 with an annual 1.5% COLA increase.

(6)	Company policy provides that, upon termination, all employees are paid for any accrued but unused paid time off (“PTO”). The PTO amount above is based on 2020 accrued and unused PTO hours as of December 31, 2020, times Mr. Mills’ hourly rate.

(7)	Split dollar life insurance dated February 7, 2001, provides for a $227,274 death benefit as of December 31, 2020, equal to 65% of the net-at-risk insurance portion of the proceeds. The net-at-risk insurance portion is the total proceeds less the cash value of the policy. This benefit is retained under each circumstance listed in the table above except for termination for cause.

(8)	Split dollar life insurance dated May, 1, 2008, provides for a $1,441,192 death benefit payment to Mr. Mills’ beneficiaries. This is the amount equal to 65% of the net-at-risk insurance portion of the proceeds. The net-at-risk insurance portion is the total proceeds less the cash value of the policy. This benefit is retained under each circumstance listed in the table above except for termination for cause.

(9)	On February 27, 2020, the Bank entered into the 2020 Agreement that replaced the Endorsement Method Split Dollar Life Insurance Agreement, dated October 29, 2019. The 2019 agreement provided for a formulaic death benefit in error. The 2020 agreement provided for a $1,500,000 death benefit payment as approved by the Board in 2019. This benefit is retained under each circumstance listed in the table above except for termination for cause.

(10)	Origin provides a life insurance benefit to eligible employees of two times the employee’s current salary up to a maximum of $400,000.

(11)	Accelerated vesting is provided on outstanding restricted stock awards in the event of death, disability, Change-in-Control, or retirement. This value was determined by multiplying the current number of unvested shares times the share price of $27.77 as of December 31, 2020.

(12)	Mr. Mills’ employment agreement provides he receive or have paid on his behalf for a period of up to eighteen months following termination date without Cause or resignation for Good Reason in of the Change-in-Control Protection Period, all COBRA premiums for continuation of Employer’s current medical hospitalization insurance program. If Mr. Mills is terminated without Cause or resigns for Good Reason outside of the Change-in-Control Protection Period, he will be entitled to two years of COBRA premiums until he secures alternative health benefits from a new employer or COBRA coverage terminates.

Stephen Brolly	Termination by Company for Cause ($)	Termination Other Than Termination for Cause ($)		Death ($)	Disability ($)		Change-In- Control ($)		Retirement ($)
Change-in-Control Agreement(1)	—						1,256,339	(1)	—
Benefits Payable under SERP	—	58,464	(2)	—	58,464	(2)	1,115,877	(3)	1,687,500	(4)
Accrued PTO(5)	57,098	57,098		57,098	57,098		57,098		57,098
Split Dollar Life Insurance eff. 07/13/2018(6)	—	—		1,379,712	—		—		—
Company Paid Life Insurance(7)	—	—		400,000	—		—		—
RSA Accelerated Vesting(8)	—	—		104,221	104,221		104,221		104,221
Totals	57,098	115,562		1,941,031	219,783		2,533,535		1,848,819

(1)	Mr. Brolly’s Change-in-Control Agreement provides that if he is terminated without Cause or for Good Reason in connection with a Change-in-Control, Mr. Brolly would be entitled to the sum of (i) two years of his then base salary, (ii) two times the average short-term incentive plan bonus paid to him in the last three years, and (iii) two times the average discretionary bonus paid during the last three years preceding his date of termination.
(2)	Under Mr. Brolly’s SERP, upon his voluntary Separation from Service or Involuntary Separation from Service without Cause or due to a disability, he would receive the vested Accrued Liability Retirement Balance in a lump sum. As of December 31, 2020, the Accrued Liability Retirement Balance was $292,319 and Mr. Brolly was vested in 20% of the benefit.
(3)	Upon a Change-in-Control, he receives the present value of his Accrued Liability Retirement Benefit in a lump sum. The value reported is based on his current salary and uses a three percent discount rate.
(4)	The total projected retirement benefit is based on his current salary with an annual benefit of $112,500 per year upon reaching normal retirement age of 65. Upon retirement, Mr. Brolly will receive annual installments beginning within thirty days of retirement and will be paid on the same date for fifteen years. The benefit provides a payout of 25% of Mr. Brolly’s base salary at retirement and was calculated using current base salary as of December 31, 2020.

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(5)	Company policy provides that, upon termination, all employees are paid for any accrued but unused paid time off. The PTO amount above is based on 2020 accrued and unused PTO hours as of December 31, 2020, times Mr. Brolly’s hourly rate.

(6)	Split dollar life insurance, dated July 13, 2018, provides for a benefit equal to the lesser of (i) the present value of Mr. Brolly’s Supplemental Executive Retirement Agreement assuming he worked until the age of 65 or (ii) 100% of the total death proceeds of the individual insurance policies adopted by the Bank subject to certain adjustments. The value reported assumes he died on December 31, 2020, and is the present value death benefit payment of $1,379,712 to Mr. Brolly’s beneficiaries based on his current salary and a three percent discount.

(7)	Origin provides a life insurance benefit to eligible employees of two times the employee’s current salary up to a maximum of $400,000.

(8)	Accelerated vesting is provided on outstanding restricted stock awards in the event of death, disability, Change-in-Control, or retirement. This value was determined by multiplying the current number of unvested shares times the share price of $27.77 as of December 31, 2020.

M. Lance Hall	Termination by Company for Cause ($)	Termination Other Than Termination for Cause ($)		Death ($)		Disability ($)		Change-In- Control ($)		Retirement ($)
Employment Agreement	—	1,494,021	(1)	266,000	(2)	266,000	(2)	2,241,031	(3)	266,000	(2)
Benefits Payable under SERP effective 01/01/2004	—	620,325	(4)	371,555	(5)	—		2,910,499	(6)	2,910,499	(6)
Executive Supplemental Income Agreement dated 10/29/2019	—	18,822	(7)	—		18,822	(7)	193,088	(8)	300,000	(9)
Accrued PTO(10)	71,173	71,173		71,173		71,173		71,173		71,173
Split Dollar Life Insurance 07/23/2002(11)	—	—		403,605		—		—		—
Split Dollar Life Insurance 10/29/2019(12)	—	—		278,714		—		—		—
Company Paid Life Insurance(13)	—	—		400,000		—		—		—
RSA Accelerated Vesting(14)	—	—		159,566		159,566		159,566		159,566
Continuing Medical Coverage(15)	—	49,150		—		—		36,862		—
Totals	71,173	2,253,491		1,950,613		515,561		5,612,219		3,707,238

(1)	Upon termination of employment without Cause or for Good Reason outside of the Change-in-Control Protection Period, Mr. Hall will be paid two times the sum of (i) his then current base salary, (ii) the average short-term incentive plan bonus paid during the last three years preceding his date of termination, and (iii) the average discretionary bonus paid during the last three years preceding his date of termination. The value reported assumes Mr. Hall’s 2020 employment agreement was in effect and excludes premium payments to which he would also be entitled that are included under “Continuing Medical Coverage.”

(2)	Upon termination of employment for any reason other than Cause, Mr. Hall will be paid a prorated short-term incentive plan bonus based on his actual performance for the year. For the purpose of this calculation, the value reported is the full year short-term incentive plan bonus amount paid to Mr. Hall for December 31, 2020.

(3)	Upon termination of employment without Cause or for Good Reason within the Change-in-Control Protection Period, Mr. Hall will be paid the sum of (i) three times his then current base salary, (ii) three times the average short-term incentive plan bonus paid during the last three years preceding his date of termination, and (iii) three times the average discretionary bonus paid during the last three years preceding his date of termination. The value reported assumes Mr. Hall’s 2020 employment agreement was in effect and terminated on December 31, 2020, and excludes eighteen months of premium payments to which he would also be entitled.

(4)	Represents the Accrued Liability Retirement Balance as of December 31, 2020, for Mr. Hall. If Mr. Hall is terminated without Cause or resigns prior to the age of 65, Mr. Hall will receive, as severance compensation over 15 annual installments starting on the date he turns 65, an amount equal to the accrued balance with interest, on the date of his termination, of Mr. Hall’s liability reserve account. The number reported for the payment upon termination without Cause excludes interest that would be payable when payments begin being made when Mr. Hall turns 65.

(5)	This value represents the value of the death benefit as of December 31, 2020, payable to Mr. Hall’s beneficiary in a lump sum on the 1st day of the month after death.

(6)	Mr. Hall’s SERP will pay, upon Mr. Hall’s retirement at age 65, an annual benefit of $118,939 that includes an annual 1.5% COLA increase, paid in equal installments until Mr. Hall’s death. Upon a Change-in-Control, if Mr. Hall is terminated, except for Cause, he will receive the annual benefit as if he had retired at the age of 65. The projected total retirement benefit of $2,910,499 assumes death at age 86 based on the MP 2015 Mortality table.

(7)	Represents 100% of the Accrued Liability Retirement Balance as of the effective date of the termination or disability of Mr. Hall, which we assume to be December 31, 2020.

(8)	Represents the present value of the benefits provided under the ESIA as of December 31, 2020, in the event that Mr. Hall is involuntarily separated from service following a Change-in-Control, other than for Cause, using a three percent discount rate.

(9)	Mr. Hall has an ESIA, effective October 29, 2019, that provides for, beginning at the age of 60 and irrespective of whether Mr. Hall retires, an annual amount equal to ten percent of Mr. Hall’s annualized base salary for the calendar year in which Mr. Hall attains the age of 60. The

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EXECUTIVE COMPENSATION TABLE

annual payments will begin within thirty days following Mr. Hall turning 60 and continue annually for six years. For purposes of estimating the payment amount, we assumed that Mr. Hall retired and turned 60 on December 31, 2020.
(10)	Company policy provides that, upon termination, all employees are paid for any accrued but unused PTO. The PTO amount above is based on 2020 accrued and unused PTO hours as of December 31, 2020, times Mr. Hall’s hourly rate.

(11)	Represents 80% of the net-at-risk insurance portion of the proceeds as of December 31, 2020. The net-at-risk insurance portion is the total proceeds less the cash value of the policy, which will be paid in a lump sum upon Mr. Hall’s death.

(12)	Under the 2019 Endorsement Split Dollar Life Insurance Agreement, in the event of the death of Mr. Hall while being employed by the Bank, his designated beneficiaries will be entitled to receive the lesser of (i) the present value of the benefit Mr. Hall would have received under his ESIA or (ii) the proceeds from his life insurance policy, excluding the greater of the cash surrender value or the aggregate premiums paid by the Bank. In the event Mr. Hall died on December 31, 2020, the Present Value is the lesser amount and was calculated using a three percent discount rate and a benefit based on his current salary as of December 31, 2020.

(13)	All active company employees are provided with life insurance providing for a death benefit of two times the annual salary up to a maximum of $400,000.

(14)	Accelerated vesting is provided on outstanding restricted stock awards in the event of death, disability, Change-in-Control, or retirement. This value was determined by multiplying the current number of unvested shares times the share price of $27.77 as of December 31, 2020.

(15)	Mr. Hall’s employment agreement provides he receive or have paid on his behalf for a period of up to eighteen months following his termination without Cause or resignation for Good Reason in the Change-in-Control Protection Period, all COBRA premiums for continuation of Employer’s current medical hospitalization insurance program. If Mr. Hall is terminated without Cause or resigns for Good Reason outside of the Change-in-Control Protection Period, he will be entitled to two years of COBRA premiums until he secures alternative health benefits from a new employer or COBRA coverage terminates.

Cary Davis	Death ($)
Benefits Payable under SERP(1)	1,176,131	(2)
Split Dollar Life Insurance(3)	515,815
Totals	1,691,946

(1)	Mr. Davis retired on December 31, 2020, and will begin receiving annual payments beginning July 1, 2021. This benefit is calculated based on death at 85 and receiving annual payments currently valued at $86,950 with an annual 1.5% COLA increase until death.
(2)	Upon death, Mr. Davis’ beneficiaries will be entitled to the Accrued Liability Retirement Balance on date of death in a lump sum payment to be made the first day of the second month following death.
(3)	The Split Dollar Agreement provides for a death benefit of 80% of the net-at-risk insurance portion of the proceeds calculated as of December 31, 2020.

Preston Moore	Termination by Company for Cause ($)	Termination Other Than Termination for Cause ($)	Death ($)	Disability ($)	Change-In- Control ($)	Retirement ($)
Change-in-Control Agreement(1)	—	—	—	—	1,227,853	—
Company Paid Life Insurance(2)	—	—	400,000	—	—	—
Accrued PTO(3)	53,671	53,671	53,671	53,671	53,671	53,671
Totals	53,671	53,671	453,671	53,671	1,281,524	53,671

(1)	Mr. Moore’s Change-in-Control Agreement provides that if he is terminated without Cause or for Good Reason in connection with a Change-in-Control, Mr. Moore would be paid two times the sum of (i) his then base salary, (ii) the average short-term incentive plan bonus paid to him in the last three years preceding his date of termination, and (iii) the average discretionary bonus paid during the last three years preceding his date of termination.
(2)	Origin provides a life insurance benefit to eligible employees of two times the employee’s current salary up to a maximum of $400,000.
(3)	Company policy provides that, upon termination, all employees are paid for any accrued but unused PTO. The PTO amount above is based on 2020 accrued and unused PTO hours as of December 31, 2020, times the executive’s hourly rate.

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Chief Executive Officer Pay Ratio

Pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC adopted a rule requiring annual disclosure of the ratio of the annual total compensation of the principal executive officer (“PEO”) to the annual total compensation of its median employee, other than the principal executive officer. The purpose of the pay ratio disclosure is to provide a quantitative measure of the equitability of pay within an organization. We believe our compensation philosophy and process yield an equitable result:

Median employee total annual compensation (other than the PEO)	$64,867
Total annual compensation of Drake Mills, our PEO	$1,881,944
Ratio of PEO to median employee compensation	1:29

The pay ratio above represents the Company’s reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described below. Applicable rules and guidance provide flexibility in how companies identify the median employee and other companies may use different methodologies or make different assumptions.

We completed the following steps to identify the median of the annual total compensation of all our employees and to determine the annual total compensation of our median employee and CEO:

•	The median employee was identified for 2020 based on the employee population of 763 on December 31, 2020, which consisted of all full-time, part-time, temporary, and seasonal employees employed on that date.

•	To find the median of the annual total compensation of all our employees (other than our CEO), we used wages from our payroll records as reported to the Internal Revenue Service on Form W-2 for the fiscal year 2020. In making this determination, we annualized the compensation of full-time and part-time permanent employees who were employed on December 31, 2020, but who did not work for us the entire year. No full-time equivalent adjustments were made for part-time employees.

•	We identified our 2019 median employee using this compensation measure and methodology, which was consistently applied to all employees who were included in the calculation. In order to determine the median employee, we then reviewed the employee list based upon a ranking of the total cash compensation of all employees other than our PEO.

•	Based on our decision to use the same median employee identified in 2019, we calculated the 2020 total compensation for this employee, by adding together all elements of this employee’s compensation for 2020 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $64,867. We then calculated the median employee’s total annual compensation figure by aggregating the value of all wages, cash incentives, equity incentives, 401(k) Plan employer contributions and any applicable perquisites earned or paid in 2020 in the same manner as we calculated the total annual compensation of our CEO for purposes of the Summary Compensation Table.

•	With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2020 Summary Compensation Table.

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PROPOSAL 2: ADVISORY VOTE ON THE SAY-ON-PAY PROPOSAL

PROPOSAL 2: ADVISORY VOTE ON THE SAY-ON-PAY PROPOSAL

Proposal Snapshot

What am I voting on?

Stockholders are being asked, as required by Section 14A of the Exchange Act, to approve, on an advisory basis, the compensation of the NEOs for 2020 as described in the “Compensation Discussion and Analysis” section beginning on page 37 and the “Executive Compensation Tables” section beginning on page 50.

Voting recommendation:

FOR the advisory vote to approve executive compensation. The Compensation Committee takes very seriously its stewardship responsibility to oversee the Company’s compensation programs and values thoughtful input from stockholders. The Compensation Committee will take into account the outcome of the advisory vote when considering future executive compensation decisions.

This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our NEO compensation as a whole. This vote is not intended to address any specific item of compensation or any specific NEO, but rather the overall compensation of all of our NEOs and the philosophy, policies and practices described in this proxy statement.

The compensation of our NEOs subject to the vote is disclosed in the Executive Compensation Tables and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, we believe that our compensation policies and decisions are focused on ensuring management’s interests are aligned with our stockholders’ interests to support long-term stockholder value creation. Compensation of our NEOs is designed to enable us to attract and retain talented and experienced executives to lead us successfully in a competitive environment.

Accordingly, we ask our stockholders to indicate their support for the compensation of our NEOs as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders hereby approve, on a non-binding advisory basis, the compensation of our named executive officers as reflected in this proxy statement and as disclosed pursuant to Item 402 of Regulation S-K, including the compensation discussion and analysis, the compensation tables, narratives and all related material.”

Because your vote is advisory, it will not be binding upon the Board. However, the views expressed by our stockholders, whether through this vote or otherwise, are important to our management and Board. Our Compensation Committee intends to consider results of this vote when evaluating our compensation policies and practices in the future.

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PROPOSAL 2: ADVISORY VOTE ON THE SAY-ON-PAY PROPOSAL

Advisory approval of this Proposal 2 requires that the proposal receive “For” votes from the holders of a majority of the shares present virtually or represented by proxy and entitled to vote on the matter at the Annual Meeting that cast votes with respect to this Proposal 2. Abstentions and broker non-votes will count towards a quorum, but will have no effect on the outcome of this Proposal 2.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ADVISORY VOTE TO APPROVE OUR EXECUTIVE COMPENSATION.

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PROPOSAL 3: APPROVAL OF THE ORIGIN BANCORP, INC. 2021 EMPLOYEE STOCK PURCHASE PLAN

PROPOSAL 3: APPROVAL OF THE ORIGIN BANCORP, INC. 2021 EMPLOYEE STOCK PURCHASE PLAN

Proposal Snapshot

What am I voting on?

Stockholders are being asked to approve the Origin Bancorp, Inc. 2021 Employee Stock Purchase Plan.

Voting recommendation:

FOR the approval of the Employee Stock Purchase Plan.

On March 15, 2021, our Board adopted the Origin Bancorp, Inc. 2021 Employee Stock Purchase Plan (the “Employee Stock Purchase Plan” or the “ESPP”), subject to the approval of our stockholders. If approved, the ESPP will become effective on March 15, 2021.

Purpose of the 2021 Employee Stock Purchase Plan

The Employee Stock Purchase Plan is intended to provide eligible employees of the Company and its subsidiaries, including Origin Bank and Davison Insurance Agency, LLC, with an opportunity to share in the success of Origin through the purchase of shares of our common stock at a discount and possibly with favorable tax consequences, and thereby provide an additional incentive for such employees to contribute to the prosperity of the Company. Our Board believes that the ESPP promotes the interests of the Company and its stockholders by attracting, retaining, and motivating talented employees and aligning the interests of participating employees with those of our stockholders. The ESPP is intended to qualify as an “Employee Stock Purchase Plan” under Section 423 of the IRS Code and will be treated as such for U.S. federal tax purposes. The ESPP is not intended to be subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. The rights to purchase shares of Origin common stock granted under the ESPP, referred to as “Purchase Rights,” are intended to qualify as options issued under an “Employee Stock Purchase Plan,” as that term is defined in Section 423(b) of the IRS Code.

Summary of the Employee Stock Purchase Plan

Described below is a summary of the material features of the ESPP. This summary does not purport to be a complete description of all of the provisions of the ESPP. It is qualified in its entirety by reference to the full text of the ESPP, a copy of which is attached as Appendix A to this proxy statement and is incorporated herein by reference. Capitalized terms used but not otherwise defined herein have the respective meanings ascribed to such terms in the ESPP.

Purpose. The purpose of the ESPP is to provide a means by which eligible employees of Origin and its subsidiaries, including Origin Bank and Davison Insurance Agency, LLC, may be given an opportunity to share in the success of Origin through the purchase of shares of our common stock at a discount, to assist the Company in attracting and retaining employees, and in incentivizing our employees through participation in our stock performance. Our Board believes that the ESPP promotes the interests of the Company and its stockholders by attracting, retaining, and motivating talented employees and aligning the interests of participating employees with those of our stockholders. The rights to purchase

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shares of Origin common stock granted under the ESPP, referred to as “Purchase Rights,” are intended to qualify as options issued under an “Employee Stock Purchase Plan,” as that term is defined in Section 423(b) of the Internal Revenue Code.

Shares Subject to the ESPP. Subject to the terms of the ESPP, an aggregate of one million (1,000,000) shares of our common stock, or approximately 4% of the shares of common stock outstanding on a fully diluted basis as of December 31, 2020, will be reserved for issuance under the ESPP. If Purchase Rights granted under the ESPP expire, are cancelled or otherwise terminate without being exercised, the shares of common stock not purchased under such Purchase Rights will again become available for issuance under the ESPP. The common stock purchasable under the ESPP shall consist of authorized and unissued or reacquired shares of common stock.

Administration. The ESPP will be administered by the Compensation Committee or such other committee or subcommittee as may be designated by our Board to administer the ESPP, referred to as the “Committee.” The Committee will have the power to (i) determine how and when Purchase Rights to purchase shares of common stock will be granted and the provisions of each Offering of such Purchase Rights provided, however, that all Participants granted Purchase Rights pursuant to the Plan will have the same “rights and privileges” within the meaning of Section 423(b)(5) of the Code); (ii) construe and interpret the ESPP and Purchase Rights, and establish, amend, and revoke rules and regulations for its administration (the Committee, in the exercise of this power, may correct any defect, omission, or inconsistency in the ESPP, in a manner and to the extent it deems necessary or expedient to make the ESPP fully effective); (iii) settle all controversies regarding the ESPP and Purchase Rights granted under it; (iv) suspend or terminate the ESPP at any time as provided for under the ESPP; and (v) delegate its authority to perform day-to-day administrative functions; and (vi) exercise such powers and perform such acts as it deems necessary or expedient to promote the best interests of the Company and to carry out the intent that the ESPP be treated as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code.

All determinations, interpretations, and constructions made by the Committee in good faith in its discretion will be final, binding, and conclusive on all persons.

Eligibility. Each employee of Origin and its subsidiaries, including Origin Bank and Davison Insurance Agency, LLC, is eligible to participate if they (a) have been employed continuously for 90 days ending on or prior to the Offering Date (as defined below) and (b) are not an owner or holder of options to purchase more than 5% of the total voting power or value of our capital stock. In addition, participants are prohibited from holding Purchase Rights that enable such participant to purchase shares with Fair Market Value exceeding $25,000 within any calendar year.

As of December 31, 2020, there were approximately 715 employees eligible to participate in the ESPP, which is over 90% of our total workforce.

Offerings. Unless the Committee establishes a different period, the ESPP shall be implemented by sequential “Offering Periods” of approximately 12 months each. The first trading day of each Offering Period shall be referred to as the “Offering Date.” The last trading day of each Offering Period shall be referred to as the “Purchase Date.” If the ESPP is approved by stockholders at the Annual Meeting, the first Offering Period shall begin on June 1, 2021, and shall end on the last trading day of May, 2022. The grant of Purchase Rights to eligible employees during any Offering Period shall be referred to as an “Offering.” Each Offering shall be in such form and will contain such terms and conditions as the Committee deems appropriate, which shall comply with the requirement of Section 423(b)(5) of the

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IRS Code that all employees granted Purchase Rights have the same rights and privileges. The terms and conditions of an Offering will be incorporated by reference into the ESPP and treated as part of the ESPP. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of the ESPP by reference in the document comprising the Offering or otherwise) the period during which the Offering will be effective, which period shall not exceed 27 months, and the substance of the provisions of the ESPP pertaining to (i) eligibility; (ii) the grant of Purchase Rights; (iii) the purchase price; (iv) participation, withdrawal, and termination; and

(v) the exercise of Purchase Rights.

Participation in the ESPP. Each eligible employee may elect to participate in the ESPP with respect to an Offering Period by completing and delivering a Participation Agreement (in a form to be provided by Origin) on or before the trading day immediately preceding the Offering Date for such Offering Period (the “Enrollment Date”). Such Participation Agreement shall authorize payroll deductions expressed as a percentage of the participant’s salary or base compensation (which must be at least 1% and no more than 5%) during the Offering Period. Each participant’s contributions will be credited to a bookkeeping account for such participant under the ESPP and be deposited with the general funds of the Company. After an Offering Period begins, a participant may deliver a revised Participation Agreement increasing deductions (subject to the 5% limitation), decreasing deductions (but not below 1%), or temporarily stopping deferrals (for at least 90 days); however, only one such change is allowed during each Offering Period. No contributions may be made other than through payroll deductions.

Grant of Purchase Rights. On each Offering Date of an Offering Period, each eligible employee will be granted a Purchase Right to purchase up to that number of shares of common stock purchasable with the payroll withholdings authorized by such participant during the Offering Period, but not to exceed the lesser of (1) the number of whole shares of common stock determined by dividing $25,000 by the Fair Market Value of a share of common stock on the Offering Date or (2) five thousand (5,000) shares of common stock.

Exercise of Purchase Rights. On the Purchase Date with respect to each Offering Period, the Purchase Rights granted pursuant to that Offering of each participant who has not withdrawn and whose participation in the Offering has not otherwise terminated will be exercised to purchase shares of common stock in accordance with such Offering. No fractional shares will be issued upon the exercise of Purchase Rights. If any amount of accumulated contributions remains in a participant’s account after the purchase of shares of common stock and such remaining amount is less than the amount required to purchase one share of common stock on the final Purchase Date of an Offering, then such remaining amount will be held in such participant’s account for the purchase of shares of common stock under the next Offering under the ESPP, unless such participant withdraws from such next Offering, as provided in the ESPP, or is not eligible to participate in such Offering, as provided in the ESPP, in which case such amount will be distributed to such participant after the final Purchase Date, without interest (unless required by applicable law).

No Purchase Rights may be exercised unless the shares of common stock to be issued upon such exercise under the ESPP are covered by an effective registration statement pursuant to the Securities Act or, in the opinion of our legal counsel, the shares of common stock are issuable pursuant to an available exemption under the Securities Act. If the ESPP is approved at the Annual Meeting, we plan to file a registration statement on Form S-8 with respect to the ESPP shares prior to commencement of the first Offering Period. No Purchase Right shall be granted or exercised in violation of any federal or state securities laws or other legal requirement.

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If the aggregate purchase of shares of common stock issuable upon exercise of Purchase Rights granted under the Offering would exceed the number of shares authorized under the ESPP, then, in the absence of any Committee action otherwise, a pro rata allocation of the shares of common stock available will be made in as nearly a uniform manner as practicable and equitable.

Purchase Price. The purchase price of shares of common stock acquired pursuant to Purchase Rights may not be less than the lesser of: (i) an amount equal to 85% of the Fair Market Value of the shares of common stock on the Offering Date; or (ii) an amount equal to 85% of the Fair Market Value of the shares of common stock on the applicable Purchase Date, as set forth in the Offering.

Withdrawal. During an Offering, a participant may cease making contributions and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company may provide. Such withdrawal may be elected at any time prior to the end of the Offering Period. Upon such withdrawal from the Offering by a participant, the Company will distribute to such participant all of his or her accumulated contributions (reduced to the extent, if any, such contributions have been used to acquire shares of common stock for the participant) during the Offering Period, and such participant’s Purchase Rights in that Offering will terminate. A participant’s withdrawal from an Offering will not affect such participant’s eligibility to participate in any other Offerings under the ESPP, but such participant will be required to deliver a new Participation Agreement in order to participate in subsequent Offerings.

Termination of Employment. A participant’s Purchase Rights granted pursuant to an Offering under the ESPP will terminate immediately upon such participant ceasing to be an employee or upon becoming otherwise ineligible. The Company will distribute to such terminated or otherwise ineligible employee all of his or her accumulated contributions (reduced to the extent, if any, such contributions have been used to acquire shares of common stock) during the Offering Period.

Restrictions on Transfer. Purchase Rights are not transferable by a participant except by will, the laws of descent and distribution, or by a beneficiary designation as provided in the ESPP. During a participant’s lifetime, Purchase Rights may be exercised only by such participant. Any attempt to assign, transfer, pledge, or otherwise dispose of such rights or amounts will be null and void and without effect.

Interest. Unless otherwise specified in an Offering, the Company will have no obligation to pay interest on contributions.

Effect of Change-in-Control. In the event of a “Change-in-Control” (as defined in the ESPP and including any merger, asset or stock sale or similar transaction), then any surviving corporation or acquiring corporation may assume our rights and obligations under the ESPP. If the surviving corporation or acquiring corporation elects not to assume our rights and obligations under the ESPP, then the expiration of the current Offering Period shall be accelerated to a date before the date that such Change-in-Control transaction is consummated.

Amendment and Termination of the ESPP. The Committee may amend or terminate the ESPP at any time, but no such amendment or termination shall adversely affect Purchase Rights previously granted without the consent of the affected participant (unless permitted by the ESPP or necessary to satisfy the requirements of Section 423 of the Internal Revenue Code or to comply with an applicable law, regulation or rule). Any amendment that would increase the number of shares authorized for purchase under the ESPP must be approved by Origin stockholders within twelve months of the date of adoption of such amendment. In the event of any stock dividend, stock split or certain other changes in our

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PROPOSAL 3: APPROVAL OF THE ORIGIN BANCORP, INC. 2021 EMPLOYEE STOCK PURCHASE PLAN

capital structure, the Committee shall make appropriate and proportionate adjustments to the number and class of shares subject to the ESPP, each Purchase Right and the purchase price.

Effective Date. The ESPP became effective on March 15, 2021, but no Purchase Rights may be exercised unless and until the ESPP has been approved by the stockholders of the Company, which approval shall be within twelve months before or after the date the ESPP was adopted by the Board.

U.S. Federal Income Tax Effects

Tax Effects for Participants. The information set forth in the paragraph below is a summary only and does not purport to be complete. In addition, the information is based upon current U.S. federal income tax rules and, therefore, is subject to change if those rules change. Moreover, because the tax consequences to any participant may depend on his or her particular situation, each participant should consult his or her tax adviser as to the federal, state, local and other tax consequences of the acquisition or disposition of common stock under the ESPP. This summary is general in nature and does not purport to be legal or tax advice.

Purchase Rights granted under the ESPP are intended to qualify for favorable federal income tax treatment associated with options granted under an “Employee Stock Purchase Plan” under Section 423 of the IRS Code. A participant will be taxed on amounts withheld by payroll deductions for the purchase of shares of common stock as if such amounts were actually received. Except as described in the preceding sentence, no income relating to Purchase Rights granted or shares purchased under the ESPP will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares.

If the stock is disposed of at least two years after the Offering Date and at least one year after the stock is transferred to the participant, then the lesser of (i) the excess of the Fair Market Value of the stock at the time of such disposition over the purchase price of such stock, or (ii) the excess of the Fair Market Value of the stock as of the grant date of such Purchase Right (typically the Offering Date) over the purchase price (applied and determined as of the grant date of such Purchase Right), will be treated as ordinary income in the year of the sale or disposition. Any additional gain upon sale or disposition will be taxed as a long-term capital gain. However, if the Fair Market Value of the stock on the date of the sale or disposition is less than the purchase price, there will be no ordinary income and any loss recognized will be a long-term capital loss.

If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the Fair Market Value of the stock on the Purchase Date over the purchase price will be treated as ordinary income at the time of such sale or disposition. Even if the stock is later disposed of for less than its Fair Market Value on the Purchase Date, the same amount of ordinary income will be attributed to the participant, and a capital loss will be recognized equal to the difference between the sales price and the Fair Market Value of the stock on such Purchase Date. The participant’s basis in the stock will be equal to the amount paid for such stock, plus any ordinary income included for such stock. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

Tax Effects for the Company. There are no federal income tax consequences to the Company by reason of the grant or exercise of Purchase Rights under the ESPP. The Company will, however, be entitled to a deduction to the extent amounts are taxed as ordinary income to a participant who disposes of the stock before the expiration of either of the holding periods described above (subject to the

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requirement of reasonableness and the satisfaction of tax reporting obligations). Any ordinary income that is required to be recognized will not be subject to income or payroll tax withholding.

New Plan Benefits

Participation in the ESPP is voluntary and depends on each eligible employee’s election to participate. Accordingly, the benefits or amounts that will be received with respect to future purchases under the ESPP are not determinable. For the same reasons, we cannot determine what benefits or amounts would have been received if the ESPP had been in place during the last completed fiscal year.

Required Vote

The approval of the adoption of the Origin Bancorp, Inc. 2021 Employee Stock Purchase Plan requires the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote at the Annual Meeting. For purposes of the approval of the ESPP, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for purposes of determining a quorum.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ORIGIN BANCORP, INC. 2021 EMPLOYEE STOCK PURCHASE PLAN.

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PROPOSAL 4: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 4: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal Snapshot

What am I voting on?

Stockholders are being asked to ratify the appointment of BKD, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. Although the Audit Committee has the sole authority to appoint the independent registered public accounting firm, as a matter of good corporate governance, the Board submits its selection of the independent registered public accounting firm to our stockholders for ratification. If our stockholders should not ratify the appointment of BKD, LLP, the Audit Committee will reconsider the appointment.

Voting recommendation:

FOR the ratification of the appointment of BKD, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

BKD, LLP has been approved by the Audit Committee of the Company to be the independent registered public accounting firm of the Company for the 2021 fiscal year and has served as the Company’s auditors since 2016. The Company has been advised by BKD, LLP that neither it nor any of its members had any financial interest, direct or indirect, in the Company nor has BKD, LLP had any connection with the Company or any of the Company’s subsidiaries in any capacity other than as an independent registered public accounting firm. Stockholder ratification of the appointment of BKD, LLP as the Company’s independent registered public accounting firm for the 2021 fiscal year is not required by the Company’s Bylaws, state law or otherwise. However, the Board is submitting the appointment of BKD, LLP to the Company’s stockholders for ratification as a matter of good corporate governance. If our stockholders fail to ratify the appointment, the Audit Committee will consider this information when determining whether to retain BKD, LLP for future services.

Representatives of BKD, LLP are expected to be in attendance at the Annual Meeting and will be afforded the opportunity to make a statement. The representatives will also be available to respond to questions.

The ratification of such appointment will require the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote at the Annual Meeting.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF BKD, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2021.

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OTHER INFORMATION

OTHER INFORMATION

Stock Ownership of Principal Stockholders, Directors and Management

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as of February 26, 2021, by (i) current directors and NEOs of the Company, (ii) each person who is known by the Company to own beneficially 5% or more of the Company’s common stock and (iii) all directors and executive officers as a group. Unless otherwise indicated, based on information furnished by such stockholders, management of the Company believes that each person has sole voting and dispositive power over the shares indicated as owned by such person.

The table below calculates the percentage of beneficial ownership based on 23,485,084 shares of common stock outstanding as of February 26, 2021. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options or other convertible or exercisable securities held by that person that are currently exercisable or convertible or exercisable or convertible within 60 days of February 26, 2021. However, we did not deem these shares outstanding for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner	Common Stock Number of Shares Beneficially Owned (#)	Percent of Class (%)
5% Holders
T. Rowe Price Associates, Inc.(1)	3,343,267	14.2
BlackRock, Inc.(2)	1,644,805	7.0
American Century Investment Management, Inc(3)	1,183,641	5.0
Directors and Named Executive Officers
Stephen Brolly(4)	14,131	*
James D’Agostino, Jr.(5) (6)	58,763	*
James Davison, Jr.(5) (7)	667,844	2.8
Richard Gallot, Jr.(5)	2,947	*
Stacy Goff(5)	2,467	*
M. Lance Hall(8)	51,191	*
Michael Jones(5)	207,597	*
Gary Luffey(5)	152,333	*
Farrell Malone(5)	6,558	*
Drake Mills(9)	283,754	1.2
Preston Moore(10)	50,978	*
F. Ronnie Myrick(5) (11)	139,987	*
George Snellings, IV(5) (12)	23,897	*
Elizabeth Solender(5) (13)	13,860	*
Steven Taylor(5)	48,572	*
All Directors and Executive Officers, as a group (15 persons)	1,724,879

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OTHER INFORMATION

* Less than 1%.

(1)	Represents shares of the Company’s common stock beneficially owned as of December 31, 2020, based on the Schedule 13G/A filed by T. Rowe Price Associates, Inc. on February 16, 2021. According to the Schedule 13G/A, T. Rowe Price Associates, Inc. has sole voting power with respect to 911,653 shares and sole dispositive power with respect to 3,343,267 shares of the Company’s common stock. The mailing address for T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.
(2)	Represents shares of the Company’s common stock beneficially owned as of December 31, 2020, based on the Schedule 13G/A filed by BlackRock, Inc. on January 29, 2021. According to the Schedule 13G, BlackRock, Inc. has sole voting power with respect to 1,613,670 shares and sole dispositive power with respect to 1,644,805 shares of the Company’s common stock. The mailing address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(3)	Represents shares of the Company’s common stock beneficially owned as of December 31, 2020, based on the Schedule 13G filed by American Century Investment Management, Inc. on February 11, 2021. According to the Schedule 13G, American Century Investment Management, Inc. has sole voting power with respect to 1,138,282 shares and sole dispositive power with respect to 1,183,641 shares of the Company’s common stock. The mailing address for American Century Investment Management, Inc. is 4500 Main Street 9th Floor, Kansas City, Missouri, 64111.
(4)	Includes 2,586 shares of unvested restricted stock and 1,796 shares held in the Origin Bancorp, Inc. Employee Retirement Plan allocated to Mr. Brolly’s account.
(5)	Includes 1,850 shares of unvested restricted stock.
(6)	Includes 18,131 shares of common stock held by Houston Trust Company. Mr. D’Agostino, Jr. serves as chairman of the board of directors and on the Investment Committee of Houston Trust Company and has shared voting and dispositive power over the shares. Mr. D’Agostino, Jr. disclaims any beneficial ownership in the shares of common stock held by Houston Trust Company, except to the extent of his pecuniary interest in Houston Trust Company. Pursuant to SEC rules, the inclusion of these securities in this proxy statement shall not be deemed an admission of beneficial ownership of all of the reported securities by any reporting person for purposes of Section 16 or for any other purpose. Additionally, his holdings include 26,544 shares held jointly by Mr. D’Agostino, Jr. and his spouse.
(7)	Includes 14,816 shares held of record by Mr. Davison’s children.
(8)	Includes 5,746 shares of unvested restricted stock and 30,326 shares held in the Origin Bancorp, Inc. Employee Retirement Plan allocated to Mr. Hall’s account.
(9)	Includes 3,466 shares held of record in an individual retirement account for his benefit, fully exercisable options to purchase 170,000 shares of common stock, 16,465 shares of unvested restricted stock and 49,218 shares held in the Origin Bancorp, Inc. Employee Retirement Plan allocated to Mr. Mills’ account.
(10)	Includes 40,002 shares held jointly by Mr. Moore and his spouse, 9,476 shares held in the Origin Bancorp, Inc. Employee Retirement Plan allocated to Mr. Moore’s account, and 1,500 shares held of record in an individual retirement account for Mr. Moore’s benefit.
(11)	Includes 8,138 shares owned by Mr. Myrick’s spouse, 35,942 shares held in an individual retirement account for his benefit, 21,140 shares owned by Myrick Investments, LLC over which Mr. Myrick exercises beneficial control, and 11,549 shares held in the Origin Bancorp, Inc. Employee Retirement Plan allocated to Mr. Myrick’s account.
(12)	Includes 3,049 shares held of record in an individual retirement account for Mr. Snellings’ benefit, 599 shares held of record in an individual retirement account for the benefit of his spouse, 1,620 shares held of record by his spouse, and an aggregate of 3,367 shares held of record by his children.
(13)	Includes 7,000 shares held of record in an individual retirement account for Ms. Solender’s benefit.

Delinquent Section 16(A) Reports

Section 16(a) of the 1934 Act requires the Company’s Directors and certain officers, as well as persons who beneficially own more than 10% of the outstanding shares of our common stock, to file reports regarding their initial stock ownership and subsequent changes to their ownership with the SEC. Based solely on a review of the reports filed for fiscal year 2020 and related written representations, we believe that all Section 16(a) reports were filed on a timely basis, except for a late filing of a Form 4 required to be filed by Michael Jones and two Forms 3 required to be filed by Preston Moore and Jim Crotwell, in each case due to administrative errors.

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ANNUAL REPORT ON FORM 10-K

ANNUAL REPORT ON FORM 10-K

Our financial statements for the fiscal year ended December 31, 2020, are included in our Annual Report on Form 10-K, which will be filed with the SEC on or about March 2, 2021. Our annual report and this proxy statement are posted on our website at www.origin.bank and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report and any exhibits thereto without charge by sending a written request to Investor Relations, Origin Bancorp, Inc., 500 South Service Road East, Ruston, Louisiana 71270. The annual report on Form 10-K includes financial statements required to be filed with the SEC pursuant to the Exchange Act for the fiscal year ended December 31, 2020, and the report thereon of BKD, LLP, the Company’s independent registered public accounting firm. The annual report is not incorporated into this proxy statement and is not considered proxy-soliciting material.

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HOUSEHOLDING OF PROXY MATERIALS

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means additional convenience for stockholders and cost savings for companies by reducing printing and postage costs.

This year, we expect that a number of brokers with account holders who are stockholders will be “householding” the Company’s proxy materials. If you have received a notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders should contact their brokers if they currently receive multiple copies of the Notice or of printed proxy materials at their addresses and would like to request “householding” of their communications or, alternatively, if such stockholder no longer wishes to participate in “householding” who would prefer to receive separate copies.

A single Notice or, if applicable, a single set of printed proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received by the Company from the affected stockholders. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice or set of printed proxy materials, please direct your written request to Corporate Secretary, at 500 South Service Road East, Ruston, Louisiana 71270, or contact the Company at (318)255-2222.

ORIGIN BANCORP, INC.

Jim Crotwell
Corporate Secretary
Ruston, Louisiana
March 12, 2021

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APPENDIX A

APPENDIX A

ORIGIN BANCORP, INC.

2021 EMPLOYEE STOCK PURCHASE PLAN

2021 Proxy Statement	A-1

APPENDIX A

	TABLE OF CONTENTS	PAGE

ARTICLE I	GENERAL	A-4
1.1	Purpose of the Plan
1.2	Compliance With Code
1.3	ERISA
1.4	Term of Plan
ARTICLE II	DEFINITIONS AND CONSTRUCTION	A-4
2.1	Definitions
2.2	Construction
ARTICLE III	ADMINISTRATION	A-6
3.1	Administration by the Committee
3.2	Policies and Procedures Established by the Committee
3.3	Delegation
3.4	Indemnification
ARTICLE IV	SHARES SUBJECT TO PLAN	A-8
4.1	Maximum Number of Shares Issuable
4.2	Adjustments for Changes in Capital Structure
ARTICLE V	ELIGIBILITY	A-8
5.1	Employees Eligible to Participate
5.2	Determination of Eligibility
ARTICLE VI	OFFERING PERIOD	A-9
6.1	Offering Periods
6.2	Maximum Offering Period
ARTICLE VII	PARTICIPATION IN THE PLAN	A-9
7.1	Initial Participation
7.2	Continued Participation
ARTICLE VIII	RIGHT TO PURCHASE SHARES	A-10
8.1	Grant of Purchase Right
8.2	Exclusion of Certain Stockholders
8.3	Calendar Year Purchase Limitation
ARTICLE IX	PURCHASE PRICE	A-10
9.1	Purchase Price
9.2	Establishment by Committee
ARTICLE X	PAYMENT OF PURCHASE PRICE	A-11
10.1	Payroll Deduction Only
10.2	Amount of Payroll Deductions
10.3	Commencement of Payroll Deductions
10.4	Election to Change or Stop Payroll Deductions
10.5	Administrative Suspension of Payroll Deductions
10.6	Participant Accounts
10.7	No Interest Paid
10.8	Voluntary Withdrawal from Plan Account

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APPENDIX A

ARTICLE XI	PURCHASE OF SHARES
11.1	Exercise of Purchase Right	A-12
11.2	Pro Rata Allocation of Shares
11.3	Delivery of Shares
11.4	Return of Cash Balance
11.5	Expiration of Purchase Right
ARTICLE XII	WITHDRAWAL FROM PLAN OR OFFERING	A-13
12.1	Voluntary Withdrawal from the Plan
12.2	Return of Payroll Deductions
ARTICLE XIII	TERMINATION OF EMPLOYMENT OR ELIGIBILITY	A-13
13.1	Termination of Participation
13.2	Return of Payroll Deductions
ARTICLE XIV	CHANGE-IN-CONTROL	A-14
14.1	Definition
14.2	Effect of Change-in-Control on Purchase Rights
ARTICLE XV	DESIGNATION OF BENEFICIARY	A-15
15.1	Designation Procedure
15.2	Absence of Beneficiary Designation
ARTICLE XVI	MISCELLANEOUS	A-15
16.1	Nontransferability of Purchase Rights
16.2	Compliance with Securities Law
16.3	Rights As a Stockholder and Employee
16.4	Notification of Disposition of Shares
16.5	Indebtedness to Company
16.6	Notices
16.7	Amendment or Termination of the Plan
16.8	Effective Date
16.9	Governing Law
16.10	Headings, etc., No Part of Plan

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APPENDIX A

ORIGIN BANCORP, INC.

2021 EMPLOYEE STOCK PURCHASE PLAN

ORIGIN BANCORP, INC., a Louisiana corporation (the “Company”) hereby establishes the ORIGIN BANCORP, INC. 2021 EMPLOYEE STOCK PURCHASE PLAN (the “Plan”) to be effective March 15, 2021.

ARTICLE I
GENERAL

1.1        Purpose of the Plan. The purpose of the Plan is to encourage and enable Eligible Employees of the Company and its Subsidiaries to acquire proprietary interests in the Company through the ownership of Stock. The Company, by means of the Plan, seeks to retain the services of Eligible Employees, to secure and retain the services of new Employees and to provide incentive for such persons to exert maximum efforts for the success of the Company and its Subsidiaries.

1.2        Compliance With Code. It is the intention of the Company to have this Plan and the Purchase Rights granted pursuant to this Plan satisfy the requirements for “employee stock purchase plans” that are set forth under Section 423 of the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder (the “IRS Code”).

1.3        ERISA. The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (ERISA).

1.4       Term of Plan. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued.

ARTICLE II
DEFINITIONS AND CONSTRUCTION

2.1       Definitions. Any term not expressly defined in the Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a)        “Board” means the Board of Directors of the Company.

(b)        “Committee” means the Compensation Committee or other committee or subcommittee of the Board to which the Board duly designates administration of the Plan and having such powers as specified by the Board, or, if no committee or subcommittee is then serving, the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers to administer the Plan as set forth herein, subject to any applicable limitations imposed by law.

(c)       “Company” means Origin Bancorp, Inc., a Louisiana corporation, or any successor corporation thereto.

(d)        “Compensation” means, with respect to any Offering Period, only the base salary or base compensation of the Participant paid during such period, and shall not include any commissions, bonuses, overtime, or any deferrals under Sections 401(k) or 125 of the Code. Compensation shall be limited to amounts actually payable in cash directly to the Participant during the Offering Period.

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(e)        “Eligible Employee” means an Employee who meets the requirements set forth in ARTICLE V for eligibility to participate in the Plan.

(f)        “Employee” means any person who is employed for purposes of Section 423(b)(4) of the Code by the Company or a Subsidiary. Services solely as a director of the Company or a Subsidiary, or payment of a fee for such services, shall not cause a director to be considered an Employee for purposes of the Plan. A Participant shall be deemed to have ceased to be an Employee upon his or her actual termination of employment with the Company and all Subsidiaries thereof. For purposes of the Plan, an employment relationship will be treated as continuing intact while the individual is on military leave, sick leave, or other bona fide leave of absence that is approved by the Company or a Subsidiary or that is legally protected under applicable laws. Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated three (3) months and one (1) day following the commencement of such leave.

(g)        “Enrollment Date” means the last Trading Day prior to the Offering Date of an Offering Period or such earlier date as the Company shall establish.

(h)        “Fair Market Value” means, as of any date:

(i)        If the shares of Stock are actively traded on any national securities exchange or any nationally recognized quotation or market system (including, without limitation Nasdaq), Fair Market Value shall mean the closing price of the Stock on such date or, if such exchange was not open for trading on such date, on the trading day immediately preceding such date, as reported by any such exchange or system selected by the Committee on which the shares of Stock are then traded.

(ii)        If the shares of Stock are not actively traded on any such exchange or system, Fair Market Value shall mean the average of the closing high bid and low asked prices of the Stock on the over-the-counter market on such day, or in the absence of closing bids on such day, the closing bids on the next preceding day on which there were bids.

(iii)       If the shares of Stock are not actively traded or reported on any exchange or system or over-the-counter markets, Fair Market Value shall mean the fair market value of a share of Stock as determined in good faith by the Committee taking into account such facts and circumstances deemed to be material by the Committee to the value of the Stock in the hands of the Participant, including but not limited to opinions of independent experts, the price at which recent sales have been made, the book value of the Stock and the Company’s current and future earnings.

(i)         “Human Resources” means the [Human Resources Department] of Origin Bank, a Louisiana state-chartered bank and Subsidiary of the Company.

(j)         “Offering” means the grant of Purchase Rights to purchase shares of Stock pursuant to the Plan to Eligible Employees. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of the Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering will be effective, and the substance of the provisions of the Plan pertaining to (i) eligibility; (ii) the grant of Purchase Rights; (iii) the Purchase Price; (iv) participation, withdrawal, and termination; and (v) the exercise of Purchase Rights.

(k)        “Offering Date” means, for any Offering, the first day of the Offering Period.

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(l)         “Offering Period” means the period established in advance by the Committee during which payroll deductions shall be collected to purchase Stock pursuant to an Offering under the Plan as provided in ARTICLE VI.

(m)      “Participant” means an Eligible Employee who has become a participant in an Offering Period in accordance with ARTICLE VII and remains a participant in accordance with the Plan.

(n)        “Participation Agreement” means a written agreement in such form as specified by the Company, which states an Employee’s election to participate in the Plan, indicates the level of contribution expressed in whole percentages of the Employee’s Compensation, and authorizes payroll deductions under the Plan from the Employee’s Compensation.

(o)        “Purchase Date” means, for any Offering Period, the last Trading Day of such period.

(p)        “Purchase Price” means the price at which a share of Stock may be purchased under the Plan, as determined in accordance with ARTICLE IX.

(q)        “Purchase Right” means an option granted to a Participant pursuant to the Plan to purchase such shares of Stock as provided in ARTICLE VIII, which the Participant may or may not exercise during the Offering Period in which such option is outstanding.

(r)        “Stock” means the Five Dollar ($5.00) per share par value common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

(s)        “Subsidiary” means any corporation, bank or other corporate entity (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(t)         “Trading Day” means a day on which the national securities exchanges or Nasdaq Stock Market are open for trading.

2.2       Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular and the masculine pronouns shall include the feminine. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

ARTICLE III
ADMINISTRATION

3.1       Administration by the Committee. The Plan shall be administered by the Committee. Without limiting the authority of the Committee, it shall have the authority to perform the following functions:

(a)        Determine how and when Purchase Rights will be granted and the provisions of each Offering of such Purchase Rights (provided, however, that all Participants granted Purchase Rights pursuant to the Plan have the same “rights and privileges” within the meaning of Section 423(b)(5) of the Code);

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(b)        Construe and interpret the ESPP and Purchase Rights, and establish, amend, and revoke rules and regulations for the proper administration of the Plan (as described in Section 3.2 below), and correct any defect, omission, or inconsistency in the Plan, in a manner and to the extent it deems necessary or expedient to make the Plan fully effective;

(c)        Settle all controversies regarding the Plan and Purchase Rights granted under it;

(d)        Suspend or terminate the Plan at any time;

(e)        Delegate its authority to perform day-to-day functions as prescribed in Section 3.3 below; and

(f)         Exercise such powers and perform such acts as it deems necessary or expedient to promote the best interests of the Company and to carry out the intent that the Plan satisfy the requirements of Section 423 of the Code.

Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or any agreement thereunder shall be final, binding and conclusive upon all persons having an interest therein.

3.2       Policies and Procedures Established by the Committee. The Committee may, from time to time, consistent with the Plan, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Committee, in its discretion, for the proper administration of the Plan, including, without limitation, (a) a minimum payroll deduction amount required for participation in an Offering, (b) a limitation on the frequency or number of changes permitted in the rate of payroll deduction during an Offering, (c) a payroll deduction greater than or less than the amount designated by a Participant in order to adjust for the Company’s delay or mistake in processing a Participation Agreement or in otherwise effecting a Participant’s election under the Plan or as advisable to comply with the requirements of Section 423 of the Code, and (d) determination of the date and manner by which the Fair Market Value of a share of Stock is determined for purposes of administration of the Plan. All such actions by the Committee with respect to the Plan shall be consistent with the requirement under Section 423(b)(5) of the Code that all Participants granted Purchase Rights pursuant to the Plan shall have the same rights and privileges within the meaning of such Section.

3.3        Delegation. The Committee may, from time to time, delegate certain of its administrative duties and authorities to other committees, subcommittees, departments and/or personnel of the Company or a Subsidiary. Notwithstanding the provisions of Section 3.1, certain day-to-day administrative duties have been specifically delegated, under the provisions of this Plan document, to Human Resources, and Human Resources shall perform said duties on behalf of the Committee and in accordance with the rules and regulations adopted by the Committee. The Committee and Human Resources may use such other resources, including third party vendors, in performing their duties hereunder.

3.4       Indemnification. In addition to such other rights of indemnification as they may have as members of the Board, Committee or officers or employees of the Company or a Subsidiary, members of the Board, the Committee and any officers or employees of the Company or a Subsidiary to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with

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APPENDIX A

the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

ARTICLE IV
SHARES SUBJECT TO PLAN

4.1       Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued pursuant to Purchase Rights under the Plan shall not exceed, in the aggregate, one million (1,000,000) shares of Stock. Such Stock shall consist of authorized but unissued or reacquired shares of Stock, or any combination thereof. If an outstanding Purchase Right for any reason expires or is terminated or canceled, the shares of Stock allocable to the unexercised portion of that Purchase Right shall again be available for issuance under the Plan.

4.2        Adjustments for Changes in Capital Structure. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, or in the event of any merger (including a merger effected for the purpose of changing the Company’s domicile), sale of assets or other reorganization in which the Company is a party, appropriate and proportionate adjustments shall be made in the number and class of shares subject to the Plan and each Purchase Right, and in the Purchase Price. If a majority of the shares of the same class as the shares subject to outstanding Purchase Rights are exchanged for, converted into, or otherwise become shares of another corporation or other corporate entity, the Committee may unilaterally amend the outstanding Purchase Rights to provide that such Purchase Rights are exercisable for shares of such other entity. In the event of any such amendment, the number of shares subject to, and the Purchase Price of, the outstanding Purchase Rights shall be adjusted in a fair and equitable manner, as determined by the Committee, in its discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the Purchase Price be decreased to an amount less than the par value, if any, of the stock subject to the Purchase Right. The adjustments determined by the Committee pursuant to this Section 4.2 shall be final, binding and conclusive.

ARTICLE V
ELIGIBILITY

5.1       Employees Eligible to Participate. Other than those Employees who are ineligible under Section 8.2 or other provisions of the Plan, all Employees of the Company and/or its Subsidiaries are eligible to participate in the Plan (“Eligible Employees”). Eligible Employees must have been employed by the Company and/or a Subsidiary for a continuous period of at least ninety (90) days ending on the Offering Date in order to participate in the Plan during the Offering Period beginning on such date. The Committee may, in its discretion, make any change to the eligibility requirements in this Section 5.1 so long as such requirements comply with Section 423 of the Code.

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5.2       Determination of Eligibility. Unless the Committee makes a contrary determination, Human Resources shall determine, in good faith, and in the exercise of its discretion, whether an individual has become or has ceased to be an Employee or an Eligible Employee and the effective date of such individual’s attainment or termination of such status, as the case may be. For purposes of an individual’s participation in or other rights, if any, under the Plan as of the time of such determination, all such determinations by Human Resources or the Committee shall be final, binding and conclusive, notwithstanding that any court of law or governmental agency subsequently makes a contrary determination.

ARTICLE VI
OFFERING PERIOD

6.1       Offering Periods. Unless otherwise established by the Committee, the Plan shall be implemented by sequential Offering Periods of approximately twelve (12) months duration each. The Committee may establish staggered Offering Periods to run simultaneously. In no event, however, shall more than two Offering Periods run simultaneously. The first Offering Period shall begin on June 1, 2021 and end on the last Trading Day of May, 2022. Subsequent Offering Periods shall begin on the first Trading Day of the month immediately following the close of each Offering Period and shall end on the last Trading Day of the twelfth (12th) month thereafter.

6.2       Maximum Offering Period. Notwithstanding the foregoing, the Committee may establish a different duration for one or more Offering Periods or different commencing or ending dates for such Offering Periods; provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months.

ARTICLE VII
PARTICIPATION IN THE PLAN

7.1       Initial Participation. An Eligible Employee may become a Participant in an Offering Period by delivering a properly completed Participation Agreement to Human Resources not later than the close of business on the Enrollment Date with respect to such Offering Period. An Eligible Employee who does not deliver a properly completed Participation Agreement to Human Resources on or prior to the Enrollment Date for an Offering Period shall not participate in the Plan for that Offering Period or for any subsequent Offering Period unless the Eligible Employee subsequently delivers a properly completed Participation Agreement to Human Resources on or before the Enrollment Date for such subsequent Offering Period. An Employee who becomes an Eligible Employee within the 90-day period ending on the Offering Date of an Offering Period shall not be eligible to participate in that Offering Period but may participate in any subsequent Offering Period provided the Employee is still an Eligible Employee as of the Offering Date of such subsequent Offering Period. In no event may an Eligible Employee participate in an Offering Period while simultaneously participating in another Offering Period that previously commenced under the Plan.

7.2        Continued Participation. A Participant shall automatically participate in the next Offering Period commencing immediately after the Purchase Date of each Offering Period in which the Participant participates provided that the Participant remains an Eligible Employee on the Offering Date of the new Offering Period and has not either (a) withdrawn from the Plan pursuant to Section 12.1, or (b)

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terminated employment as provided in ARTICLE XIII. A Participant who may automatically participate in a subsequent Offering Period, as provided in this Section, is not required to deliver any additional Participation Agreement for the subsequent Offering Period in order to continue participation in the Plan. However, a Participant may deliver a new Participation Agreement for a subsequent Offering Period in accordance with the procedures set forth in Section 7.1 if the Participant desires to change any of the elections contained in the Participant’s then effective Participation Agreement.

ARTICLE VIII

RIGHT TO PURCHASE SHARES

8.1       Grant of Purchase Right. Except as otherwise specified by the Committee prior to such date, on the Offering Date of each Offering Period, each Participant in that Offering Period shall be automatically granted a Purchase Right consisting of an option to purchase the lesser of (a) that number of whole shares of Stock determined by dividing Twenty-Five Thousand Dollars ($25,000) by the Fair Market Value of a share of Stock on such Offering Date or (b) five thousand (5,000) shares of Stock. No Purchase Right shall be granted on an Offering Date to any person who is not, on such Offering Date, an Eligible Employee.

8.2       Exclusion of Certain Stockholders. Notwithstanding any provision of the Plan to the contrary, no Eligible Employee or Participant shall be granted a Purchase Right under the Plan if, immediately after such grant, the Employee or Participant would own or hold options to purchase stock of the Company or of any of its Subsidiaries possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, as determined in accordance with Section 423(b)(3) of the Code. For purposes of this Section 8.2, the attribution rules of Section 424(d) of the IRC Code shall apply in determining the stock ownership of such Employee or Participant.

8.3       Calendar Year Purchase Limitation. Notwithstanding any provision of the Plan to the contrary, no Participant shall be granted a Purchase Right which permits his or her right to purchase shares of Stock under the Plan to accrue at a rate which, when aggregated with such Participant’s rights to purchase shares under all other employee stock purchase plans of the Company and/or its Subsidiaries intended to meet the requirements of Section 423 of the Code, exceeds Twenty-Five Thousand Dollars ($25,000) in Fair Market Value (or such other limit, if any, as may be imposed by the Code) for each calendar year in which such Purchase Right is outstanding at any time. For purposes of the preceding sentence, the Fair Market Value of shares purchased during a given Offering Period shall be determined as of the Offering Date for such Offering Period. The limitation described in this Section shall be applied in conformance with applicable regulations under Section 423(b)(8) of the Code.

ARTICLE IX
PURCHASE PRICE

9.1       Purchase Price. Subject to Section 9.2, the Purchase Price of a share of Stock on each Purchase Date shall be the lower of (a) eighty-five percent (85%) of the Fair Market Value of a share of Stock on the Offering Date of the Offering Period in which such Purchase Date occurs, or (b) eighty-five percent (85%) of the Fair Market Value of a share of Stock on the Purchase Date.

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9.2       Establishment by Committee. Notwithstanding Section 9.1, the Purchase Price at which each share of Stock may be acquired in an Offering Period upon the exercise of all or any portion of a Purchase Right shall be established by the Committee; provided, however, that the Purchase Price on each Purchase Date shall not be less than the amount determined under Section 9.1.

ARTICLE X

PAYMENT OF PURCHASE PRICE

10.1     Payroll Deduction Only. Except as expressly provided herein, shares of Stock acquired pursuant to the exercise of all or any portion of a Purchase Right may be paid for only by means of payroll deductions from the Participant’s Compensation accumulated during the Offering Period for which such Purchase Right was granted. In no event may any portion of the Purchase Price be paid through any contribution by or on behalf of any Participant other than payroll deductions.

10.2     Amount of Payroll Deductions. Except as otherwise provided herein, the amount to be deducted from a Participant’s Compensation on each payday during an Offering Period and held for payment of the Purchase Price hereunder shall be determined by the Participant’s Participation Agreement. The Participation Agreement shall set forth the percentage of the Participant’s Compensation to be deducted on each payday during an Offering Period in whole percentages of not less than one percent (1%) or more than five percent (5%). The Committee may change the foregoing limits on payroll deductions effective as of any Offering Date.

10.3     Commencement of Payroll Deductions. Payroll deductions shall commence on the first payday following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided herein.

10.4     Election to Change or Stop Payroll Deductions. During an Offering Period, a Participant may elect to increase or decrease the rate of or to temporarily or permanently stop deductions from his or her Compensation by delivering to the Committee an amended Participation Agreement authorizing such change. No such change may increase the Participant’s deferral above five percent (5%) or decrease his or her deferral below one percent (1%) (or such other maximum and/or minimum deferral limits as have been established by the Committee for the Offering Period) unless such Participant withdraws from the Plan as provided in Section 12.1. The amended Participation Agreement must be delivered to Human Resources at least ten (10) days preceding the beginning of the first pay period for which such election is to be effective, unless a different date is established by the Committee and announced to the Participants. A Participant shall be allowed to elect to change the amount of his or her deferrals or temporarily stop deferrals only once during an Offering Period. If a Participant elects to temporarily stop deferrals, the temporary period for which such deferrals are stopped must be at least ninety (90) days. The Committee may change the foregoing requirements applicable to payroll deductions effective as of any Offering Date.

10.5     Administrative Suspension of Payroll Deductions. The Company may, in its sole discretion, suspend a Participant’s payroll deductions under the Plan as the Company deems advisable to avoid accumulating payroll deductions or contributions in excess of the amount that could reasonably be anticipated to purchase the maximum number of shares of Stock permitted (a) under the Participant’s Purchase Right or (b) during a calendar year under the limit set forth in Section 8.3. Payroll deductions shall be resumed at the rate specified in the Participant’s then effective Participation Agreement at the beginning of the next Offering Period the Purchase Date of which falls in the following calendar year,

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provided that the individual is a Participant in such Offering Period, unless the Participant has either withdrawn from the Plan as provided in Section 12.1 or has ceased to be an Eligible Employee.

10.6     Participant Accounts. Individual bookkeeping accounts shall be maintained for each Participant. All payroll deductions from a Participant’s Compensation shall be credited to such Participant’s Plan account and shall be deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

10.7     No Interest Paid. Interest shall not be paid on sums deducted from a Participant’s Compensation pursuant to the Plan; provided, however, that upon a determination by the Committee, the Company may elect to pay interest (without an obligation to do so) on sums previously deducted from a Participant’s Compensation in the event that the Company unilaterally returns such sums to the Participant prior to the end of an Offering Period.

10.8     Voluntary Withdrawal from Plan Account. A Participant may withdraw all or a portion of the payroll deductions credited to his or her Plan account and not previously applied toward the purchase of Stock by delivering to the Human Resources a written notice on a form provided by the Committee for such purpose. Amounts withdrawn shall be returned without interest to the Participant as soon as practicable after the Human Resource’s receipt of the notice of withdrawal and may not be redeposited to the Plan or applied to the purchase of shares in any Offering under the Plan. The Committee may from time to time establish or change limitations on the frequency of withdrawals permitted under this Section, establish a minimum dollar amount that must be retained in the Participant’s Plan account, or terminate the withdrawal right provided by this Section.

ARTICLE XI
PURCHASE OF SHARES

11.1     Exercise of Purchase Right. On each Purchase Date of an Offering Period, each Participant who has not withdrawn from the Plan and whose participation in the Offering has not otherwise terminated before such Purchase Date shall automatically acquire, pursuant to the exercise of the Participant’s Purchase Right, the number of whole shares of Stock determined by dividing (a) the total amount of the Participant’s payroll deductions accumulated in the Participant’s Plan account by (b) the Purchase Price. However, in no event shall the number of shares purchased by the Participant during an Offering Period exceed the number of shares subject to the Participant’s Purchase Right. No shares of Stock shall be purchased on a Purchase Date on behalf of a Participant whose participation in the Offering or the Plan has terminated before such Purchase Date.

11.2      Pro Rata Allocation of Shares. If the number of shares of Stock which might be purchased by all Participants in the Plan on a Purchase Date exceeds the number of shares of Stock available in the Plan as provided in Section 4.1, the Committee shall make a pro rata allocation of the remaining shares in as uniform a manner as practicable and as the Committee determines to be equitable. Any fractional share resulting from such pro rata allocation to any Participant shall be disregarded.

11.3      Delivery of Shares. As soon as practicable after each Purchase Date, the Company shall arrange for the appropriate entry on the books and records of the Company or of a duly authorized transfer agent of the Company evidencing such shares of Stock purchased by the Participant on such Purchase Date; provided that the Company may at its option deliver certificates representing such shares. Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant, or if

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requested by the Participant, in the name of the Participant or his or her spouse, or, if applicable, in the names of the heirs of the Participant.

11.4     Return of Cash Balance. Any cash balance remaining in a Participant’s Plan account following any Purchase Date shall be refunded to the Participant as soon as practicable after such Purchase Date. However, if the cash balance to be returned to a Participant pursuant to the preceding sentence is less than the amount that would have been necessary to purchase an additional whole share of Stock on such Purchase Date and if such Participant continues to participate in the subsequent Offering Period, the Company may retain the cash balance in the Participant’s Plan account to be applied toward the purchase of shares of Stock in the subsequent Offering Period, as the case may be.

11.5     Expiration of Purchase Right. Any portion of a Participant’s Purchase Right remaining unexercised after the end of the Offering Period to which the Purchase Right relates shall expire immediately upon the end of the Offering Period.

ARTICLE XII

WITHDRAWAL FROM PLAN OR OFFERING

12.1     Voluntary Withdrawal from the Plan. A Participant may withdraw from the Plan by signing and delivering to Human Resources a written notice of withdrawal on a form provided by the Company for this purpose. Such withdrawal may be elected at any time prior to the end of an Offering Period; provided, however, that if a Participant withdraws from the Plan after a Purchase Date, the withdrawal shall not affect shares of Stock acquired by the Participant on such Purchase Date. A Participant who voluntarily withdraws from the Plan is prohibited from resuming participation in the Plan in the same Offering Period from which he or she withdrew, but may participate in any subsequent Offering Period by again satisfying the requirements of ARTICLE V and Section 7.1. The Company may impose, from time to time, a requirement that the notice of withdrawal from the Plan be on file with the Committee for a reasonable period prior to the effectiveness of the Participant’s withdrawal.

12.2     Return of Payroll Deductions. Upon a Participant’s voluntary withdrawal from the Plan pursuant to Section 12.1, the Participant’s accumulated payroll deductions which have not been applied toward the purchase of shares of Stock shall be refunded to the Participant as soon as practicable after the withdrawal, without the payment of any interest, and the Participant’s interest in the Plan or the Offering, as applicable, shall terminate. Such accumulated payroll deductions to be refunded in accordance with this Section may not be applied to any other Offering under the Plan.

ARTICLE XIII

TERMINATION OF EMPLOYMENT OR ELIGIBILITY

13.1     Termination of Participation. Upon a Participant’s ceasing, prior to a Purchase Date, to be an Employee of the Company and all Subsidiaries for any reason, including retirement, disability or death, or upon the failure of a Participant to remain an Eligible Employee, the Participant’s participation in the Plan shall terminate immediately. A Participant whose participation has been so terminated may again become eligible to participate in the Plan by satisfying the requirements of ARTICLE V and Section 7.1.

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13.2     Return of Payroll Deductions. In the event of termination as provided under Section 13.1, the Participant’s accumulated payroll deductions which have not been applied toward the purchase of shares of Stock shall, as soon as practicable, be returned to the Participant or, in the case of the Participant’s death, to the Participant’s beneficiary designated in accordance with ARTICLE XV, if any, or legal representative, and all of the Participant’s rights under the Plan shall terminate. Interest shall not be paid on sums returned pursuant to this Section 13.2.

ARTICLE XIV
CHANGE IN CONTROL

14.1     Definition. “Change-in-Control” shall mean, with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company, occurring singly or in a series of related events (any of the above, a “Transaction”) wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of a Transaction described in Section 14.1(iii), the corporation or other business entity to which the assets of the Company were transferred (the “Transferee”), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Committee shall have the right to determine whether multiple sales or exchanges of the voting securities of the Company or multiple events are related, and its determination shall be final, binding and conclusive.

14.2     Effect of Change-in-Control on Purchase Rights. In the event of a Change-in-Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiring Corporation”), may, without the consent of any Participant, assume the Company’s rights and obligations under the Plan. If the Acquiring Corporation elects not to assume the Company’s rights and obligations under the Plan, the Purchase Date of the then current Offering Period shall be accelerated to a date before the date of the Change-in-Control specified by the Committee, but the number of shares of Stock subject to outstanding Purchase Rights shall not be adjusted. All Purchase Rights which are neither assumed by the Acquiring Corporation in connection with the Change-in-Control nor exercised as of the date of the Change-in-Control shall terminate and cease to be outstanding effective as of the date of the Change-in-Control and all Participants’ accumulated payroll deductions which have not been applied toward the purchase of shares of Stock shall, as soon as practicable, be returned to the Participants. Interest shall not be paid on sums returned pursuant to this Section.

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APPENDIX A

ARTICLE XV
DESIGNATION OF BENEFICIARY

15.1     Designation Procedure. Each Participant may file a written designation of beneficiary with Human Resources; and, unless restricted by community property law or other state law restricting distributions at death, such beneficiary will receive (a) shares of Stock and cash, if any, from the Participant’s Plan account if the Participant dies subsequent to a Purchase Date but prior to delivery to the Participant of such shares of Stock and cash or (b) cash, if any, from the Participant’s Plan account if the Participant dies prior to the exercise of the Participant’s Purchase Right. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation shall be subject to the consent of the Participant’s spouse. A Participant may change his or her beneficiary designation at any time by written notice to the Company.

15.2     Absence of Beneficiary Designation. If a Participant dies without an effective designation pursuant to Section 15.1 of a beneficiary who is living at the time of the Participant’s death, the Company shall deliver any shares of Stock and/or cash credited to the Participant’s Plan account to the Participant’s legal representative.

ARTICLE XVI
MISCELLANEOUS

16.1     Nontransferability of Purchase Rights. Neither payroll deductions credited to a Participant’s Plan account nor a Participant’s Purchase Right may be assigned, transferred, pledged or otherwise disposed of in any manner other than as provided by the Plan or by will or the laws of descent and distribution. (A beneficiary designation pursuant to ARTICLE XV shall not be treated as a disposition for this purpose.) Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan as provided in Section 12.1. A Purchase Right shall be exercisable during the lifetime of the Participant only by the Participant.

16.2     Compliance with Securities Law. The issuance of shares under the Plan shall be subject to compliance with all applicable requirements of federal, state, local and foreign law with respect to such securities. A Purchase Right may not be granted or exercised if the grant of such Purchase Right or issuance of shares upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any securities exchange or market system upon which the Stock may then be listed. In addition, no Purchase Right may be exercised unless (a) a registration statement under the Securities Act of 1933, as amended, shall at the time of exercise of the Purchase Right be in effect with respect to the shares issuable upon exercise of the Purchase Right, or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of said Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to grant such Purchase Right or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the grant or exercise of a Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

2021 Proxy Statement	A-15

APPENDIX A

16.3     Rights As a Stockholder and Employee. A Participant shall have no rights as a stockholder by virtue of the Participant’s participation in the Plan until the date of the issuance of a certificate for the shares of Stock purchased pursuant to the exercise of the Participant’s Purchase Right (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued. Nothing herein shall confer upon a Participant any right to continue in the employ of the Company or any Subsidiary nor interfere in any way, in compliance with applicable laws, with any right of the Company or any Subsidiary to terminate the Participant’s employment at any time.

16.4     Notification of Disposition of Shares. The Company may require the Participant to give the Company prompt notice of any disposition of shares acquired by exercise of a Purchase Right. The Company may require that until such time as a Participant disposes of shares acquired upon exercise of a Purchase Right, the Participant shall hold all such shares in the Participant’s name (or, if elected by the Participant, in the name of the Participant and his or her spouse but not in the name of any nominee) until the later of two (2) years after the date of grant of such Purchase Right or one (1) year after the date of exercise of such Purchase Right. The Company may direct that the certificates evidencing shares acquired by exercise of a Purchase Right refer to such requirement to give prompt notice of disposition.

16.5     Indebtedness to Company. Notwithstanding any provision of this Agreement, if at any time a Participant is entitled to a distribution of his or her accumulated payroll deductions for any reason, whether due to a voluntary withdrawal pursuant to Section 12.1 or termination under Section 13.1 or otherwise, the Participant is indebted to the Company or a Subsidiary in any amount and for any reason, including but not limited to embezzlement, such participant’s accumulated payroll deductions shall first be applied to repay such indebtedness to the Company and/or its Subsidiaries, unless otherwise prohibited by law. Any excess accumulated payroll deductions shall be refunded to the Participant as soon as practicable.

16.6     Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Committee at the location, or by the person, designated by the Committee for the receipt thereof.

16.7     Amendment or Termination of the Plan. The Committee may at any time amend or terminate the Plan, except that no such amendment or termination may adversely affect a Purchase Right previously granted under the Plan without the consent of the Participant, except to the extent permitted by the Plan or as may be necessary to qualify the Plan as an “employee stock purchase plan” pursuant to Section 423 of the Code, to meet the requirements for the tax benefits provided in Section 423(c) of the Code, or to comply with any applicable law, regulation or rule. In addition, an amendment to the Plan must be approved by the stockholders of the Company within twelve (12) months of the adoption of such amendment if such amendment would authorize the sale of more shares than are then authorized for issuance under the Plan. This Plan shall automatically terminate on the first anniversary of its adoption by the Board if not approved by the stockholders of the Company on or prior to such date.

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APPENDIX A

16.8     Effective Date. The Plan shall become effective on March 15, 2021; however no Purchase Rights shall be exercised unless and until the Plan has been approved by the stockholders of the Company pursuant to Section 423 of the Code, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

16.9     Governing Law. Except to the extent governed by the provisions of Section 423 of the Code and the Treasury Regulations and guidance thereunder, the Plan shall be governed by and construed in accordance with the laws of the State of Louisiana, without regard to conflict of laws principles.

16.10   Headings, etc., No Part of Plan. Headings of Articles and Sections hereof are inserted for convenience and reference; they do not constitute part of the Plan.

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APPENDIX A

IN WITNESS WHEREOF, the Company has caused the Plan to be executed by its officers thereunto duly authorized and attested as of the date first-noted above.

ATTEST:	ORIGIN BANCORP, INC.

By:	By:
Name:
Title:

A-18	2021 Proxy Statement

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945 Address Change? Mark box, sign, and indicate changes below: TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD. 1. Election of directors: The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 1 James D’Agostino, Jr. 07 Michael Jones 2 James Davison, Jr. 08 Gary Luffey 3 A. La’Verne Edney 09 Farrell Malone Please fold here - Do not separate 04 Meryl Farr 10 Drake Mills 05 Richard Gallot, Jr. 11 Elizabeth Solender 06 Stacey Goff 12 Steven Taylor 2. Approve, on a non-binding advisory basis, the compensation of our named executive officers (“NEOs”) for 2020 (the “Say-on-Pay Proposal”). 3. Approve the Origin Bancorp, Inc. 2021 Employee Stock Purchase Plan (“ESPP”). 4. Ratify the appointment of BKD, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS SPECIFIED WHEN THE DULY EXECUTED PROXY CARD IS RETURNED, SUCH SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS. The undersigned hereby acknowledges receipt of a copy of the accompanying Annual Report and Proxy Statement and hereby revokes any proxy or proxies heretofore given. Please complete, date and sign as your account name appears on this Proxy Card and return this Proxy Card in the enclosed envelope. If acting as executor, administrator, trustee, guardian or in a similar capacity, you should so indicate when signing. If the person signing is a corporation, partnership or other entity, please sign the full name of the corporation, partnership or other entity by a duly authorized officer, partner or other person. If the shares are held jointly, each stockholder named should sign this Proxy Card. Date Signature(s) in Box Please sign exactly as your name(s) appears on the Proxy Card. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include the title and authority. Corporations should provide the full name of the corporation and the title of the authorized officer signing the Proxy Card.

ORIGIN BANCORP, INC. ANNUAL MEETING OF STOCKHOLDERS Wednesday, April 28, 2021 12:00 p.m. Central Time To register for the virtual meeting, please follow the instructions below: o Visit register.proxypush.com/obnk on your smartphone, tablet or computer. You will need the latest versions of Chrome, Safari, Internet Explorer, Edge or Firefox. Please ensure your browser is compatible. o As a stockholder, you will then be required to enter your control number which is located in the upper right hand corner of this proxy card. After registering, you will receive a confirmation email. Approximately one hour prior to the start of the meeting an email will be sent to the email address you provided during registration with a unique link to the virtual meeting. Origin Bancorp, Inc. 500 South Service Road East Ruston, Louisiana 71270 proxy This Proxy is solicited on behalf of the Board of Directors of Origin Bancorp, Inc. (the “Company”). The undersigned stockholder of the Company hereby appoints Drake Mills and James D’Agostino, Jr., and each of them, as Proxy, each with the power to appoint his substitute, and hereby authorizes each such Proxy to represent and to vote, as designated using one of the options below, all the shares of common stock, par value $5.00 per share, of the Company which the undersigned would be entitled to vote if present at the Annual Meeting of stockholders to be held on Wednesday, April 28, 2021 at 12:00 p.m., Central Time (the “Meeting”), or any adjournment(s) or postponement(s) thereof, and at his discretion, each Proxy is authorized to vote upon such other business as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof. Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your Internet or telephone vote authorizes the named Proxies to vote your shares in the same manner as if you completed, signed and returned your proxy card. www.proxypush.com/obnk 1-866-883-3382 Complete, sign and date your Use the Internet to vote your proxy Use a touch-tone telephone to proxy card and return it in the up until the time of the meeting. vote your proxy up until the pre-addressed postage-paid Scan code on front for mobile voting. time of the meeting. envelope provided. The Company must receive your proxy via mail no later than April 27, 2021. For shares of common stock held under the Employee Retirement Plan, you must vote your proxy no later than 11:59 p.m. (CT) on April 25, 2021. If you vote your proxy by Internet or by telephone and received a paper proxy card, you do NOT need to mail back your Proxy Card.